Execution Version

$4,500,000,000.00
REVOLVING CREDIT AGREEMENT

dated as of June 13, 2025,

among

CARNIVAL CORPORATION,
as Lead Borrower,

CARNIVAL PLC,
as Co-Borrower,

THE SUBSIDIARY GUARANTORS PARTY HERETO,

THE LENDERS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,
as Joint Lead Arranger, Joint Bookrunner, and Global Coordinator,

BANK OF AMERICA, N.A., BARCLAYS BANK PLC, BNP PARIBAS, CITIBANK, N.A., GOLDMAN SACHS BANK USA, GOLDMAN SACHS LENDING PARTNERS LLC, INTESA SANPAOLO S.P.A., NEW YORK BRANCH, LLOYDS BANK PLC, MIZUHO BANK, LTD., MORGAN STANLEY SENIOR FUNDING, INC., PNC CAPITAL MARKETS, LLC, SUMITOMO MITSUI BANKING CORPORATION, TRUIST SECURITIES, INC. AND WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Joint Lead Arrangers, Joint Bookrunners and Co-Syndication Agents,

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, CITIZENS BANK, N.A., COMMERZBANK AG, NEW YORK BRANCH, CREDIT AGRICOLE CORPORATE & INVESTMENT BANK, KFW IPEX-BANK GMBH, NATIONAL WESTMINSTER BANK PLC AND THE BANK OF NOVA SCOTIA,
as Co-Documentation Agents,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

- ii –

- iii –

- iv –

Exhibits and Schedules
Exhibit A    Form of Assignment and Acceptance
Exhibit B    Form of Administrative Questionnaire
Exhibit C    Form of Solvency Certificate
Exhibit D    [Reserved]
Exhibit E    [Reserved]
Exhibits F-1 to F-4    Forms of Tax Certificates
Exhibit G    Form of Joinder
Exhibit H    Form of Increase Confirmation
Exhibit I    Form of Note

Schedule 1.01(a)    [Reserved]
Schedule 1.01(b)    Issuing Bank Sublimits
Schedule 1.01(c)    Consolidated EBITDA Adjustments
Schedule 1.01(d)    Swingline Commitments
Schedule 2.01    Commitments
Schedule 3.01    Organization and Good Standing
Schedule 3.04    Governmental Approvals
Schedule 3.08(a)    Guarantors
Schedule 10.01    Notice Information

- v –

REVOLVING CREDIT AGREEMENT dated as of June 13, 2025 (this “Agreement”), among CARNIVAL CORPORATION, a Panamanian corporation (the “Lead Borrower”), CARNIVAL PLC, a company incorporated and registered under the laws of England and Wales (“Carnival plc” and, together with the Lead Borrower, the “Borrowers”), the Subsidiary Guarantors party hereto, the LENDERS party hereto from time to time, and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), and as global coordinator (in such capacity, together with its successors and assigns in such capacity, the “Global Coordinator”).
WHEREAS, the Borrowers have requested that the Lenders and the Issuing Banks extend credit as set forth herein, the proceeds of which will be used, among other things, for working capital and general corporate purposes;
NOW, THEREFORE, the Lenders and the Issuing Banks are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein.
Accordingly, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Section 1.01.    Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
“2027 Convertible Notes” shall mean the 5.75% Convertible Senior Notes due 2027 of the Lead Borrower as issuer (as in effect on the Effective Date, the “Effective Date 2027 Convertible Notes”), issued pursuant to the 2027 Convertible Notes Indenture, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or increasing the amount loaned, whether under the same agreement or more than one agreement (in each case subject to compliance with Section 6.01) or altering the maturity thereof. Notwithstanding the foregoing, no instrument shall constitute a “2027 Convertible Note” for purposes of the foregoing definition (other than the Effective Date 2027 Convertible Notes) unless such instrument is designated to the Administrative Agent in writing by the Lead Borrower as constituting a “2027 Convertible Note.”
“2027 Convertible Notes Indenture” shall mean the Indenture, dated as of November 18, 2022, among the Lead Borrower, as issuer, Carnival plc, the various guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee thereunder.
“2027 Convertible Notes Maturity Date” shall mean December 1, 2027.

“2027 First-Priority Note Indenture” shall mean the Indenture, dated as of October 23, 2000 (as supplemented on July 15, 2003 with respect to the 2027 First-Priority Secured Notes, and as further supplemented on December 1, 2003), among the Lead Borrower, as issuer, Carnival plc, as guarantor, and The Bank of New York Mellon, as trustee thereunder.
“2027 First-Priority Secured Notes” shall mean the 7.875% Debentures due 2027 of the Lead Borrower, as issuer (as in effect on the Effective Date, the “Effective Date 2027 First-Priority Secured Notes”), issued pursuant to the 2027 First-Priority Note Indenture, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or lenders or otherwise), restructured, repaid, refunded, refinanced, supplemented, extended, expanded or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing, supplementing, extending, expanding or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor, additional, supplemental or replacement agreement or agreements or increasing the amount loaned, whether under the same agreement or more than one agreement (in each case subject to compliance with Section 6.01) or altering the maturity thereof. Notwithstanding the foregoing, no instrument shall constitute a “2027 First-Priority Secured Note” for purposes of the foregoing definition (other than the Effective Date 2027 First-Priority Secured Notes) unless such instrument is designated to the Administrative Agent in writing by the Lead Borrower as constituting a “2027 First-Priority Secured Note.”
“2027 Unsecured Note Indenture” shall mean the Indenture, dated as of February 16, 2021, among the Lead Borrower, as issuer, Carnival plc, the various guarantors party thereto and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee thereunder.
“2027 Unsecured Notes” shall mean the 5.750% Senior Unsecured Notes due 2027 of the Lead Borrower, as issuer (as in effect on the Effective Date, the “Effective Date 2027 Unsecured Notes”), issued pursuant to the 2027 Unsecured Note Indenture, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or lenders or otherwise), restructured, repaid, refunded, refinanced, supplemented, extended, expanded or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing, supplementing, extending, expanding or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor, additional, supplemental or replacement agreement or agreements or increasing the amount loaned, whether under the same agreement or more than one agreement (in each case subject to compliance with Section 6.01) or altering the maturity thereof. Notwithstanding the foregoing, no instrument shall constitute a “2027 Unsecured Note” for purposes of the foregoing definition (other than the Effective Date 2027 Unsecured Notes) unless such instrument is designated to the Administrative Agent in writing by the Lead Borrower as constituting a “2027 Unsecured Note.”
“2028 First-Priority Note Indenture” shall mean the Indenture, dated as of July 26, 2021, among the Lead Borrower, as issuer, Carnival plc, the various guarantors party thereto and U.S.

Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee thereunder.
“2028 First-Priority Secured Notes” shall mean the 4.000% First-Priority Senior Secured Notes due 2028 of the Lead Borrower, as issuer (as in effect on the Effective Date, the “Effective Date 2028 First-Priority Secured Notes”), issued pursuant to the 2028 First-Priority Note Indenture, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or lenders or otherwise), restructured, repaid, refunded, refinanced, supplemented, extended, expanded or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing, supplementing, extending, expanding or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor, additional, supplemental or replacement agreement or agreements or increasing the amount loaned, whether under the same agreement or more than one agreement (in each case subject to compliance with Section 6.01) or altering the maturity thereof. Notwithstanding the foregoing, no instrument shall constitute a “2028 First-Priority Secured Note” for purposes of the foregoing definition (other than the Effective Date 2028 First-Priority Secured Notes) unless such instrument is designated to the Administrative Agent in writing by the Lead Borrower as constituting a “2028 First-Priority Secured Note.”
“2029 First-Priority Note Indenture” shall mean the Indenture, dated as of August 8, 2023, among the Lead Borrower, as issuer, Carnival plc, the various guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee thereunder.
“2029 First-Priority Secured Notes” shall mean the 7.00% First-Priority Senior Secured Notes due 2029 of the Lead Borrower, as issuer (as in effect on the Effective Date, the “Effective Date 2029 First-Priority Secured Notes”), issued under the 2029 First-Priority Note Indenture, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or lenders or otherwise), restructured, repaid, refunded, refinanced, supplemented, extended, expanded or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing, supplementing, extending, expanding or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor, additional, supplemental or replacement agreement or agreements or increasing the amount loaned, whether under the same agreement or more than one agreement (in each case subject to compliance with Section 6.01) or altering the maturity thereof. Notwithstanding the foregoing, no instrument shall constitute a “2029 First-Priority Secured Note” for purposes of the foregoing definition (other than the Effective Date 2029 First-Priority Secured Notes) unless such instrument is designated to the Administrative Agent in writing by the Lead Borrower as constituting a “2029 First-Priority Secured Note.”
“2029 Unsecured Note Indenture” shall mean the Indenture, dated as of November 2, 2021, among the Lead Borrower, as issuer, Carnival plc, the various guarantors party thereto and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee thereunder.

“2029 Unsecured Notes” shall mean the 6.000% Senior Unsecured Notes due 2029 of the Lead Borrower, as issuer (as in effect on the Effective Date, the “Effective Date 2029 Unsecured Notes”), issued pursuant to the 2029 Unsecured Note Indenture, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or lenders or otherwise), restructured, repaid, refunded, refinanced, supplemented, extended, expanded or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing, supplementing, extending, expanding or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor, additional, supplemental or replacement agreement or agreements or increasing the amount loaned, whether under the same agreement or more than one agreement (in each case subject to compliance with Section 6.01) or altering the maturity thereof. Notwithstanding the foregoing, no instrument shall constitute a “2029 Unsecured Note” for purposes of the foregoing definition (other than the Effective Date 2029 Unsecured Notes) unless such instrument is designated to the Administrative Agent in writing by the Lead Borrower as constituting a “2029 Unsecured Note.”
“2030 Euro Unsecured Note Indenture” shall mean the Indenture, dated as of April 25, 2024, among the Lead Borrower, as issuer, Carnival plc, the various guarantors party thereto and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee thereunder.
“2030 Euro Unsecured Notes” shall mean the 5.750% Senior Unsecured Notes due 2030 of the Lead Borrower, as issuer (as in effect on the Effective Date, the “Effective Date 2030 Euro Unsecured Notes”) issued pursuant to the 2030 Euro Unsecured Note Indenture, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or lenders or otherwise), restructured, repaid, refunded, refinanced, supplemented, extended, expanded or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing, supplementing, extending, expanding or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor, additional, supplemental or replacement agreement or agreements or increasing the amount loaned, whether under the same agreement or more than one agreement (in each case subject to compliance with Section 6.01) or altering the maturity thereof. Notwithstanding the foregoing, no instrument shall constitute a “2030 Euro Unsecured Note” for purposes of the foregoing definition (other than the Effective Date 2030 Euro Unsecured Notes) unless such instrument is designated to the Administrative Agent in writing by the Lead Borrower as constituting a “2030 Euro Unsecured Note.”
“2030 Unsecured Note Indenture” shall mean the Indenture, dated as of February 28, 2025, among the Lead Borrower, as issuer, Carnival plc, the various guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee thereunder.
“2030 Unsecured Notes” shall mean the 5.750% Senior Unsecured Notes due 2030 of the Lead Borrower, as issuer (as in effect on the Effective Date, the “Effective Date 2030 Unsecured Notes”), issued pursuant to the 2030 Unsecured Note Indenture, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or lenders or otherwise), restructured, repaid, refunded, refinanced, supplemented, extended, expanded or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing, supplementing, extending, expanding or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor, additional, supplemental or replacement agreement or agreements or increasing the amount loaned, whether under the same agreement or more than one agreement (in each case subject to compliance with Section 6.01) or altering the maturity thereof. Notwithstanding the foregoing, no instrument shall constitute a “2030 Unsecured Note” for purposes of the foregoing definition (other than the Effective Date 2030 Unsecured Notes) unless such instrument is designated to the Administrative Agent in writing by the Lead Borrower as constituting a “2030 Unsecured Note.”
“2031 Unsecured Notes” shall mean the 5.875% Senior Unsecured Notes due 2031 of the Borrower, as issuer (as in effect on the Effective Date, the “Effective Date 2031 Unsecured Note Indenture”), issued pursuant to the 2031 Unsecured Note Indenture, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or lenders or otherwise), restructured, repaid, refunded, refinanced, supplemented, extended, expanded or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing, supplementing, extending, expanding or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor, additional, supplemental or replacement agreement or agreements or increasing the amount loaned, whether under the same agreement or more than one agreement (in each case subject to compliance with Section 6.01) or altering the maturity thereof. Notwithstanding the foregoing, no instrument shall constitute a “2031 Unsecured Note” for purposes of the foregoing definition (other than the Effective Date 2031 Unsecured Notes) unless such instrument is designated to the Administrative Agent in writing by the Borrower as constituting a “2031 Unsecured Note.”
“2031 Unsecured Note Indenture” shall mean the Indenture, dated as of May 21, 2025, among the Borrower, as issuer, Carnival plc, the various guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee thereunder.
“2033 Unsecured Note Indenture” shall mean the Indenture, dated as of February 7, 2025, among the Lead Borrower, as issuer, Carnival plc, the various guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee thereunder.
“2033 Unsecured Notes” shall mean the 6.125% Senior Unsecured Notes due 2033 of the Lead Borrower, as issuer (as in effect on the Effective Date, the “Effective Date 2033 Unsecured Note Indenture”), issued pursuant to the 2033 Unsecured Note Indenture, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or lenders or otherwise), restructured, repaid, refunded, refinanced, supplemented, extended, expanded or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing, supplementing, extending, expanding or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor, additional, supplemental or replacement agreement or agreements or increasing the amount loaned, whether under the same agreement or more than one agreement (in each case subject to compliance with Section 6.01) or altering the maturity thereof. Notwithstanding the foregoing, no instrument shall constitute a “2033 Unsecured Note” for purposes of the foregoing definition (other than the Effective Date 2033 Unsecured Notes) unless such instrument is designated to the Administrative Agent in writing by the Lead Borrower as constituting a “2030 Unsecured Note.”
“ABR” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%, provided that, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the ABR is being used as an alternate rate of interest pursuant to Section 2.14 hereof (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the ABR shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the ABR shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.
“ABR Loan” shall mean any ABR Revolving Loan. All ABR Loans shall be denominated in Dollars.
“ABR Revolving Facility Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.
“ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.
“Acquired Debt” shall mean, with respect to any specified Person:
(1)    Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming, a Restricted Subsidiary; and
(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Adjusted Daily Simple ESTR” shall mean, with respect to any Swingline Loan, and interest rate per annum equal to Daily Simple ESTR, provided that if the Adjusted Daily Simple ESTR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.
“Adjusted Daily Simple RFR” shall mean, with respect to any RFR Borrowing denominated in (i) Sterling, an interest rate per annum equal to the Daily Simple RFR for Sterling and (ii) Dollars, an interest rate per annum equal to the Daily Simple SOFR; provided that if the Adjusted Daily Simple RFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Daily Simple SOFR” shall mean an interest rate per annum equal to Daily Simple SOFR; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted EURIBOR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to the Term SOFR Rate for such Interest Period; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, together with its permitted successors and assigns.
“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(c).
“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit B or such other form supplied by the Administrative Agent.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.
“Affiliate Transaction” shall have the meaning assigned to such term in Section 5.11.

“Agreed Currencies” shall mean Dollars and any Alternative Currency.
“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Agreement Currency” shall have the meaning assigned to such term in Section 10.19.
“Alternative Currency” shall mean Sterling, Euros and any additional currencies determined after the Effective Date by mutual agreement of the Borrowers, the Lenders, the Issuing Banks and Administrative Agent; provided that each such currency is a lawful currency that is readily available, freely transferable and not restricted and able to be converted into Dollars.
“Ancillary Document” shall have the meaning assigned to such term in Section 10.13.
“Ancillary Fees” shall have the meaning assigned to such term in Section 10.08(b)(viii).
“Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to either Borrower or their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act of 2010, in each case as amended.
“Anti-Money Laundering Laws” shall mean all laws, rules and regulations of any jurisdiction in which the Borrower or any of its Subsidiaries are located or doing business that relates to money laundering, proceeds of crime or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.
“Applicable Facility Fee” shall mean the Applicable Facility Fee as determined pursuant to the Pricing Grid or, with respect to the Other Revolving Facility Commitments, Replacement Revolving Facility Commitments, or Incremental Revolving Facility Commitments, the “Applicable Facility Fee” set forth in the applicable Increase Confirmation.
“Applicable Margin” shall mean for any day (i) with respect to any Revolving Facility Loan, a percentage per annum determined by reference to the Pricing Grid, (ii) with respect to any Other Incremental Revolving Loan, the “Applicable Margin” set forth in the Increase Confirmation relating thereto and (iii) with respect to any Other Revolving Loan, the “Applicable Margin” set forth in the Increase Confirmation relating thereto.
“Applicable Time” shall mean, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the Issuing Banks, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Electronic Platform” shall have the meaning assigned to such term in Section 10.17.
“Approved Fund” shall have the meaning assigned to such term in Section 10.04(b)(ii).
“Arranger” shall mean, collectively, each entity listed on the cover of this Agreement as a Joint Lead Arranger, in each case in its capacity as such.
“Asset Sale” shall mean:
(1)    the sale, lease, conveyance or other disposition of any assets by the Company or any of its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 6.04 and not by Section 6.05; and
(2)    the issuance of Equity Interests by any Restricted Subsidiary or the sale by the Company or any of its Restricted Subsidiaries of Equity Interests in any of the Restricted Subsidiaries (in each case, other than directors’ qualifying shares and shares to be held by third parties to meet the applicable legal requirements).
Notwithstanding the preceding provisions, none of the following items will be deemed to be an Asset Sale:
(1)    any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $250.0 million;
(2)    a sale, lease, conveyance or other disposition of assets or Equity Interests between or among the Company and any Restricted Subsidiary;
(3)    an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;
(4)    the sale, lease, conveyance or other disposition of inventory, insurance proceeds or other assets in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets or assets that are no longer useful in the conduct of the business of the Company or its Restricted Subsidiaries;
(5)    licenses and sublicenses by the Company or any of its Restricted Subsidiaries in the ordinary course of business;
(6)    any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;
(7)    any transfer, assignment or other disposition deemed to occur in connection with the creation or granting of Liens not prohibited under Section 6.02;

(8)    the sale or other disposition of cash or Cash Equivalents;
(9)    a Restricted Payment that does not violate Section 6.03 or a Permitted Investment;
(10)    the disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(11)    the foreclosure, condemnation or any similar action with respect to any property or other assets or a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;
(12)    the sale of any property in a sale and leaseback transaction that is entered into within six months of the acquisition of such property or completion of the construction of the applicable Vessel; and
(13)    time charters and other similar arrangements in the ordinary course of business.
“Assignee” shall have the meaning assigned to such term in Section 10.04(b)(i).
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Lead Borrower (if required by Section 10.04), in the form of Exhibit A or such other form (including electronic records generated by the use of an electronic platform) as shall be approved by the Administrative Agent.
“Assignor” shall have the meaning assigned to such term in Section 10.04(b)(i).
“Attributable Debt” shall mean, with respect to any sale and leaseback transaction, at the time of determination, the present value (discounted at the interest rate reasonably determined in good faith by a responsible financial or accounting officer of the Lead Borrower to be the interest rate implicit in the lease determined in accordance with GAAP, or, if not known, at the Company’s incremental borrowing rate) of the total obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.” For the avoidance of doubt, no time charters, bareboat charters or other intercompany arrangements among the Company and its Restricted Subsidiaries will be deemed to be or result in “Attributable Debt”.
“Availability Period” shall mean, with respect to any Class of Revolving Facility Commitments, the period from and including the Effective Date (or, if later, the effective date for such Class of Revolving Facility Commitments) to but excluding the earlier of the Revolving Facility Maturity Date for such Class and, in the case of each of the Revolving Facility Loans, Revolving Facility Borrowings and Letters of Credit, the date of termination of the Revolving Facility Commitments of such Class.
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.
“Available Unused Commitment” shall mean, with respect to a Revolving Facility Lender under any Class of Revolving Facility Commitments at any time, an amount equal to the amount by which (a) the applicable Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the applicable Revolving Facility Credit Exposure of such Revolving Facility Lender at such time.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Services” means each and any of the following bank services provided to any Loan Party or any Subsidiary by a Banking Services Provider: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services, (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services) and (e) any other demand deposit or operating account relationships or other cash management services, including under any Banking Services Agreements.
“Banking Services Agreement” means any agreement entered into by any Loan Party or any Subsidiary in connection with Banking Services, including cash management services for collections, and other cash management services for operating, payroll and trust accounts, automatic clearing house services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.
“Banking Services Provider” shall mean any Person that, at the time it enters into a Banking Services Agreement (or on the Effective Date with respect to Banking Services Agreement existing on the Effective Date), is (a) the Administrative Agent, any Arranger, any Lender or any of its Affiliates or (b) a Person that is notified by the Borrowers to the Administrative Agent as a “Banking Services Provider” and approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed), and that agrees in writing to the provisions of Section 8.03 and Article IX. For the avoidance of doubt, any Banking Services Provider shall continue to be a Banking Services Provider with respect to the applicable Banking Services Agreement even if it ceases to be the Administrative Agent, an Arranger, Lender or Affiliate thereof after the Effective Date or the date it entered into a Banking Services Agreement, as applicable.
“Bank Levy” means the UK Bank Levy or any other bank levy, or a levy or Tax of a similar nature imposed by reference to the assets or liabilities of a financial institution in any jurisdiction which has been announced or implemented on or before the date of this Agreement.
“Benchmark” shall mean, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate, or the then-current Benchmark for such Agreed Currency, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.
“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency, “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:
(1)    in the case of any Loan denominated in Dollars, the Adjusted Daily Simple SOFR; or
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Lead Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.
“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including technical, administrative or operational changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides (after consultation with the Borrowers) may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable discretion that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” shall mean, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been, or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been, determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” shall mean, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Avail-able Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership of the Borrowers as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean:
(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the board of directors of the general partner of the partnership;
(3)    with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Bona Fide Debt Fund” shall mean any diversified investment fund or investment vehicle that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course.
“Borrowed Moneys” shall mean, at any time, all borrowings of the respective members of the Carnival Corporation & plc Group whether secured or unsecured and shall be deemed to include (to the extent that the same would not otherwise fall to be taken into account):
(a)    the principal amount for the time being owing (other than to any member of the Carnival Corporation & plc Group) of all debentures (as defined in section 738 of the Companies Act 2006) notwithstanding that the same may be or have been issued in whole or in part for a consideration other than cash; except that, in the case of a debenture issued at a discount which contains provisions for prepayment or acceleration, the principal amount thereof at any relevant time shall be deemed to be the highest amount which would, if such debenture were then to be repaid in accordance with any such provision for prepayment or acceleration, be repayable in respect of the principal amount thereof;
(b)    the outstanding amount raised by the acceptance of bills (not being acceptances of trade bills in respect of the purchase or sale of goods in the ordinary course of trading) by any member of the Carnival Corporation & plc Group or by any bank or accepting house under any acceptance credit opened on behalf of any member of the Carnival Corporation & plc Group;
(c)    the fixed premium payable on final redemption or repayment of any debentures, share capital or other Borrowed Moneys falling to be taken into account (other than in connection with the liquidation of any company);
(d)    the nominal amount of any issued share capital and the principal amount of any Borrowed Moneys, the redemption or repayment whereof is guaranteed or the subject of any indemnity or otherwise secured (and where part only is so secured to the extent so secured) by any other member of the Carnival Corporation & plc Group except insofar as either the benefit of such guarantee or indemnity or security or the beneficial interest in the right to such redemption or repayment is held by another member of the Carnival Corporation & plc Group or such nominal or principal amount is otherwise taken into account hereunder;
provided, that:
(A)    moneys borrowed by any member of the Carnival Corporation & plc Group for the purpose of repaying or redeeming (with or without premium) in whole or in part any other Borrowed Moneys falling to be taken into account and intended to be applied for such purposes within six months after the borrowing thereof and so applied shall not during such period except to the extent not so applied themselves be taken into account;
(B)    moneys borrowed by any member of the Carnival Corporation & plc Group and owing to any other member of the Carnival Corporation & plc Group shall not (save to the extent mentioned in (C) below) be taken into account;
(C)    moneys borrowed by a member of the Carnival Corporation & plc Group which is a partly owned Subsidiary of the Company and not owing to the Company or another member of the Carnival Corporation & plc Group shall be taken into account subject to the exclusion of that proportion thereof as equals the minority proportion but the minority proportion of any moneys borrowed by a member of the Carnival Corporation & plc Group from a partly-owned Subsidiary (which would otherwise be excluded by virtue of (B) above) shall be included; for these purposes minority proportion shall mean that proportion of the issued equity share capital (within the meaning of section 548 of the Companies Act 2006) of the partly-owned Subsidiary which is not attributable directly or indirectly to the Company;
(D)    moneys borrowed by a member of the Carnival Corporation & plc Group expressed in or calculated by reference to a currency other than Dollars shall be converted into Dollars in the manner used in the financial statements filed by the Carnival Corporation & plc Group with the SEC;
(E)    moneys borrowed against the security of an asset in respect of which there is no recourse against any member of the Carnival Corporation & plc Group other than to that asset shall not be taken into account; and
(F)    Excluded Indebtedness shall not be taken into account.
“Borrowers” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Borrower Materials” shall have the meaning assigned to such term in Section 10.17.

“Borrowing” shall mean a group of Loans of a single Type under a single Facility, and made on a single date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Borrowing Minimum” shall mean (a) in the case of Term Benchmark Loans denominated in Dollars, $1,000,000, (b) in the case of Term Benchmark Loans denominated in Euro, €1,000,000 (c) in the case of Term Benchmark Loans denominated in any other Alternative Currency, such roughly equivalent amount in such Alternative Currency as may be reasonably specified by the Administrative Agent, (d) in the case of ABR Loans and RFR Loans denominated in Dollars, $1,000,000 and (e) in the case of RFR Loans denominated in Sterling, £500,000.
“Borrowing Multiple” shall mean (a) in the case of Term Benchmark Loans denominated in Dollars, $500,000, (b) in the case of Term Benchmark Loans denominated in Euro, €500,000 (c) in the case of Term Benchmark Loans denominated in any other Alternative Currency, such roughly equivalent amount in such Alternative Currency as may be reasonably specified by the Administrative Agent, (d) in the case of ABR Loans and RFR Loans, $250,000 and (e) in the case of RFR Loans denominated in Sterling, £250,000.
“Borrowing Request” shall mean a request by the Borrowers, in accordance with the terms of Section 2.03 and substantially in the form previously provided to the Borrowers by the Administrative Agent or another form approved by the Administrative Agent.
“Business Day” shall mean any day (other than a Saturday or a Sunday) on which banks are open for business in New York City and Frankfurt; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (b) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only a RFR Business Day, and (c) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day on which banks are open for business in Frankfurt and that is a U.S. Government Securities Business Day.
“Capital Lease Obligation” shall mean, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed), which obligation is required to be classified and accounted for as a finance lease obligation under GAAP, and, for purposes of this Agreement, the amount of such obligation at any date will be the capitalized amount thereof at such date, determined in accordance with GAAP and the Stated Maturity thereof will be the date of last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.
“Capital Stock” shall mean:

(a)    in the case of a corporation, corporate stock;
(b)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(d)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (including, in the case of a company, shares (of whatever class) in its capital), but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Carnival Corporation & plc Group” shall mean the Carnival Corporation Group and the Carnival plc Group.
“Carnival Corporation Group” shall mean Carnival Corporation and all its Subsidiaries from time to time.
“Carnival plc Group” shall mean Carnival plc and all its Subsidiaries from time to time.
“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for Revolving L/C Exposure or obligations of the Lenders to fund participations in respect of Revolving L/C Exposure, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means:
(1)    direct obligations (or certificates representing an interest in such obligations) issued by, or unconditionally guaranteed by, the European Union, the government of a member state of the European Union, the United States, the United Kingdom, Switzerland or Canada (including, in each case, any agency or instrumentality thereof), as the case may be, the payment of which is backed by the full faith and credit of the European Union, the relevant member state of the European Union or the United States, the United Kingdom, Switzerland or Canada, as the case may be, and which are not callable or redeemable at the Borrowers’ option;
(2)    overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits (and similar instruments) with maturities of 12 months or less from the date of acquisition issued by a bank or trust company which is organized under, or authorized to operate as a bank or trust company under, the laws of a member state of the European Union or of the United States or any state thereof, Switzerland, the United Kingdom, Australia or Canada; provided that such bank or trust company has capital, surplus and undivided profits aggregating in excess of $250.0 million (or the foreign currency equivalent thereof as of the date of such investment) and whose long-term debt is rated “A-1” or higher by Moody’s or “A+” or higher by S&P or the equivalent rating category of another internationally recognized rating agency; provided, further, that any cash held pursuant to clause (6) below not covered by the foregoing may be held through overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits (and similar instruments) with maturities of 12 months or less from the date of acquisition issued by a bank or trust company organized and operating in the applicable jurisdiction;
(3)    repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;
(4)    commercial paper having one of the two highest ratings obtainable from Moody’s, S&P and, in each case, maturing within one year after the date of acquisition;
(5)    money market funds or other mutual funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (4) of this definition; and
(6)    cash in any currency in which the Company and its subsidiaries now or in the future operate, in such amounts as the Company determines to be necessary in the ordinary course of their business.
“CBR Loan” shall mean a Loan that bears interest at a rate determined by reference to the Central Bank Rate.
“CBR Spread” shall mean the Applicable Margin, applicable to such Loan that is replaced by a CBR Loan.
“Central Bank Rate” shall mean, (A) the greater of (i) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central

Bank (or any successor thereto) from time to time and (c) any other Alternative Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) the Floor; plus (B) the applicable Central Bank Rate Adjustment.
“Central Bank Rate Adjustment” shall mean, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which Adjusted Daily Simple RFR for Sterling Borrowings was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period and (c) any other Alternative Currency determined after the Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Euros for a maturity of one month.
“Change in Law” shall mean (a) the adoption of or taking effect of any law, rule, treaty or regulation after the Effective Date, (b) any change in law, rule, treaty or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” shall mean any “person” or “group” (as such terms are used for the purposes of Sections 13(d) and 14(d) of the U.S. Exchange Act), other than Permitted Holders (each, a “Relevant Person”) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the U.S. Exchange Act), directly or indirectly of such capital stock of the Borrowers, in each case as is entitled to exercise or direct the exercise of more than 50% of the rights to vote to elect members of the boards of directors of each of the Borrowers; provided (i) such event shall not be deemed a Change of Control so long as one or more of the Permitted Holders have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the boards of directors of each Borrower, (ii) for the avoidance of doubt, no Change of Control shall occur solely as a result of either of the Borrowers (or any of their Subsidiaries) acquiring or owning, at any time, any or all of the capital stock of each other, and (iii) no Change of Control shall be deemed to occur if all or substantially all of the holders of the capital stock of the Relevant Person immediately after the event which would otherwise have constituted a Change of Control were the holders of the capital stock of the Lead Borrower and/or Carnival plc with the same (or substantially the same) pro rata economic interests in the share capital of the Relevant Person as such shareholders had in the Capital Stock of the Lead Borrower and/or Carnival plc, respectively, immediately prior to such event. Any direct or indirect intermediate holding company whose only material asset is the Lead Borrower and/or Carnival plc Capital Stock shall be deemed not to be a “Relevant Person.”
“Charges” shall have the meaning assigned to such term in Section 10.08.
“Class” shall mean (a) when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are Revolving Facility Loans, Swingline Loans, Other Revolving Loans or Other Incremental Revolving Loans and (b) when used in respect of any Commitment, whether such Commitment is a Revolving Facility Commitment, a Replacement Revolving Facility Commitment, an Other Revolving Facility Commitment or an Other Incremental Revolving Loan Commitment.
“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Co-Documentation Agents” shall mean, collectively, each entity listed as such on the cover of this Agreement, in each case in its capacity as such.
“Co-Syndication Agents” shall mean each entity listed as such on the cover of this Agreement, in each case in its capacity as such.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Commitments” shall mean with respect to any Lender, such Lender’s Revolving Facility Commitment (including any Incremental Revolving Facility Commitment, Replacement Revolving Facility Commitment, and Other Revolving Facility Commitment).
“Company” shall mean the Borrowers, or any of them, as the context may require, and not any of their Subsidiaries; provided, however, that if a Parent Entity of the Lead Borrower and/or Carnival plc becomes a Guarantor of the Obligations, the Lead Borrower may, at its election, designate, by giving written notice thereof to the Administrative Agent, the relevant Parent Entity as constituting the “Company” (in replacement of the Lead Borrower and/or Carnival plc, as applicable) for all purposes of this Agreement.

“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Sections 2.15, 2.16, 2.17 or 10.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender, unless the grant of the Loan to such Conduit Lender is made with the Lead Borrower’s prior written consent (not to be unreasonably withheld or delayed) or (b) be deemed to have any Commitment.
“Consolidated Capital” shall mean, at any time, the aggregate of the Issued Capital and Consolidated Reserves of the Carnival Corporation & plc Group and all Borrowed Moneys for the time being undischarged.
“Consolidated EBITDA” shall mean, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus the following to the extent deducted in calculating such Consolidated Net Income, without duplication:
(a)    provision for taxes based on income or profits of such Person and its Subsidiaries which are Restricted Subsidiaries for such period; plus
(b)    the Consolidated Interest Expense of such Person and its Subsidiaries which are Restricted Subsidiaries for such period; plus
(c)    depreciation, amortization (including amortization of intangibles and deferred financing fees but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Subsidiaries which are Restricted Subsidiaries for such period; plus
(d)    any expenses, charges or other costs related to any Equity Offering or issuance of Subordinated Shareholder Funding permitted by this Agreement or relating to the incurrence of the Advances hereunder, in each case, as determined in good faith by the Company; plus
(e)    any expenses or charges (other than depreciation and amortization expenses) related to any issuance of Equity Interests or the making of any Investment, acquisition, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the

Transactions, this Agreement and the Advances or any Credit Facilities, and (ii) any amendment or other modification of Indebtedness; plus
(f)    business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility, branch, office or business unit closures, facility, branch, office or business unit consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); plus
(g)    the amount of any management, monitoring, consulting and advisory fees and related expenses paid in such period to consultants and advisors; plus
(h)    any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expense are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interest of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in Section 6.03(a)(iii)(B); plus
(i)    the amount of any minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Restricted Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on, or other cash payments in respect of, Equity Interests held by such parties; plus
(j)    all adjustments of the nature set forth in Schedule 1.01(c) to the extent such adjustments, without duplication, continue to be applicable to such period; minus
(k)    non-cash items increasing such Consolidated Net Income for such period (other than any non-cash items increasing such Consolidated Net Income pursuant to clauses (a) through (o) of the definition of “Consolidated Net Income”), other than the reversal of a reserve for cash charges in a future period in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.
“Consolidated Interest Expense” shall mean, with respect to any specified Person for any period, the sum, without duplication, of:
(a)    the consolidated interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt discount (but not debt issuance costs);
(b)    non-cash interest payments;

(c)    the interest component of deferred payment obligations;
(d)    the interest component of all payments associated with Capital Lease Obligations;
(e)    commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates;
(f)    the consolidated interest expense of such Person and its Subsidiaries which are Restricted Subsidiaries that was capitalized during such period;
(g)    any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries which are Restricted Subsidiaries or is secured by a Lien on assets of such Person or one of its Subsidiaries which are Restricted Subsidiaries; and
(h)    the product of (i) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of any Restricted Subsidiary, other than dividends on Equity Interests payable to the Company or a Restricted Subsidiary, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined national, state and local statutory tax rate of such Person, expressed as a decimal, as estimated in good faith by a responsible accounting or financial officer of the Company.
Notwithstanding any of the foregoing, Consolidated Interest Expense shall not include any payments on any operating leases.
“Consolidated Net Income” shall mean, with respect to any specified Person for any period, the aggregate of the net income (loss) attributable to such Person and its Subsidiaries which are Restricted Subsidiaries for such period, determined on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:
(a)    any goodwill or other intangible asset impairment, charge, amortization or write-off, including debt issuance costs, will be excluded;
(b)    the net income (loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary which is a Subsidiary of the Person;
(c)    solely for the purpose of determining the amount available for Restricted Payments under Section 6.03(a)(iii)(A), any net income (loss) of any Restricted Subsidiary that is not a Guarantor will be excluded if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (or any

Guarantor that holds the Equity Interests of such Restricted Subsidiary, as applicable) by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released and (b) restrictions pursuant to this Agreement, the Credit Facilities, the 2027 Convertible Notes, the Existing First-Priority Secured Notes, the Existing Second-Priority Secured Notes, the Existing Unsecured Notes, the 2027 First-Priority Note Indenture, the 2028 First-Priority Note Indenture, the 2029 First-Priority Note Indenture, the 2027 Unsecured Note Indenture, the 2029 Unsecured Note Indenture, the 2030 Unsecured Note Indenture, the 2033 Unsecured Note Indenture or any other agreement governing Indebtedness permitted hereunder); except that the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary that is not a Guarantor, to the limitation contained in this clause);
(d)    any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Company or any Restricted Subsidiaries (including pursuant to any sale leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Company) or in connection with the sale or disposition of securities will be excluded;
(e)    any net after-tax extraordinary, exceptional, nonrecurring or unusual gains or losses or income or expense or charge (less all fees and expenses relating thereto), any severance, relocation or other restructuring expenses, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges (including, in each case, any cost or expense related to employment of terminated employees), any expenses related to any or any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses and fees, expenses or charges relating to closing costs, rebranding costs, acquisition integration costs, opening costs, project start-up costs, business optimization costs, recruiting costs, signing, retention or completion bonuses, litigation and arbitration costs, charges, fees and expenses (including settlements), and expenses or charges related to any offering of Equity Interests or debt securities, Investment, acquisition, disposition, recapitalization or incurrence, issuance, repayment, repurchase, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments related to the Transactions (including any costs relating to auditing prior periods, any transition-related expenses, and transaction expenses incurred before, on or after the Effective Date), in each case, shall be excluded; any non-cash compensation charge or expense arising from any grant of stock, stock options or other equity-based awards will be excluded;

(f)    all deferred financing costs written off and premium paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness will be excluded;
(g)    any one time non-cash charges or any increases in amortization or depreciation resulting from purchase accounting, in each case, in relation to any acquisition of another Person or business or resulting from any reorganization or restructuring involving the Company or its Subsidiaries will be excluded;
(h)    any unrealized gains or losses in respect of Hedging Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value or changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations will be excluded; provided that any such gains or losses shall be included during the period in which they are realized;
(i)    (x) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and (y) any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies will be excluded;
(j)    any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary will be excluded;
(k)    to the extent covered by insurance and actually reimbursed, or so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable insurer in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses with respect to liability or casualty events or business interruption;
(l)    the cumulative effect of a change in accounting principles will be excluded;
(m)    any non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 ‘‘Debt — Debt with Conversion Options — Recognition’’ will be excluded;
(n)    any charges resulting from the application of Accounting Standards Codification Topic 805, ‘‘Business Combinations,’’ Accounting Standards Codification Topic 350, ‘‘Intangibles — Goodwill and Other,’’ Accounting Standards Codification Topic 360-10-35-15, ‘‘Impairment or Disposal of Long-Lived Assets,’’ Accounting Standards Codification Topic 480-10-25-4, ‘‘Distinguishing Liabilities from Equity —

Overall — Recognition’’ or Accounting Standards Codification Topic 820, ‘‘Fair Value Measurements and Disclosures’’ will be excluded; and
(o)    the impact of capitalized, accrued or accreting or pay-in-kind interest or principal on Subordinated Shareholder Funding will be excluded.
“Consolidated Net Interest Charges” shall mean Interest Payable less Interest Receivable during the relevant Measurement Period.
“Consolidated Total Indebtedness” shall mean, as of any date of determination, an amount equal to the sum (without duplication) of (1) the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries (excluding any undrawn letters of credit) consisting of Capital Lease Obligations, bankers’ acceptances, Indebtedness for borrowed money and Indebtedness in respect of the deferred purchase price of property or services, plus (2) the aggregate amount of all outstanding Disqualified Stock of the Company and its Restricted Subsidiaries and all preferred stock of Restricted Subsidiaries of the Company, with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences.
“Consolidated Total Leverage Ratio” shall mean as of any date of determination, the ratio of Consolidated Total Indebtedness on such day to Consolidated EBITDA of the Company and its Restricted Subsidiaries as of and for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of calculation; in each case, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.
“Corporate Rating” shall mean, as of any date of determination, the corporate ratings as determined by S&P, Moody’s and/or Fitch, as applicable, of the Lead Borrower (or, if the Lead Borrower is not rated, Carnival plc or other Parent Entity of the Lead Borrower).
“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covenant Fall-Away Event” shall have the meaning assigned to such term in Section 6.10.
“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a

“covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” shall have the meaning assigned to such term in Section 10.25.
“Credit Event” shall have the meaning assigned to such term in Article IV.
“Credit Facilities” shall mean one or more debt facilities, instruments or arrangements incurred by the Company or any Restricted Subsidiary (including but not limited to the Existing 2020 Term Loan Facility and the Existing 2023 Term Loan Facility) with banks, other institutions providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit, notes or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or trustees or other banks or institutions and whether provided under the Existing 2020 Term Loan Facility, the Existing 2023 Term Loan Facility or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent security agreement, trademark security agreement, copyright security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facilities” shall include any agreement or instrument (1) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Company as additional borrowers, issuers or guarantors thereunder, (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof. Notwithstanding the foregoing, no other instrument shall constitute a “Credit Facility” for the purposes of this definition unless such instrument is designated to the Administrative Agent in writing by the Lead Borrower as constituting a “Credit Facility.”
“Cure Amount” shall have the meaning assigned to such term in Section 8.02(b).
“Cure Right” shall have the meaning assigned to such term in Section 8.02(b).
“Daily Simple ESTR” shall mean, for any day (an “ESTR Rate Day”), a rate per annum equal to ESTR for the day (such day “ESTR Determination Date”) that is 1 TARGET Day prior to (i) if such ESTR Rate Day is a TARGET Day, such ESTR Rate Day or (ii) if such ESTR Rate Day is not a TARGET Day, the TARGET Day immediately preceding such ESTR Rate Day, in each case, as such ESTR is published by the ESTR Administrator on the ESTR Administrator’s Website. Any change in Daily Simple ESTR due to a change in ESTR shall be effective from and including the effective date of such change in ESTR without notice to the Borrowers.

“Daily Simple RFR” shall mean, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Sterling, SONIA for the day that is two (2) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (ii) Dollars, Daily Simple SOFR.
“Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers. If by 5:00 p.m. (New York City time) on the second (2nd) RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website.
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Deemed Date” shall have the meaning assigned to such term in Section 6.01(e).
“Default” shall mean any Event of Default or any event or condition that upon notice, lapse of time or both would constitute an Event of Default.
“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” shall mean, subject to Section 2.22, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or, or (ii) pay to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent or any Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) becomes the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrowers, each Issuing Bank, and each Lender promptly following such determination.
“Disqualified Lender” shall mean (a) such Persons that have been specified in writing to the Administrative Agent prior to the Effective Date as being “Disqualified Lenders”, (b) those Persons who are competitors of the Carnival Group or its Subsidiaries that are separately identified in writing by the Lead Borrower from time to time to the Administrative Agent and (c) in the case of each of clauses (a) and (b), any of their Affiliates (which, in the case of Affiliates of the Persons referenced in clause (b), shall not include any Bona Fide Debt Fund) that are either (i) identified in writing to the Administrative Agent by the Lead Borrower from time to time or (ii) clearly identifiable on the basis of the similarity of such Affiliate’s name to a Person specified to the Administrative Agent; provided that (1) any Person that (x) is a Lender, including pursuant to Section 10.04, (y) has entered into a trade or agreement to become a Lender or Participant or (z) has become a Participant and, in each case, subsequently becomes a Disqualified Lender (but was not a Disqualified Lender on the Effective Date or at the time it became a Lender, entered into such trade or agreement or became a Participant) shall not retroactively be deemed to be a Disqualified Lender hereunder with respect to amounts already owned or committed to at such date and (2) Persons identified pursuant to the foregoing clauses (b) and (c) as “Disqualified Lenders” (or Persons identified in writing by the Lead Borrower from time to time to the Administrative Agent as no long considered “Disqualified Lenders”) shall not become effective until three Business Days (or such shorter period as the

Administrative Agent may agree in its sole discretion) after the date such identification is delivered in writing to: JPMDQ_Contact@jpmorgan.com.
“Disqualified Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the six-month anniversary of the Latest Maturity Date. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a “change of control” or an “asset sale” will not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 6.03. For purposes hereof, the amount of Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value to be determined as set forth herein.
“Dollar Equivalent” shall mean, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.
“Dollars” or “$” shall mean the lawful currency of the United States of America.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” shall mean June 13, 2025, the date on which the conditions specified in Section 4.01 are satisfied.
“Effective Date Existing 2020 Term Loan Facility” shall have the meaning assigned to such term in the definition of the term “Existing 2020 Term Loan Facility”.
“Effective Date Existing 2023 Term Loan Facility” shall have the meaning assigned to such term in the definition of the term “Existing 2023 Term Loan Facility”.
“Effective Date Term Loan Credit Agreements” shall mean (i) the Effective Date Existing 2020 Term Loan Facility, and (ii) the Effective Date Existing 2023 Term Loan Facility.
“environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.
“Environmental Claim” shall mean any and all actions, suits, orders, demands, litigations, directives, claims, complaints, liens, request for information, investigations, proceedings, citations, or notices of noncompliance or violation by or from any person alleging liability of whatever kind or nature arising out of, based on or resulting from (i) the presence or Release of, or exposure to, any Hazardous Materials at any location; (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or of any actual, alleged or threatened Environmental Liability (including any matters related to compliance with the Oil Pollution Act of 1990).
“Environmental Law” shall mean any law (including common law), statute, regulation, rule or ordinance, order, decree, judgment, injunction, or other legally binding requirement or agreement issued, promulgated or entered into by any Governmental Authority, relating to pollution or protection of the environment, or health and safety, including laws relating to Releases or threatened Releases of Hazardous Materials into the environment or otherwise relating to Hazardous Materials, air emissions, and water discharges.
“Environmental Liability” shall mean any loss or liability, contingent or otherwise (including any liability for damages, costs of remediation, fines, penalties or indemnities), obligation, responsibility or cost directly or indirectly resulting from or based on: (a) any actual or alleged violation of, or liability under, any Environmental Law; (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; (c) exposure to any Hazardous Material; or (d) any actual or alleged Release or threatened Release of any

Hazardous Material; (e) any natural resource damages; or (f) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, exemption, identification number, license or other authorization issued pursuant to or required under any Environmental Law.
“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock prior to such conversion or exchange).
“Equity Offering” shall mean a public or private sale either (a) of the Equity Interests (other than Disqualified Stock and other than offerings registered on Form S-8 (or any successor form) under the U.S. Securities Act or any similar offering in other jurisdictions) of the Company or (b) of the Equity Interests of a direct or indirect parent entity of the Company to the extent that the net proceeds therefrom are contributed as Subordinated Shareholder Funding or to the equity capital of the Company or any of its Restricted Subsidiaries.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and any final regulations promulgated and the rulings issued thereunder.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Loan Party or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Pension Plan; (b) with respect to any Pension Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution or other payment to a Multiemployer Plan; (d) the incurrence by any Loan Party, any Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan; (e) the receipt by any Loan Party, any Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (f) the incurrence by any Loan Party, any Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (g) the receipt by any Loan Party, any Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party, any Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or in

“endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (h) the conditions for imposition of a lien under ERISA shall have been met with respect to any Pension Plan; (i) with respect to a Pension Plan, the provision of security pursuant to Section 206(g) of ERISA; (j) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); or (k) the withdrawal of any Loan Party, any Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; or (l) any Borrower or any Restricted Subsidiary shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Pension Plan or Multiemployer Plan.
“ESTR” shall mean, with respect to any Business Day, a rate per annum equal to the Euro Short Term Rate for such Business Day published by the ESTR Administrator on the ESTR Administrator’s Website.
“ESTR Administrator” shall mean the European Central Bank (or any successor administrator of the Euro Short Term Rate).
“ESTR Administrator’s Website” shall mean the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time.
“ESTR Determination Date” shall have the meaning assigned to such term in the definition of “Daily Simple ESTR”.
“ESTR Rate Day” shall have the meaning assigned to such term in the definition of “Daily Simple ESTR”.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBOR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.
“EURIBOR Screen Rate” shall mean the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time on such date of determination. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrowers.

“Euro” and “€” shall mean the single currency of the Participating Member States.
“Euro Equivalent” shall mean, for any amount, at the time of determination thereof, (a) if such amount is expressed in Euros, such amount and (b) if such amount is expressed in Dollars or an Alternative Currency (other than Euros), the equivalent of such amount in Euros determined by using the rate of exchange for the purchase of such currency with Euros last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of such currency with Euros, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Euros as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion).
“European Union” shall mean the political and economic community of twenty-seven member states as of January 1, 2007 (and all additional member states that accede thereto thereafter in accordance with applicable laws of the European Union) with supranational and intergovernmental features, located in Europe.
“Event of Default” shall have the meaning assigned to such term in Section 8.01.
“Event of Loss” means the actual or constructive total loss, arranged or compromised total loss, destruction, condemnation, confiscation, requisition, seizure or forfeiture of, or other taking of title or use of, a Vessel.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
“Excluded Indebtedness” shall mean any Indebtedness (including Indebtedness pursuant to a U.S. leveraged lease financing including a U.S. lease to service contract under Section 7701(e) of the Internal Revenue Code of 1986 (as amended from time to time)), the payment of which is provided for by the deposit of cash, cash equivalents or letters of credit with one or more investment-grade banks or other financial institutions acting as payment undertaker, irrespective whether any such arrangements constitutes a defeasance under GAAP.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on or measured by its net income (however denominated), franchise taxes imposed in lieu of net income Taxes and branch profits Taxes, in each case, (i) imposed by the jurisdiction under the laws of which the recipient is organized or any political subdivision thereof or the jurisdiction of such Lender’s Lending Office or any political subdivision thereof or any other jurisdiction unless such Taxes are imposed solely as a result of the Borrowers’ activities in such other jurisdiction, or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Tax or Panamanian withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that is required to be imposed on amounts payable to or for the account of such Lender pursuant to laws in force at the time such Lender acquires such interest in the Loans (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts or indemnification payments from any Loan Party with respect to such withholding Tax pursuant to Section 2.17, (c) any withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that is attributable to the Administrative Agent’s, any Lender’s or any other recipient’s failure to comply with Sections 2.17(g) or (h), (d) any withholding Tax imposed under FATCA, (e) any UK Excluded Taxes, or (f) any VAT (in respect of which Section 2.17(l) shall apply).
“Existing 2020 Term Loan Facility” shall mean the Term Loan Agreement, dated as of June 30, 2020, by and among the Loan Parties, the Lenders (as defined therein), the Administrative Agent (as defined therein) and the Security Agent (as defined therein) (such facility outstanding on the Effective Date, as amended, restated, supplemented or waived prior to the Effective Date, the “Effective Date Existing 2020 Term Loan Facility”), as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing lenders or otherwise), restructured, repaid, refunded, refinanced, extended, expanded or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing, supplementing, extending, expanding or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor, additional, supplemental or replacement agreement or agreements or increasing the amount loaned thereunder (in each case, subject to compliance with Section 6.01) or altering the maturity thereof. Notwithstanding the foregoing, no instrument (other than the Effective Date Existing 2020 Term Loan Facility) shall constitute an “Existing 2020 Term Loan Facility” for purposes of this definition unless such instrument is designated to the Administrative Agent in writing by the Lead Borrower as constituting an “Existing 2020 Term Loan Facility.”
“Existing 2023 Term Loan Facility” shall mean the Term Loan Agreement, dated as of August 8, 2023, by and among the Loan Parties, the Lenders (as defined therein), the Administrative Agent (as defined therein) and the Security Agent (as defined therein) (such facility outstanding on the Effective Date, as amended, restated, supplemented or waived prior to the Effective Date, the “Effective Date Existing 2023 Term Loan Facility”), as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing lenders or otherwise), restructured, repaid, refunded, refinanced, extended, expanded or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing, supplementing, extending, expanding or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor, additional, supplemental or replacement agreement or agreements or increasing the amount loaned thereunder (in each case, subject to compliance with Section 6.01) or altering the maturity thereof. Notwithstanding the foregoing, no instrument (other than the Effective Date Existing 2023 Term Loan Facility) shall constitute an “Existing 2023 Term Loan Facility” for purposes of this definition unless such instrument is designated to the Administrative Agent in writing by the Lead Borrower as constituting an “Existing 2023 Term Loan Facility.”
“Existing Debt Refinancing” shall mean (a) the repayment in full of all principal, accrued and unpaid interest, fees, premium, if any, and other amounts outstanding under the Existing Revolving Facility, other than contingent obligations not then due and payable and that by their terms survive the termination of the Existing Revolving Facility, and (b) the termination of all commitments to extend credit thereunder and (c) the termination and/or release of any security interests and guarantees in connection therewith.
“Existing First-Priority Secured Notes” shall mean the 2027 First-Priority Secured Notes, the 2028 First-Priority Secured Notes and the 2029 First-Priority Secured Notes.
“Existing Indebtedness” shall mean all Indebtedness of the Company and its Restricted Subsidiaries in existence on the Effective Date.
“Existing Revolving Facility” shall mean the Facilities Agreement for Multicurrency Revolving Facilities, dated as of February 28, 2023, among Carnival Holdings (Bermuda) II Limited, as borrower, the Borrowers as original guarantors, J.P. Morgan SE as facilities agent and the other parties party thereto, as amended on March 28, 2024.
“Existing Unsecured Notes” shall mean the 2027 Unsecured Notes, the 2029 Unsecured Notes, the 2030 Unsecured Notes, the 2030 Euro Unsecured Notes, the 2031 Unsecured Notes and the 2033 Unsecured Notes.
“Expiring Class” shall have the meaning assigned to such term in Section 2.05(m).
“Extended Revolving Facility Commitment” shall have the meaning assigned to such term in Section 2.21(e).
“Extending Lender” shall have the meaning assigned to such term in Section 2.21(e).
“Extension” shall have the meaning assigned to such term in Section 2.21(e).
“Extension Offer” shall have the meaning assigned to such term in Section 2.21(e).
“Facility” shall mean the respective facility and commitments utilized in making any Class of Loans and Extensions thereunder.
“Facility Fee” shall have the meaning assigned to such term in Section 2.12(a).
“Fair Market Value” shall mean the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress of either party, determined in good faith by the Lead Borrower’s Chief Executive Officer or responsible accounting or financial officer of the Lead Borrower.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any Treasury regulations promulgated thereunder or official administrative interpretations thereof and any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) or any intergovernmental agreement (and any related laws or legislation) implementing the foregoing.
“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Fees” shall mean the Facility Fees, the L/C Participation Fees and the Administrative Agent Fees.
“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer, Controller or other comparable executive responsible for the financial affairs of such person.
“Fiscal Year” shall mean the fiscal year of the Carnival Corporation & plc Group ending on November 30th of each calendar year or such other calendar date as notified by the Borrowers to the Administrative Agent (in which case the Borrowers and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting).
“Fitch” means Fitch Ratings Inc.
“Fixed Charge Calculation Date” is defined in the definition of “Fixed Charge Coverage Ratio.”
“Fixed Charge Coverage Ratio” shall mean, with respect to any Person for any period, the ratio of Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the pro forma calculation of Fixed Charges shall not give effect to (i) any Indebtedness incurred on the Fixed Charge Calculation Date or (ii) the discharge on the Fixed Charge Calculation Date of any Indebtedness to the extent that such discharge results from the proceeds of Indebtedness.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that the Company or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.
For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Lead Borrower as set forth in an Officer’s Certificate, to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from the applicable event. Any calculation of the Fixed Charge Coverage Ratio may be made, at the option of the Lead Borrower, either (i) at the time the Board of Directors of the Lead Borrower approves the action necessitating the calculation of the Fixed Charge Coverage Ratio or (ii) at the completion of such action necessitating the calculation of the Fixed Charge Coverage Ratio.
If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Lead Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Lead Borrower may designate.
For purposes of this definition, any amount in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating Consolidated EBITDA for the applicable period.
“Fixed Charges” shall mean, with respect to any specified Person for any period, the sum, without duplication, of:
(1)    the consolidated interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period related to Indebtedness, whether paid or accrued, without limitation, including amortization of debt discount (but not debt issuance costs), non-cash interest payments, the interest component of deferred payment obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus
(2)    the consolidated interest expense (but excluding such interest on Subordinated Shareholder Funding) of such Person and its Subsidiaries which are Restricted Subsidiaries that was capitalized during such period; plus
(3)    any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries which are Restricted Subsidiaries or is secured by a Lien on assets of such Person or one of its Subsidiaries which are Restricted Subsidiaries; plus
(4)    the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of any Restricted Subsidiary, other than dividends on Equity Interests payable to the Company or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined national, state and local statutory tax rate of such Person, expressed as a decimal, as estimated in good faith by a responsible accounting or financial officer of the Lead Borrower.
Notwithstanding any of the foregoing, Fixed Charges shall not include (i) any payments on any operating leases, (ii) any non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 ‘‘Debt — Debt with Conversion Options — Recognition” or (iii) the interest component of all payments associated with Capital Lease Obligations.

“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted Daily Simple ESTR, each Adjusted Daily Simple RFR or the Central Bank Rate, as applicable. For the avoidance of doubt, the initial Floor for all purposes hereunder on the Effective Date (without limitation, for each of the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted Daily Simple ESTR, each Adjusted Daily Simple RFR or the Central Bank Rate) shall be 0.00% per annum.
“Foreign Plan” means any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any Subsidiary with respect to employees employed outside the United States (other than any governmental arrangement).
“Foreign Plan Event” means with respect to any Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Plan; (b) the failure to register or loss of registration of any such Foreign Plan required to be registered; or (c) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan.
“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, with respect to any Issuing Bank, such Defaulting Lender’s Revolving Facility Percentage of Revolving L/C Exposure with respect to Letters of Credit issued by such Issuing Bank other than such Revolving L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.02.
“Global Coordinator” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Governmental Authority” shall mean the government of the United States of America, or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union, the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation, or (b) any Lien on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable (as determined in good faith by the Borrowers) indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.
“Guarantee Fall-Away Event” shall have the meaning assigned to such term in Section 5.13(b).
“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”
“Guarantors” shall mean each Borrower (other than with respect to its own obligations) and any Restricted Subsidiary that guarantees the Obligations in accordance with the provisions of this Agreement, and their respective successors and assigns, until the Guarantee of such Person has been released in accordance with the provisions of this Agreement. The Guarantors on the Effective Date are identified as such in Schedule 3.08(a) hereto.
“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum by-products or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls or radon gas, per- and polyfluoroalkyl substances, biological waste, liquid and solid waste (such as ballast water, black water/sewage, chemicals, food waste, grey water, oil and oily wastes, permeate, recreational water, garbage (including plastics, treated bilge water)), toxic mold, infectious materials, potentially infectious materials or disinfecting agents, of any nature subject to regulation or which can give rise to liability under any Environmental Law.
“Hedge Bank” shall mean any person that at the time it enters into a Swap Agreement (or on the Effective Date with respect to Swap Agreements existing on the Effective Date), is (a) the Administrative Agent, any Arranger, any Lender or any of its Affiliates or (b) a person that is notified by the Borrowers to the Administrative Agent as a “Hedge Bank” and approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed), and that agrees in writing to the provisions of Section 8.03 and Article IX. For the avoidance of doubt, any Hedge Bank shall continue to be a Hedge Bank with respect to the applicable Swap Agreement even if it ceases to be the Administrative Agent, an Arranger, Lender or Affiliate thereof after the Effective Date.
“Hedging Obligations” shall mean, with respect to any specified Person, the obligations of such Person under any Swap Agreement.
“IFRS” shall mean the international accounting standards within the meaning of the IAS Regulation 1606/2002 and/or section 474(1) of the Companies Act 2006 to the extent applicable to the relevant financial statements.
“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the fiscal quarter of the Carnival Corporation & plc Group most recently ended, have assets with a value in excess of 5% of the Total Assets or revenues representing in excess of 5% of total revenues of the Carnival Corporation & plc Group on a consolidated basis as of such date, and (b) taken together with all Immaterial Subsidiaries as of the last day of the fiscal quarter of the Carnival Corporation & plc Group most recently ended, did not have assets with a value in excess of 10% of Total Assets or revenues representing in excess of 10% of total revenues of the Carnival Corporation & plc Group on a consolidated basis as of such date.
“Increase Confirmation” shall mean a confirmation substantially in the form of Exhibit H.
“Increased Amount” shall have the meaning assigned to such term in Section 6.02(b).
“Increased Amount Date” shall have the meaning assigned to such term in Section 2.21(a)(ii).
“Incremental Amount” shall mean, at any time, the sum of (i) $1,000,000,000 plus (ii) an amount equal to all voluntary permanent terminations of Revolving Facility Commitments (for the avoidance of doubt, other than in connection with any Permitted Refinancing Indebtedness).
“Incremental Revolving Facility Commitment” shall mean any increased or incremental Revolving Facility Commitment provided pursuant to Section 2.21.
“Incremental Revolving Facility Lender” shall mean a Lender (including an Incremental Revolving Facility Lender) with a Revolving Facility Commitment or an outstanding Revolving Facility Loan as a result of an Incremental Revolving Facility Commitment.

“Indebtedness” shall mean, with respect to any specified Person (excluding accrued expenses and trade payables), without duplication:
(a)    the principal amount of indebtedness of such Person in respect of borrowed money;
(b)    the principal amount of obligations of such Person evidenced by bonds, notes, debentures or similar instruments for which such Person is responsible or liable;
(c)    reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or similar instruments (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of incurrence), in each case only to the extent that the underlying obligation in respect of which the instrument was issued would be treated as Indebtedness;
(d)    Capital Lease Obligations of such Person;
(e)    the principal component of all obligations of such Person to pay the balance deferred and unpaid of the purchase price of any property or services due more than one year after such property is acquired or such services are completed;
(f)    net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and
(g)    Attributable Debt of such Person;
if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
The term “Indebtedness” shall not include:
(a)    anything accounted for as an operating lease in accordance with GAAP as in effect on June 30, 2020;
(b)    contingent obligations in the ordinary course of business;
(c)    in connection with the purchase by the Company or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing;

(d)    deferred or prepaid revenues;
(e)    purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the applicable seller;
(f)    any contingent obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes;
(g)    Subordinated Shareholder Funding; or
(h)    any Capital Stock.
“Indebtedness For Borrowed Money” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all guarantee obligations of such Person with respect to Indebtedness For Borrowed Money of others.
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Indemnitee” shall have the meaning assigned to such term in Section 10.05(b).
“Interest” shall mean the aggregate interest, guarantee commission and amounts in the nature of interest paid or payable in respect of any Borrowed Moneys (other than agency, arrangement, management or participation fees or fees of any other nature).
“Interest Election Request” shall mean a request by the Borrowers to convert or continue a Revolving Facility Borrowing in accordance with Section 2.07.
“Interest Payable” shall mean the aggregate of:
(a)    all Interest attributable to the Carnival Corporation & plc Group and charged to the Carnival Corporation & plc Group’s consolidated profit and loss account during the relevant Measurement Period; and
(b)    interest (or equivalent) element of payments under finance leases attributable to the Carnival Corporation & plc Group and charged to the Carnival Corporation & plc Group’s consolidated profit and loss account during that Measurement Period;
in each case and calculated on the basis that:
(i)    the amount of Interest accrued will be increased by an amount equal to any amount payable by any member of the Carnival Corporation & plc

Group under interest rate hedging arrangements in relation to that Measurement Period; and
(ii)    the amount of Interest accrued will be reduced by an amount equal to any amount payable to any member of the Carnival Corporation & plc Group under interest rate hedging arrangements in relation to that Measurement Period.
“Interest Payment Date” shall mean, (a) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and the Maturity Date, (b) with respect to any ABR Loan (other than a Swingline Loan), the last day of each calendar quarter, or if any such day is not a Business Day, on the next succeeding Business Day, and the Maturity Date, (c) with respect to any Adjusted Daily Simple SOFR Loan or RFR Loan, the date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) , or if any such day is not a Business Day, on the next succeeding Business Day and the Maturity Date and (d) with respect to any Swingline Loan, the earlier of the day that such Loan is required to be repaid and the Maturity Date.
“Interest Period” shall mean, as to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Lead Borrower may elect; provided, however, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, thereafter, shall be the effective date of the most recent conversion or continuation of such Borrowing. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
“Interest Receivable” shall mean all interest and amounts in the nature of interest attributable to the Carnival Corporation & plc Group and credited to the Carnival Corporation & plc Group’s consolidated profit and loss account during the relevant Measurement Period (whether or not paid).

“Investment Grade Rating” shall mean “Baa3” by Moody’s or “BBB-” by S&P or Fitch, or equivalent (including the equivalent rating by any other Rating Agency), or better.
“Investments” shall mean, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations, but excluding advances or extensions of credit to customers or suppliers made in the ordinary course of business), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as Investments on a balance sheet prepared in accordance with GAAP. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 6.03. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
“Issued Capital and Consolidated Reserves” shall mean, at any relevant time, the aggregate of:
(a)    the amount paid up or credited as paid up on the issued share capital of the Company and Carnival plc on a combined basis (for which purpose an issue or proposed issue of share capital for cash which has been unconditionally underwritten shall be deemed paid up to the extent that the underwriters are liable therefor and that such capital will be paid up within four months from the date when such underwriting liability became unconditional); and
(b)    the amounts standing to the credit of the consolidated capital and revenue reserves of the Carnival Corporation & plc Group (including any share premium account or capital redemption reserve fund) after adding thereto or deducting therefrom any balance to the credit or debit of the profit and loss account, all determined by reference to the then latest available audited consolidated balance sheet of Carnival Corporation (reflecting the Carnival Corporation & plc Group) but after:
(i)    deducting an amount equal to any distribution declared, recommended or made by any member of the Carnival Corporation & plc Group (otherwise than attributable directly or indirectly to the Company) out of profits earned up to and including the date of such balance sheet to the extent that such distribution is not provided for in such balance sheet;

(ii)    excluding amounts attributable to minority interests in the Company’s or Carnival plc’s Subsidiaries;
(iii)    excluding any sums set aside for deferred taxation but only to the extent that the reduction in the tax charge represented thereby cannot be seen with reasonable probability to continue for the foreseeable future; and
(iv)    deducting any amount representing any intangible assets other than goodwill arising on consolidation, excluding Accumulated Other Comprehensive Income (Loss), determined in accordance with GAAP and which shall:
(1)    for each Measurement Period prior to the 2027 Convertible Notes Maturity Date, any outstanding 2027 Convertible Notes will be accounted for as equity; and
(2)    from the 2027 Convertible Notes Maturity Date, only such part of the 2027 Convertible Notes as has actually been converted into equity securities by the 2027 Convertible Notes Maturity Date shall be included in determining the level of Issued Capital and Consolidated Reserves, provided, that:
(a)    any non-cash charge to Issued Capital and Consolidated Reserves resulting (directly or indirectly) from a change after the Effective Date in GAAP or in the interpretation thereof shall be disregarded in the computation of Issued Capital and Consolidated Reserves such that the amount of any reduction thereof resulting from such change shall be added back to Issued Capital and Consolidated Reserves;
(b)    any non-cash write-off (including losses on extinguishment of debt) to Issued Capital and Consolidated Reserves with respect to the financial year ended November 30, 2020 shall be disregarded in the computation of Issued Capital and Consolidated Reserves such that the amount of any reduction thereof resulting from such write-offs shall be added back to Issued Capital and Consolidated Reserves;
(c)    any non-cash write-off (including losses on extinguishment of debt) to Issued Capital and Consolidated Reserves with respect to the financial year ended November 30, 2021 and November 30, 2022 (excluding any such write-offs to goodwill with respect to either such financial year) shall be disregarded in the computation of Issued Capital and Consolidated Reserves such that the amount of any reduction thereof resulting from such write-off shall be added back to Issued Capital and Consolidated Reserves; provided that the aggregate amount of such write-offs added back to Issued Capital and Consolidated Reserves pursuant to this paragraph (c) shall not exceed the greater of (i) 10% of the total assets of the Carnival Corporation & plc Group taken as a whole as determined in accordance with GAAP as at the last day of the most recently ended financial quarter and (ii) $5,500,000,000;
(d)    any non-cash write-off (including losses on extinguishment of debt) to such part of the Company and Carnival plc’s goodwill as existed on the balance sheet of the Company and Carnival plc as of November 30, 2020 (namely $806,791,000) in respect of the financial years ended November 30, 2021 (such non-cash write off being $225,547,000 with balance sheet goodwill as of November 30, 2021 being $578,966,000), November 30, 2022, November 30, 2023 and November 30, 2024, shall be disregarded in the computation of Issued Capital and Consolidated Reserves such that the amount of any reduction thereof resulting from such write-offs shall be added back to Issued Capital and Consolidated Reserves;
(e)    Net Income (Loss) (but excluding any net loss associated with an impairment or write-off added back pursuant to paragraph (b), paragraph (c) or paragraph (d) above), determined in accordance with GAAP as shown in the Carnival Corporation & plc Group’s consolidated statement of comprehensive (loss) income, attributable to the financial years ending November 30, 2021 (namely $9,501,333,000) and November 30, 2022 shall be added back to Issued Capital and Consolidated Reserves; provided that the aggregate amount added back to Issued Capital and Consolidated Reserves pursuant to paragraph (c) above and this paragraph (e) shall not exceed $9,500,000,000; and
(f)    the aggregate amount of the add backs made pursuant to paragraphs (b) to (e) above shall automatically be reduced successively by 25 per cent of such aggregate amount in the last fiscal quarter of each of the four (4) fiscal years commencing December 1, 2024 so as to reduce to zero any such add backs by, and in the assessment of, the fiscal year ended November 30, 2028.
For the avoidance of doubt, no item added back to Issued Capital and Consolidated Reserves pursuant to paragraphs (b) to (f) above shall be added back pursuant to any other clause, section or paragraph of this Agreement.
For purposes of this definition, “non-cash write-off” shall include losses on extinguishment of debt.
“Issuing Bank” shall mean each of JPMCB, Bank of America, N.A., Barclays Bank PLC, BNP Paribas, Citibank N.A., Goldman Sachs Lending Partners LLC, Lloyds Bank plc, Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., PNC Bank, National Association, Sumitomo Mitsui Banking Corporation, Truist Bank and Wells Fargo Bank, National Association and each other Issuing Bank designated pursuant to Section 2.05(k) that agrees in writing to act as an Issuing Bank, in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Issuing Bank Sublimit” shall mean (i) with respect to any Issuing Bank on the Effective Date, the amounts set forth beside such Issuing Bank’s name on Schedule 1.01(b) hereto and (ii) with respect to any Issuing Bank that becomes an Issuing Bank following the Effective Date, such amount as may be agreed among the Borrowers and such additional Issuing Bank (and notified to the Administrative Agent) at the time such additional Issuing Bank becomes an Issuing Bank. The Issuing Bank Sublimit of any Issuing Bank may be increased or decreased as agreed by such Issuing Bank and the Borrowers (each acting in their sole discretion) and notified in a writing to the Administrative Agent and executed by such Issuing Bank and the Borrowers.
“Italian Civil Code” shall mean the Italian civil code, enacted by Royal Decree No. 262 of 16 March 1942, as subsequently amended and supplemented.
“Italian Guarantor” shall mean Costa Crociere S.p.A.
“Joinder” shall mean a joinder to this Agreement substantially in the form of Exhibit G.
“Joint Bookrunners” shall mean, collectively, each entity listed as such on the cover of this Agreement, in each case in its capacity as such.
“JPMCB” shall mean JPMorgan Chase Bank, N.A.
“Judgment Currency” shall have the meaning assigned to such term in Section 10.19.
“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.
“L/C Participation Fee” shall have the meaning assigned such term in Section 2.12(b).
“Latest Maturity Date” shall mean, at any date of determination, the latest Revolving Facility Maturity Date as extended in accordance with the Agreement from time to time.
“Lender” shall mean each financial institution listed on Schedule 2.01, as well as any person that becomes a “Lender” hereunder pursuant to Section 10.04 or Section 2.21 (in each case, other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 10.04). Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.
“Lender-Related Person” shall have the meaning assigned to such term in Section 10.05(d).
“Lending Office” shall mean, as to any Lender, the applicable branch(es), office(s) or Affiliate(s) of such Lender designated by such Lender in its Administrative Questionnaire or otherwise to make Loans.
“Letter of Credit” shall mean (x) any letter of credit, including any Trade Letter of Credit, Standby Letter of Credit, and (y) any bond (including but not limited to surety bonds and performance bonds), guarantee (including but not limited to financial guarantees and performance guarantees), indemnity or other deed of obligation issued or to be issued by an Issuing Bank, in each case, issued pursuant to Section 2.05.
“Letter of Credit Commitment” shall mean, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.01, or if an Issuing Bank has entered into an Assignment and Acceptance or has otherwise assumed a Letter of Credit Commitment after the Effective Date, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an Issuing Bank may be modified from time to time by agreement between such Issuing Bank and the Borrowers, and notified to the Administrative Agent.
“Letter of Credit Request” shall mean a letter of credit request in accordance with Section 2.05(b) and related documents substantially in the format agreed between the relevant Borrower and the relevant Issuing Bank which, solely to the extent required to comply with applicable law or such Issuing Bank’s operational procedures, may include an agreement between the relevant Borrower and the relevant Issuing Bank containing supplemental terms (it being understood that, to the extent there are any conditions precedent in connection with the issuance or drawing of a Letter of Credit, any such documents shall have only explicit documentary conditions precedent to issue or draw and shall not include discretionary conditions precedent to issue or draw).
“Letter of Credit Sublimit” shall mean $500,000,000.
“Liabilities” shall mean any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, assignment, security interest or encumbrance of any kind in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell permitted under Section 6.05 be deemed to constitute a Lien.
“Loan Documents” shall mean this Agreement, each Increase Confirmation,  any amendments to this Agreement or other instruments executed in connection with this Agreement and designated by the Borrowers to the Administrative Agent as a Loan Document, or otherwise agreed as a Loan Document, any Note issued under Section 2.09(e) and, solely for the purposes of Section 8.01 of this Agreement, any fee letters entered into by the Administrative Agent, the Arrangers, the Joint Bookrunners and the Borrowers.
“Loan Parties” shall mean the Borrowers and the Guarantors.
“Loans” shall mean the Revolving Facility Loans.
“Local Time” shall mean New York City time.

“Majority Lenders” of any Facility shall mean, at any time, Lenders under such Facility having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding under such Facility and unused Commitments under such Facility at such time.
“Management Advances” shall mean loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers or employees of the Company or any Restricted Subsidiary:
1.in respect of travel, entertainment or moving (including tax equalization) related expenses incurred in the ordinary course of business;
2.in respect of moving (including tax equalization) related expenses incurred in connection with any closing or consolidation of any office; or
3.in the ordinary course of business and (in the case of this clause (3)) not exceeding $5.0 million in the aggregate outstanding at any time.
“Material Adverse Effect” shall mean a material adverse effect on (i) the financial condition of the Carnival Corporation & plc Group (taken as a whole) and (ii) the ability of any Loan Party to perform and observe its payment obligations under any Loan Document.
“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of the Borrowers or any Subsidiary in an aggregate outstanding principal amount exceeding $100,000,000.
“Material Subsidiary” shall mean any Restricted Subsidiary other than an Immaterial Subsidiary.
“Maximum Rate” shall have the meaning assigned to such term in Section 10.08.
“Measurement Period” means any twelve month period ending on a Testing Date.
“Minimum Collateral Amount” shall mean, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 102 % of the Fronting Exposure of all Issuing Banks with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Banks in their sole discretion.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Loan Party, any Subsidiary or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.
“Net Proceeds” shall mean with respect to any Asset Sale or Event of Loss, the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted

Subsidiaries in respect of such Asset Sale or Event of Loss (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale); provided that with respect to any Asset Sale or Event of Loss, such amount shall be net of the direct costs relating to such Asset Sale or Event of Loss, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale or Event of Loss, taxes paid or payable as a result of the Asset Sale or Event of Loss, any charges, payments or expenses incurred in connection with an Asset Sale or Event of Loss (including, without limitation, (i) any exit or disposal costs, (ii) any repair, restoration or environmental remediation costs, charges or payments, (iii) any penalties or fines resulting from such Event of Loss, (iv) any severance costs resulting from such Event of Loss, (v) any costs related to salvage, scrapping or related activities and (vi) any fees, settlement payments or other charges related to any litigation or administrative proceeding resulting from such Event of Loss) and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP. To the extent the amounts that must be netted against any cash proceeds and Cash Equivalents cannot be reasonably determined by the Lead Borrower with respect to any Asset Sale or Event of Loss, such cash proceeds and Cash Equivalents shall not be deemed received until such amounts to be netted are known by the Lead Borrower.
“New Vessel Aggregate Secured Debt Cap” shall mean the sum of each of the New Vessel Secured Debt Caps (with such New Vessel Aggregate Secured Debt Cap to be expressed as the sum of the Dollar and Euro denominations of the New Vessel Secured Debt Caps reflected in the New Vessel Aggregate Secured Debt Cap).
“New Vessel Financing” shall mean any financing arrangement (including but not limited to a sale and leaseback transaction or bareboat charter or lease or an arrangement whereby a Vessel under construction is pledged as collateral to secure the indebtedness of a shipbuilder, as well as any financing pursuant to export credit agency facilities), entered into by the Company or a Restricted Subsidiary for the purpose of financing or refinancing all or any part of the purchase price, cost of design or construction of a Vessel or Vessels or the acquisition of Capital Stock of entities owning or to own Vessels.
“New Vessel Secured Debt Cap” shall mean, in respect of a New Vessel Financing, no more than 80% of the contract price for the acquisition, plus, as applicable, additional costs permitted to be financed under related export credit financing, and any other Ready for Sea Cost of the related Vessel (and 100% of any related export credit insurance premium), expressed in Dollars or Euro, as the case may be, being financed by such New Vessel Financing.
“New York Courts” shall have the meaning assigned to such term in Section 10.15(a).
“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).
“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Recourse Financing Arrangement” shall mean a non-recourse financing arrangement under which (in the case of Indebtedness for borrowed money) the lender’s right of recourse is limited to a specific asset of the relevant member of the Carnival Corporation & plc Group or in the case of an asset or property, the asset or property is collateral for the financing and there is no further recourse by the relevant creditor against the general assets of any member of the Carnival Corporation & plc Group.
“Note” shall have the meaning assigned to such term in Section 2.09(e).
“NYFRB” shall mean the Federal Reserve Bank of New York.
“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, the Carnival Corporation & plc Group arising under any Loan Document, to any Banking Services Provider under any Banking Services Agreement, to any Hedge Bank under any Swap Agreement, or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any Affiliate thereof of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by the Borrowers under any Loan Document and (b) the obligation of the Borrowers to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrowers.
“Other Connection Taxes” means, with respect to any Administrative Agent, Issuing Bank or Lender, Taxes imposed as a result of a present or former connection between it and the jurisdiction imposing such Tax (other than connections arising from such Administrative Agent, Issuing Bank or Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).
“Other Incremental Revolving Loans” shall have the meaning assigned to such term in Section 2.21(a).

“Other Revolving Facility Commitments” shall mean one or more Classes of revolving credit commitments that result from a modification of the Revolving Facility Commitments pursuant to an Increase Confirmation.
“Other Revolving Loans” shall mean the revolving loans made pursuant to an Other Revolving Facility Commitment.
“Other Taxes” means all present or future stamp, court, documentary, property, intangible, recording, filing or similar Taxes which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than pursuant to an assignment made pursuant to Section 2.19).
“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“parent” shall have the meaning given such term in the definition of the term “subsidiary.”
“Parent Company” shall mean each of the Lead Borrower and Carnival plc (together with any other Person designated in the future as constituting the “Company”).
“Parent Entity” shall mean any Person of which the Lead Borrower or Carnival plc, as applicable, is a Subsidiary (including any Person of which the Lead Borrower or Carnival plc, as applicable, becomes a Subsidiary after the Effective Date in compliance with this Agreement) and any holding company established by one or more Permitted Holders for purposes of holding its investment in any Parent Entity.
“Participant” shall have the meaning assigned to such term in Section 10.04(d).
“Participant Register” shall have the meaning assigned to such term in Section 10.04(d).
“Payment” shall have the meaning assigned to such term in Section 9.12(a).
“Payment Notice” shall have the meaning assigned to such term in Section 9.12(b).
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Pension Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is (i) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (ii) sponsored or maintained or contributed to (at the time of determination or at any time within the five years prior thereto) by any Loan Party, any

Subsidiary or ERISA Affiliate, and (iii) in respect of which the Loan Party, any Subsidiary or ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Permitted Business” shall mean (a) in respect of the Company and its Restricted Subsidiaries, any businesses, services or activities engaged in by the Company or any of the Restricted Subsidiaries on the Effective Date and (b) any businesses, services and activities engaged in by the Company or any of the Restricted Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.
“Permitted Cure Securities” shall mean any Equity Interests of the Borrowers other than Disqualified Stock, and upon which all dividends or distributions (if any) shall, prior to 91 days after the Latest Maturity Date, be payable solely in additional shares of such Equity Interests; provided that Equity Interests constituting Permitted Cure Securities when issued shall not cease to constitute Permitted Cure Securities as a result of the subsequent extension of the Latest Maturity Date.
“Permitted Debt” shall have the meaning assigned to such term in Section 6.01(b).
“Permitted Holder Group” shall have the meaning assigned to such term in the definition of “Permitted Holder.”
“Permitted Holders” shall mean (i) each of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses, the children or lineal descendants of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses, any trust established for the benefit of (or any charitable trust or non-profit entity established by) any Arison family member mentioned in this clause (i), or any trustee, protector or similar person of such trust or non-profit entity or any “person” (as such term is used in Section 13(d) or 14(d) of the U.S. Exchange Act), directly or indirectly, controlling, controlled by or under common control with any Permitted Holder mentioned in this clause (i), and (ii) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the U.S. Exchange Act) the members of which include any of the Permitted Holders specified in clause (i) above, and that (directly or indirectly) hold or acquire beneficial ownership of capital stock of the Lead Borrower and/or Carnival plc (a “Permitted Holder Group”); provided that in the case of this clause (ii), the Permitted Holders specified in clause (i) collectively, directly or indirectly, beneficially own more than 50% on a fully diluted basis of the capital stock of the Lead Borrower and Carnival plc (or, in each case, of the relevant Parent Entity designated as constituting the “Company” (in replacement of the Lead Borrower and/or Carnival plc, as applicable)) held by such Permitted Holder Group.
“Permitted Investments” shall mean:
(1)    any Investment in the Company or a Restricted Subsidiary;
(2)    any Investment in cash in Dollars, Euros, Swiss francs, U.K. pounds sterling or Australian dollars, and Cash Equivalents;

(3)    any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:
(a)    such Person becomes a Restricted Subsidiary; or
(b)    such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;
(4)    any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 6.05 or any other disposition of assets not constituting an Asset Sale;
(5)    any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
(6)    any Investments received in compromise or resolution of (A) obligations of trade creditors, vendors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, vendor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;
(7)    Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;
(8)    Investments represented by Hedging Obligations, which obligations are permitted to be incurred under Section 6.01(b)(ix);
(9)    repurchases of Indebtedness not constituting a Restricted Payment (other than any Permitted Investment permitted pursuant to this clause (9));
(10)    any Guarantee of Indebtedness permitted to be incurred under Section 6.01, other than a guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary;
(11)    any Investment existing on, or made pursuant to binding commitments existing on, the Effective Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Effective Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Effective Date or (b) as otherwise permitted under this Agreement;
(12)    Investments acquired after the Effective Date as a result of the acquisition by the Company or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted

Subsidiaries in a transaction that is not prohibited by this Agreement after the Effective Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(13)    Management Advances;
(14)    Investments consisting of the licensing and contribution of intellectual property rights pursuant to joint marketing arrangements with other Persons in the ordinary course of business;
(15)    Investments consisting of, or to finance, the acquisition, purchase, charter or leasing or the construction, installation or the making of any improvement with respect to any asset (including Vessels) or purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights, licenses or leases of intellectual property rights (including prepaid expenses and advances to suppliers), in each case, in the ordinary course of business (including, for the avoidance of doubt any deposits made to secure the acquisition, purchase or construction of, or any options to acquire, any Vessel);
(16)    other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding not to exceed the greater of $300.0 million and 0.8% of Total Tangible Assets of the Company; provided that if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary, such Investment, if applicable, shall thereafter be deemed to have been made pursuant to clause (1) or (3) of the definition of “Permitted Investments” and not this clause;
(17)    Investments in joint ventures or other Persons having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other investments made pursuant to this clause (17) that are at the time outstanding not to exceed the greater of $300.0 million and 0.8% of Total Tangible Assets of the Company; provided that if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary such Investment, if applicable, shall thereafter be deemed to have been made pursuant to clause (1) or (3) of the definition of “Permitted Investments” and not this clause;
(18)    additional Investments in joint ventures in which the Company or any of its Restricted Subsidiaries holds an Investment existing on the Effective Date, provided such Investments are made in the ordinary course of business;

(19)    additional Investments in additional joint ventures;
(20)    loans and advances (and similar Investments) in the ordinary course of business to employees, other than executive officers and directors of the Company in an aggregate amount outstanding at any one time not to exceed $100.0 million;
(21)    guarantees of passenger volume or port fees in the ordinary course of business; and
(22) any bareboat charter, lease or similar arrangements between or among the Company, any of its Restricted Subsidiaries and/or any joint venture or similar arrangement.
“Permitted Payment” shall have the meaning assigned to such term in Section 6.03(b).
“Permitted Refinancing Indebtedness” shall mean any Indebtedness incurred by the Company or any of its Restricted Subsidiaries, any Disqualified Stock issued by the Company or any of its Restricted Subsidiaries and any preferred stock issued by any Restricted Subsidiary, in each case, in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, exchange, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), including Permitted Refinancing Indebtedness; provided that:
(1)    the aggregate principal amount (or accreted value, if applicable, or if issued with original issue discount, aggregate issue price, or, if greater, committed amount (only to the extent the committed amount could have been incurred on the date of initial incurrence)) of such new Indebtedness, the liquidation preference of such new Disqualified Stock or the amount of such new preferred stock does not exceed the principal amount (or accreted value, if applicable, or if issued with original issue discount, aggregate issue price or, if greater, committed amount (only to the extent the committed amount could have been incurred on the date of initial incurrence)) of the Indebtedness, the liquidation preference of the Disqualified Stock or the amount of the preferred stock (plus in each case the amount of accrued and unpaid interest or dividends on and the amount of all fees and expenses, including premiums, incurred in connection with the incurrence or issuance of, such Indebtedness, Disqualified Stock or preferred stock), renewed, refunded, refinanced, replaced, exchanged, defeased or discharged;
(2)    such Permitted Refinancing Indebtedness has (a) a final maturity date that is either (i) no earlier than the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged or (ii) after the Latest Maturity Date and (b) has a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;
(3)    if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Obligations or the

Guarantees, as the case may be, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Obligations or the Guarantees, as the case may be, on terms at least as favorable to the Lenders, as the case may be, as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged; and
(4)    if such Indebtedness is incurred either by the Company (if the Company was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged) or by the Restricted Subsidiary that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged, such Indebtedness may not be guaranteed by any Restricted Subsidiaries other than (i) Guarantors or (ii) Restricted Subsidiaries that were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.
“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.
“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to ERISA, maintained for employees of the Borrower or any Subsidiary, or any such plan to which the Borrower or any Subsidiary is required to contribute on behalf of any of its employees or with respect to which the Borrower has any liability.
“Pricing Grid” shall mean the table set forth below:

Level	Corporate Ratings	Spread for Term Benchmark Loans	Spread for RFR Loans and Swingline Loans	Spread for ABR Loans	Applicable Facility Fee
1	A3 / A- or above	79.5 bps	79.5 bps	0.0 bps	8.0 bps
2	Baa1 / BBB+	90.0 bps	90.0 bps	0.0 bps	10.0 bps
3	Baa2 / BBB	100.0 bps	100.0 bps	0.0 bps	12.5 bps
4	Baa3 / BBB-	110.0 bps	110.0 bps	10.0 bps	15.0 bps
5	Ba1 / BB+ or lower	132.0 bps	132.0 bps	32.0 bps	16.7 bps

For purposes of the foregoing, (i) if the Corporate Ratings established by two or more of S&P, Moody’s and Fitch shall fall within the same Level, the Applicable Margin shall be determined by reference to such Level; (ii) if none of S&P, Moody’s and Fitch shall have in effect a Corporate Rating (other than by reason of the circumstances referred to in the last sentence of this paragraph), then each such rating agency shall be deemed to have established a rating in Level 5; (iii) if only one of S&P, Moody’s and Fitch shall have in effect a Corporate Rating, the Applicable Margin shall be determined by reference to the Level in which such Corporate Rating falls; (iv) if the Corporate Rating established or deemed to have been established by S&P, Moody’s and Fitch shall each fall within different Levels from each other, the Applicable Margin shall be based on the Level next below that of the highest of the three Corporate Rating; (v) if only two of S&P, Moody’s and Fitch shall have in effect a Corporate Rating and such Corporate Ratings shall fall within different Levels, the Applicable Margin shall be based on the higher of the two Corporate Ratings unless one of the two Corporate Ratings is two or more Levels lower than the other, in which case the Applicable Margin shall be determined by reference to the Level next below that of the highest of the two Corporate Ratings; and (vi) if the Corporate Ratings established or deemed to have been established by S&P, Moody’s and Fitch shall be changed (other than as a result of a change in the rating system of S&P, Moody’s or Fitch, as applicable), such change shall be effective on the first Business Day following the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrowers to the Administrative Agent and the Lenders pursuant to the Loan Documents or otherwise. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P, Moody’s or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrowers and the Administrative Agent shall negotiate in good faith to amend the definition of “Pricing Grid” to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the Corporate Rating most recently in effect prior to such change or cessation.
“primary obligor” shall have the meaning given such term in the definition of the term “Guarantee.”
“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Principal Subsidiary” means any Subsidiary of the Company that owns a Vessel the Equity Interests of a Subsidiary of the Company that owns a Vessel.
“Process Agent” shall have the meaning assigned to such term in Section 10.15(c).

“Productive Asset Lease” shall mean any lease or charter of one or more Vessels (other than leases or charters required to be classified and accounted for as capital leases under GAAP).
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” shall have the meaning assigned to such term in Section 10.17.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” shall have the meaning assigned to such term in Section 10.25.
“Rate” shall have the meaning assigned to such term in the definition of the term “Type.”
“Rating Agencies” shall mean any of Moody’s, S&P or Fitch, or any of their respective successors or, if any of the foregoing shall cease to provide a corporate or issuer credit rating (or the equivalent) of the Borrowers or a rating of the Loans, as applicable, for reasons outside the control of the Company, a nationally recognized statistical rating agency selected by Carnival plc to substitute for such Rating Agency.
“Ready for Sea Cost” shall mean with respect to a Vessel to be acquired, constructed, chartered or leased by the Company or any Restricted Subsidiary, the aggregate amount of all expenditures incurred to acquire or construct and bring such Vessel to the condition and location necessary for its intended use, including any and all inspections, appraisals, repairs, modifications, additions, permits and licenses in connection with such acquisition or lease, which would be classified as “property, plant and equipment” in accordance with GAAP and any assets relating to such Vessel.
“Reference Time” with respect to any setting of the then-current Benchmark shall mean (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if the RFR for such Benchmark is SONIA, then four Business Days prior to such setting, (4) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, the RFR for such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting, or (5) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, SONIA or Daily Simple SOFR the time determined by the Administrative Agent in its reasonable discretion.
“Register” shall have the meaning assigned to such term in Section 10.04(b)(iv).
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulatory Authority” shall have the meaning assigned to such term in Section 10.16.
“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.
“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment or into, from, or out of any property or Vessel.
“Relevant Governmental Body” shall mean (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (iv) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.
“Relevant Rate” shall mean (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate and (iii) with respect to any RFR Borrowing denominated in Sterling or Dollars, the applicable Adjusted Daily Simple RFR, as applicable.
“Relevant Screen Rate” shall mean (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate and (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate, .
“Replacement Assets” shall mean (1) assets not classified as current assets under GAAP that will be used or useful in a Permitted Business or (2) substantially all the assets of a

Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.
“Replacement Revolving Facility Commitments” shall have the meaning assigned to such term in Section 2.21(l).
“Replacement Revolving Facility Effective Date” shall have the meaning assigned to such term in Section 2.21(l).
“Replacement Revolving Loans” shall have the meaning assigned to such term in Section 2.21(l).
“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA, other than those events as to which the 30 day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Pension Plan.
“Required Lenders” shall mean, at any time, Lenders having (a) Loans outstanding, (b) Revolving L/C Exposure and (c) Available Unused Commitments that, taken together, represent more than 50% of the sum of (i) all Loans outstanding, (ii) Revolving L/C Exposure and (iii) the total Available Unused Commitments at such time. The Loans, Revolving L/C Exposure and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Resignation Effective Date” shall have the meaning assigned to such term in Section 9.09.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.
“Restricted Investment” shall mean an Investment other than a Permitted Investment.
“Restricted Subsidiary” shall mean any Subsidiary of the Company that is not an Unrestricted Subsidiary.
“Revaluation Date” shall mean (a) with respect to any Loan denominated in any Alternative Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may reasonably determine at any time when an Event of Default exists.
“Revolving Facility” shall mean the Revolving Facility Commitments of any Class and the extensions of credit made hereunder by the Revolving Facility Lenders of such Class and, for purposes of Section 10.08(b), shall refer to all such Revolving Facility Commitments as a single Class.
“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans of the same Class, currency and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect .
“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Revolving Facility Loans pursuant to Section 2.01, expressed as an amount representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 10.04, and (c) increased as provided under Section 2.21. The amount of each Lender’s Revolving Facility Commitment on the Effective Date is set forth on Schedule 2.01, or in the Assignment and Acceptance or Increase Confirmation pursuant to which such Lender shall have assumed its Revolving Facility Commitment (or Incremental Revolving Facility Commitment), as applicable. The aggregate amount of the Lenders’ Revolving Facility Commitments is $4,500,000,000 on the Effective Date. After the Effective Date, additional Classes of Revolving Facility Commitments may be added or created pursuant to Increase Confirmations.
“Revolving Facility Credit Exposure” shall mean, at any time with respect to any Class of Revolving Facility Commitments, the sum of (a) the Dollar Equivalent of the aggregate principal amount of the Revolving Facility Loans of such Class outstanding at such time, (b) the Revolving L/C Exposure applicable to such Class at such time and (c) the Swingline Exposure applicable to such Class at such time minus, for the purpose of Section 8.02, the amount of Letters of Credit that have been Cash Collateralized in an amount equal to the Minimum Collateral Amount at such time. The Revolving Facility Credit Exposure of any Revolving Facility Lender at any time shall be the product of (x) such Revolving Facility Lender’s Revolving Facility Percentage of the applicable Class and (y) the aggregate Revolving Facility Credit Exposure of such Class of all Revolving Facility Lenders, collectively, at such time.
“Revolving Facility Lender” shall mean a Lender with a Revolving Facility Commitment or with outstanding Revolving Facility Credit Exposure.
“Revolving Facility Loan” shall mean a Loan made by a Revolving Facility Lender pursuant to Section 2.01. Unless the context otherwise requires, the term “Revolving Facility Loans” shall include the Other Revolving Loans.

“Revolving Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Revolving Facility in effect on the Effective Date, the date that is five years following the Effective Date and (b) with respect to any other Classes of Revolving Facility Commitments, the maturity dates specified therefor in the applicable Increase Confirmation; provided that if such date is not a Business Day, the Revolving Facility Maturity Date shall be the next preceding Business Day.
“Revolving Facility Percentage” shall mean, with respect to any Revolving Facility Lender of any Class, the percentage of the total Revolving Facility Commitments of such Class represented by such Lender’s Revolving Facility Commitment of such Class. If the Revolving Facility Commitments of such Class have terminated or expired, the Revolving Facility Percentages of such Class shall be determined based upon the Revolving Facility Commitments of such Class most recently in effect, giving effect to any assignments pursuant to Section 10.04.
“Revolving L/C Exposure” of any Class shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit applicable to such Class outstanding at such time and (b) the aggregate principal amount of all L/C Disbursements applicable to such Class that have not yet been reimbursed at such time. The Revolving L/C Exposure of any Class of any Revolving Facility Lender at any time shall mean its applicable Revolving Facility Percentage of the aggregate Revolving L/C Exposure applicable to such Class at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
“RFR” shall mean, for any RFR Loan denominated in (a) Sterling, SONIA and (b) Dollars, Daily Simple SOFR.
“RFR Borrowing” shall mean, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Business Day” shall mean, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Dollars, a U.S. Government Securities Business Day.
“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR.”
“RFR Loan” shall mean a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“S&P” shall mean Standard & Poor’s Ratings Group, Inc.
“Sanctioned Country” shall mean, at any time, a country, region, territory or government which is itself the subject or target of comprehensive Sanctions (at the Effective Date, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea, Zaporizhzhia and Kherson Regions of Ukraine).
“Sanctioned Person” means, at any time, any person with whom dealings are prohibited under Sanctions, including (a) any person listed in any Sanctions-related list of designated persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the Government of Canada, United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, (b) any person organized or resident in a Sanctioned Country or (c) any person owned 50% or more or controlled by any such person or persons described in the foregoing clauses (a) or (b).
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or the Government of Canada.
“SEC” shall mean the United States Securities and Exchange Commission or any successor thereto.
“Secured Debt” is defined in Section 11.08(b).
“Secured Indebtedness” shall mean the Existing First-Priority Secured Notes, the Existing 2020 Term Loan Facility, the Existing 2023 Term Loan Facility, and any other Indebtedness of the Company or any of the Subsidiary Guarantors secured by a Lien on the assets of the Company or any of the Subsidiary Guarantors.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Senior Indebtedness” shall have the meaning assigned to such term in Section 10.08(b)(viii).
“Significant Subsidiary” shall mean any Restricted Subsidiary that had, as of the last day of the fiscal quarter of the Carnival Corporation & plc Group most recently ended, assets with a value in excess of 10% of the Consolidated Total Assets or revenues representing in excess of 10% of total revenues of the Carnival Corporation & plc Group on a consolidated basis as of such date.
“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” shall mean the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR.”
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR.”
“SONIA” shall mean, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” shall mean the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” shall mean the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Standby Letter of Credit” shall have the meaning assigned to such term in Section 2.05(a)(i).
“Stated Maturity” shall mean, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Effective Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” shall mean the lawful currency of the United Kingdom.
“subagent” shall have the meaning assigned to such term in Section 9.01.
“Subject Vessel” shall mean the Vessels named (a) Carnival Celebration (with IMO identification number 9837456), (b) ARVIA (with IMO identification number 9849693), (c) Carnival Venezia (with IMO identification number 9801689) and (d) any replacements thereof, provided that any such replacement Subject Vessel or Subject Vessels have a net book value, as at the latest balance sheet date of the Company, that is no less than the net book value, as at such date, of the Vessel or Vessels they are substituted for.
“Subordinated Shareholder Funding” shall mean, collectively, any funds provided to the Company by any Parent Entity, any Affiliate of any Parent Entity or any Permitted Holder in exchange for or pursuant to any instrument or agreement other than Capital Stock, in each case issued to and held by the foregoing Persons, together with any such instrument or agreement and any other instrument other than Capital Stock issued in payment of any obligation under any Subordinated Shareholder Funding; provided, however, that such Subordinated Shareholder Funding:
(a)    does not mature or require any amortization, redemption or other repayment of principal or any sinking fund payment prior to the first anniversary of the Latest Maturity Date (other than through conversion or exchange of such funding into Capital Stock (other than Disqualified Stock) of the Company or any funding meeting the requirements of this definition);
(b)    does not require, prior to the first anniversary of the then latest maturity of the Existing Unsecured Notes, payment of cash interest, cash withholding amounts or other cash gross ups, or any similar cash amounts;
(c)    contains no change of control or similar provisions and does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment, in each case, prior to the first anniversary of the Latest Maturity Date;
(d)    does not provide for or require any security interest or encumbrance over any asset of the Carnival Corporation & plc Group; and
(e)    pursuant to an intercreditor agreement is fully subordinated and junior in right of payment to the Obligations pursuant to subordination, payment blockage and enforcement limitation terms which are customary in all material respects for similar funding.
“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, limited liability company, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of the Company.
“Subsidiary Guarantor” means each subsidiary of the Company that has provided a Guarantee.
“Supported QFC” shall have the meaning assigned to such term in Section 10.25.
“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities (including emissions allowances), equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Carnival Corporation & plc Group shall be a Swap Agreement.
“Swingline Commitment” shall mean (i) with respect to any Swingline Lender on the Effective Date, the amounts set forth beside such Swingline Lender’s name on Schedule 1.01(d) hereto and (ii) with respect to any Swingline Lender that becomes a Swingline Lender following the Effective Date, such amount as may be agreed among the Borrowers and such additional Swingline Lender (and notified to the Administrative Agent) at the time such additional Swingline Lender becomes a Swingline Lender. The Swingline Commitment of any Swingline Lender may be increased or decreased as agreed by such Swingline Lender and the Borrowers (each acting in their sole discretion) and notified in a writing executed by such Swingline Lender and the Borrowers.
“Swingline Exposure” shall mean, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Swingline Loans made by such Lender in its capacity as a Swingline Lender that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.22 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swingline Loans.
“Swingline Lender” shall mean each of JPMCB, Bank of America, N.A., Barclays Bank PLC, BNP Paribas, Citibank N.A., Goldman Sachs Lending Partners LLC, Lloyds Bank plc, Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., PNC Bank, National Association,

Sumitomo Mitsui Banking Corporation and Wells Fargo Bank, National Association and such other Lender or Lenders as the Borrowers may designate from time to time in accordance with Section 2.04 in their respective capacities as lenders of Swingline Loans hereunder, and their respective successors in such capacity. Each Swingline Lender may, in its discretion, arrange for one or more Swingline Loans to be made by Affiliates of such Swingline Lender, in which case the term “Swingline Lender” shall include any such Affiliate with respect to Swingline Loans made by such Affiliate. References herein to “the Swingline Lender” shall be deemed references to the Swingline Lender that made the relevant Swingline Loan.
“Swingline Loan” shall mean a Loan made pursuant to Section 2.04. All Swingline Loans shall be denominated in Dollars or Euros.
“T2” shall mean the real time gross settlement system operated by the Eurosystem or any successor system.
“TARGET Day” shall mean any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for settlement of payments in Euro.
“Tax Group” is defined in Section 6.03(b)(x).
“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate.
“Term SOFR Determination Day” shall have the meaning assigned to it under the definition of “Term SOFR Reference Rate”.
“Term SOFR Rate” shall mean, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” shall mean, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date

with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Testing Date” shall mean the last day of each financial quarter of the Carnival Corporation & plc Group.
“Total Assets” shall mean the total assets of the Company and its Subsidiaries that are Restricted Subsidiaries, as shown on the most recent balance sheet of the Company, determined on a consolidated basis in accordance with GAAP, calculated after giving effect to pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.
“Total Tangible Assets” shall mean the Total Assets excluding consolidated intangible assets, calculated after giving effect to pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”
“Trade Letter of Credit” shall have the meaning assigned to such term in Section 2.05(a)(i).
“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and, in the case of the Borrowers, the making of the Borrowings hereunder, (b) the Existing Debt Refinancing and (c) the payment of related fees and expenses.
“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Alternate Base Rate, the Adjusted Daily Simple ESTR or the Adjusted Daily Simple RFR. For purposes hereof, the term “Rate” shall include the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted Daily Simple RFR, the Adjusted Daily Simple ESTR and the Alternate Base Rate.
“UK Bank Levy” means the bank levy imposed pursuant to Part 6 and Schedule 19 of the Finance Act 2011 (UK).
“UK Borrower” shall mean Carnival plc in its capacity as Borrower (and not, for the avoidance of doubt, as Guarantor) and any other Borrower resident for tax purposes in the United Kingdom.
"UK Borrower DTTP Filing" shall mean an HM Revenue & Customs' Form DTTP2 duly completed and filed by the UK Borrower, which:

(a)    where it relates to a UK Treaty Lender that is a Lender on the Effective Date, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender's name in Schedule 2.01 (Commitments), and is filed with HM Revenue & Customs within 30 days of the Effective Date; or
(b)    where it relates to a UK Treaty Lender which becomes a party to this Agreement after the Effective Date contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Party as a Lender, and is filed with HM Revenue & Customs within 30 days of the date on which the UK Treaty Lender becomes a party to this Agreement.
“UK CTA” shall mean the Corporation Tax Act 2009 (UK)
“UK Excluded Taxes” shall mean any UK Tax Deduction in respect of a payment of interest where the payment is in respect of an advance made to the UK Borrower under any Loan Document, if on the date on which the payment to which a UK Tax Deduction relates falls due: (i) the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender (assuming, in the case of a UK Treaty Lender, that the payment had been one specified in a direction given by the Commissioners of Revenue and Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 SI 1970/488)), but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or (ii) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of UK Qualifying Lender and (A) an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the UK ITA which relates to the payment and that Lender has received from Carnival plc a certified copy of that Direction, and (B) the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made; or (iii) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of UK Qualifying Lender and (A) the relevant Lender has not given a UK Tax Confirmation to Carnival plc, and (B) the payment could have been made to the Lender without any UK Tax Deduction if the Lender had given a UK Tax Confirmation to Carnival plc, on the basis that the UK Tax Confirmation would have enabled the relevant UK Loan Party to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the UK ITA; or (iv) the relevant Lender is a UK Treaty Lender and the UK Loan Party making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under Section 2.23(a)(ii) or Section 2.23(a)(iii) (as applicable).
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority,

which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK ITA” shall mean the Income Tax Act 2007 (UK)
“UK Loan Party” shall mean the UK Borrower and any Guarantor in respect of any of the obligations of the UK Borrower under any Loan Document.
"UK Non-Bank Lender" shall mean:
(a)    a Lender which is a party to this Agreement on the Effective Date and is identified as a UK Non-Bank Lender in Schedule 2.01 (Commitments); and
(a)    a Lender which becomes a party to this Agreement after the Effective Date and which gives a UK Tax Confirmation in the documentation which it executes on becoming a Party as a Lender.
"UK Qualifying Lender" shall mean:
(a)    a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:
(i)    a Lender:
(A)    which is a bank (as defined for the purpose of section 879 of the UK ITA) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the UK CTA; or
(B)    in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the UK ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or
(ii)    a Lender which is:
(A)    a company resident in the United Kingdom for United Kingdom tax purposes;
(B)    a partnership each member of which is:
(1)    a company so resident in the United Kingdom; or
(2)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA;
(C)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA) of that company; or
(iii)    a UK Treaty Lender; or
(b)    a Lender which is a building society (as defined for the purpose of section 880 of the UK ITA) making an advance under a Loan Document.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
"UK Tax Confirmation" shall mean a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either:
(a)    a company resident in the United Kingdom for United Kingdom tax purposes;
(b)    a partnership each member of which is:
(i)    a company so resident in the United Kingdom; or
(ii)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA; or
(c)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA) of that company.
"UK Tax Deduction" shall mean a deduction or withholding for or on account of Tax imposed by the United Kingdom from a payment under a Loan Document, other than a deduction or withholding required by FATCA.
"UK Treaty Lender" shall mean a Lender which:

(a)    is treated as a resident of a UK Treaty State for the purposes of the Treaty;
(b)    does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and
(c)    meets all conditions in the Treaty for full exemption from United Kingdom tax on interest paid to that Lender under a Finance Document, subject to the completion of any procedural formalities.
"UK Treaty State" shall mean a jurisdiction having a double taxation agreement (a "Treaty") with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
“UKPTIL” shall have the meaning assigned to such term in Section 3.09.
“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unearned Customer Deposits” shall mean amounts paid to the Company or any of its Subsidiaries representing customer deposits for unsailed bookings including future cruise credits or other such amounts received from customers not applied to a specific voyage or booking, (whether paid directly by the customer or by a payment processor).
“United Kingdom” and “UK” shall mean the United Kingdom of Great Britain and Northern Ireland.
“United States” and “U.S.” shall mean the United States of America.
“United States Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.17(h)(ii).
“Unreimbursed Amount” shall have the meaning assigned to such term in Section 2.05(e).
“Unrestricted Subsidiary” shall mean any Subsidiary of the Company that is designated by the Board of Directors of the Lead Borrower as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Lead Borrower but only to the extent that such Subsidiary:
(a)    except as permitted by Section 5.09, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are, taken as a whole, no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

(b)    is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.
“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolution Regimes” shall have the meaning assigned to such term in Section 10.25.
“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).
“VAT” shall mean:
(a)    any value added tax imposed by the Value Added Tax Act 1994;
(b)    any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(c)    any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere.
“Vessel” shall mean a passenger cruise vessel which is owned by and registered (or to be owned by and registered) in the name of the Company or any of its Restricted Subsidiaries or operated or to be operated by the Company or any of its Restricted Subsidiaries, in each case together with all related spares, equipment and any additions or improvements.
“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” shall mean the Loan Parties, the Administrative Agent or any other applicable withholding agent.
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02.    Terms Generally. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time. All references to a person shall include that person’s permitted successors and assigns (subject to any restrictions on assignment set forth herein). With respect to any Default or Event of Default, the words “exist,” “existence,” “occurred” or “continuing” shall be deemed to refer to a Default or Event of Default that has not been waived in accordance with Section 10.08 or, to the extent applicable, cured in accordance with Section 8.02 or otherwise. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

Section 1.03.    Exchange Rates; Currency Equivalents. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or Issuing Bank, as applicable. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Article VI or paragraph (f) of Section 8.01 being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made.
Section 1.04.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.05.    Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to any Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.06.    Exchange Rates; Currency Equivalents

(a)    The Administrative Agent or the Issuing Banks, as applicable, shall determine the Dollar Equivalent amounts of Borrowings or Letter of Credit extensions denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur.
(b)    Except for purposes of financial statements delivered by the Borrowers hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Issuing Banks, as applicable.
(c)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount (unless expressly provided otherwise herein) shall be the Dollar Equivalent of such amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Banks, as the case may be.
(d)    Notwithstanding anything herein to the contrary, for purposes of any determination under Article V, Article VI (other than Section 6.04) or Article VII or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into the Dollar Equivalent of such amounts (rounded to the nearest currency unit, with 0.5 or more of a currency unit being rounded upward). For purposes of any determination of Consolidated Total Net Indebtedness, amounts in currencies other than Dollars shall be translated into the Dollar Equivalent at the currency exchange rates used in preparing the most recently delivered financial statements pursuant to Section 5.04(a) or (b) and shall give effect to any Hedging Agreement relating to such Indebtedness in effect on the date of determination relating to any such currencies.
ARTICLE II

THE CREDITS
Section 2.01.    Commitments. Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make Revolving Facility Loans denominated in Dollars or in one or more Alternative Currencies of a Class to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Facility Credit Exposure of such Class exceeding such Lender’s Revolving Facility Commitment of such Class or (ii) the Revolving Facility Credit Exposure of such Class exceeding the total Revolving Facility Commitments of such Class (in each case, determined giving effect to any concurrent prepayments of outstanding Loans). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow amounts under the Revolving Facility Loans.
Section 2.02.    Loans and Borrowings.
(a)    Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility; provided, however, that Revolving Facility Loans of any Class shall be made by the Revolving Facility Lenders of such Class ratably in accordance with their respective Revolving Facility Percentages on the date such Loans are made hereunder. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that unless otherwise agreed by all the Lenders, (i) the obligations of a Lender under the Loan Documents are several, (ii) failure by a Lender to perform its obligations does not affect the obligations of any other party under the Loan Documents, (iii) no Lender is responsible for the obligations of any other Lender under the Loan Documents, (iv) the rights of a Lender under the Loan Documents are separate and independent rights, (v) a Lender may, except as otherwise stated in the Loan Documents, separately enforce those rights and (vi) a debt arising under the Loan Documents to a Lender is a separate and independent debt.
(b)    Subject to Section 2.02(c) and Section 2.14, each Borrowing shall be comprised (A) in the case of Revolving Facility Borrowings in Dollars, entirely of ABR Loans, or Term Benchmark Loans and (B) in the case of Revolving Facility Borrowings in any other Agreed Currency, entirely of Term Benchmark Loans or RFR Loans, as applicable, in each case of the same Agreed Currency, as the Borrowers may request in accordance herewith. Each Lender at its option may make any ABR Loan or Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise. Each Swingline Loan denominated in Euros shall bear interest at the Adjusted Daily Simple ESTR, and each Swingline Loan denominated in Dollars shall bear interest at the ABR, in each case plus the Applicable Margin, unless otherwise agreed by the applicable Swingline Lender and the Borrowers.
(c)    At the commencement of each Interest Period for any Term Benchmark Revolving Facility Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the applicable Borrowing Multiple and not less than the applicable Borrowing Minimum. At the time that each RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the applicable Borrowing Multiple and not less than the applicable Borrowing Minimum. At the time that each

ABR Revolving Facility Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the applicable Borrowing Multiple and not less than the applicable Borrowing Minimum; provided that an ABR Revolving Facility Borrowing may be in an aggregate amount that is equal to the entire unused available balance of the Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and under more than one Facility may be outstanding at the same time; provided, that there shall not at any time be more than a total of 10 Term Benchmark Borrowings outstanding under the Revolving Facility.
(d)    Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date for such Class, as applicable.
Section 2.03.    Requests for Borrowings. To request a Borrowing, the Borrowers shall notify the Administrative Agent of such request by submitting a Borrowing Request (a)(i) in the case of a Term Benchmark Borrowing denominated in Dollars, not later than 11:00 a.m., Local Time, three (3) U.S. Government Securities Business Day before the date of the proposed Borrowing, (ii) in the case of an RFR Borrowing denominated in Sterling, not later than 11:00 a.m., Local Time, three (3) RFR Business Days before the date of the proposed Borrowing, and (iii) in the case of a Term Benchmark Borrowing denominated in Euros, not later than 11:00 a.m., Local Time, three (3) Business Days before the date of the proposed Borrowing, or (b) in the case of an ABR Borrowing, not later than 12:00 p.m. (noon), Local Time, on the Business Day of the proposed Borrowing. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    whether such Borrowing is to be a Borrowing of Revolving Facility Loans, Other Incremental Revolving Loans, Other Revolving Loans or Replacement Revolving Loans;
(ii)    the Agreed Currency and the aggregate amount of the requested Borrowing;
(iii)    the date of such Borrowing, which shall be a Business Day;
(iv)    subject to Section 2.02(c), whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing or an Adjusted RFR Borrowing;
(v)    in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(vi)    the location and number of the Borrower’s account to which funds are to be disbursed; and

(vii)    the applicable Borrower for the requested Borrowing.
If no election as to the currency of a Borrowing is specified, then the requested Revolving Facility Borrowing shall be made in Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing made in Dollars. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing then the Borrowers shall be deemed to have selected an Interest Period of one (1) month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04.    Swingline Loans.
(a)    Subject to the terms and conditions set forth herein, from time to time on any Business Day during the Availability Period, each Swingline Lender severally agrees to make Swingline Loans in Dollars or Euros to the Borrowers in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans made by such Swingline Lender exceeding such Swingline Lender’s Swingline Commitment, (ii) the aggregate principal amount of outstanding Swingline Loans exceeding $1,000,000,000 or (iii) the Dollar Equivalent of any Lender’s Revolving Facility Credit Exposure exceeding its Commitment; provided that a Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.
(b)    To request a Swingline Loan, the Borrowers shall submit a written notice to the Administrative Agent by telecopy or electronic mail (or transmit by electronic communication including an Approved Electronic Platform, if arrangements for such transmission have been approved by the Administrative Agent) not later than (i) in the case of a Borrowing in Dollars, 11:00 a.m., Local Time, on the day of a proposed Borrowing of Swingline Loans, and (ii) in the case of a Borrowing in Euros, 10:00 a.m., London time, on the day of a proposed Borrowing of Swingline Loans. Each such notice shall be in a form approved by the Administrative Agent, shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lenders of any such notice received from the Borrowers. Each Swingline Lender shall make its ratable portion of the requested Swingline Loan (such ratable portion to be calculated based upon such Swingline Lender’s Swingline Commitment to the total Swingline Commitments of all of the Swingline Lenders) available to the Borrowers by means of a credit to an account of the Borrowers with the Administrative Agent designated for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(g), by remittance to the applicable Issuing Bank) by (i) in the case of a Borrowing in Dollars, 3:00 p.m., Local Time, on the requested date of such Swingline Loan (ii) in the case of a Borrowing in Euros, 3:00 p.m.,

London time, on the requested date of such Swingline Loan. The failure of any Swingline Lender to make its ratable portion of a Swingline Loan shall not relieve any other Swingline Lender of its obligation hereunder to make its ratable portion of such Swingline Loan on the date of such Swingline Loan, but no Swingline Lender shall be responsible for the failure of any other Swingline Lender to make the ratable portion of a Swingline Loan to be made by such other Swingline Lender on the date of any Swingline Loan.
(c)    Any Swingline Lender may by written notice given to the Administrative Agent require the Lenders to acquire participations in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day no later than 5:00 p.m. New York City time on such Business Day and if received after 12:00 noon, New York City time, on a Business Day shall mean no later than 10:00 a.m. New York City time on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of such Swingline Lenders, such Lender’s Applicable Percentage of such Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Swingline Lenders the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrowers of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to such Swingline Lenders. Any amounts received by a Swingline Lender from the Borrowers (or other party on behalf of the Borrowers) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lenders, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrowers for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof.

(d)    Any Swingline Lender may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of a Swingline Lender. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.
(e)    Subject to the appointment and acceptance of a successor Swingline Lender, a Swingline Lender may resign as a Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrowers and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.04(d) above.
Section 2.05.    Letters of Credit.
(a)    General.
(i)    Subject to the terms and conditions set forth herein, the Borrowers may request the issuance of (x) trade letters of credit in support of trade obligations of the Loan Parties and their Affiliates incurred in the ordinary course of business (each such letter of credit issued for such purposes, a “Trade Letter of Credit”), (y) standby letters of credit issued for any other lawful purposes of the Loan Parties and their Affiliates (each such letter of credit issued for such purposes, a “Standby Letter of Credit”) and (z) any other Letter of Credit issued for any other lawful purposes of the Loan Parties and their Affiliates, in each case, for its own account denominated in any Agreed Currency and in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the applicable Availability Period and prior to the date that is five Business Days prior to the applicable Revolving Facility Maturity Date; provided, that Barclays Bank PLC, Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLC, Morgan Stanley Bank, N.A., Morgan Stanley Senior Funding, Inc. and Truist Bank shall not be required to issue any Letter of Credit that is not a Standby Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any agreement submitted by the Borrowers to, or entered into by the Borrowers with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue any Letter of Credit the proceeds of which would be made available to any person (i) to fund any activity or business of or with any Sanctioned Person or in any Sanctioned Country, in violation of Sanctions or (ii) in any manner that would result in a violation of any applicable Anti-Corruption Laws, any applicable Anti-Money Laundering Laws or any applicable Sanctions by any party to this Agreement. The issuance of all Letters of Credit shall be subject to the customary procedures of the Issuing Banks.
(ii)    No Issuing Bank shall be under any obligation to issue, amend or extend any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending or extending such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance, amendment or extension of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect with respect to such Issuing Bank on the Effective Date, or any unreimbursed loss, cost or expense (including as a result of Basel III) which was not applicable or in effect with respect to such Issuing Bank as of the Effective Date and which such Issuing Bank reasonably and in good faith deems material to it or if the amount of such Letter of Credit, when aggregated with the amount of all other Letters of Credit (and L/C Disbursements in respect thereof) issued by such Issuing Bank would exceed such Issuing Bank’s Issuing Bank Sublimit. No Issuing Bank shall be under any obligation to issue, amend or extend any Letter of Credit if the issuance, amendment or extension of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.
(b)    Notice of Issuance, Amendment, Renewal, Extension: Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic extension in accordance with paragraph (c) of this Section) or extension of an outstanding Letter of Credit), the Borrowers shall by telecopy (or transmission by electronic communication, including an approved Borrower portal, if arrangements for doing so have been approved by the respective Issuing Bank) to (i) in the case of an issuance, an Issuing Bank of the Borrowers’ choice and the Administrative Agent and (ii) in the case of an amendment, renewal (other than an automatic extension in accordance with paragraph (c) of this Section) or extension of an outstanding Letter of Credit, to the applicable Issuing Bank and the Administrative Agent, in each case not less than three Business Days in advance of the requested date of issuance, amendment or extension (or such shorter period as the Administrative Agent and the applicable Issuing Bank in their sole discretion may agree) deliver a written notice requesting the issuance of a Letter of

Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit constitutes a Standby Letter of Credit, a Trade Letter of Credit or other Letter of Credit, and such other information as shall be necessary to issue, amend or extend such Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), immediately after giving effect to such issuance, amendment or extension (i) the Revolving L/C Exposure shall not exceed the Letter of Credit Sublimit, (ii) the applicable Revolving Facility Credit Exposure shall not exceed the applicable Revolving Facility Commitments, (iii) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by any Issuing Bank at such time plus (y) the aggregate amount of all L/C Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrowers plus (z) the aggregate amount of all Revolving Facility Loans funded by such Issuing Bank at such time shall not exceed its Revolving Facility Commitment, (iv) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by any Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrowers at such time shall not exceed its Letter of Credit Commitment and (v) the Revolving L/C Exposure in any currency other than Dollars shall not exceed $450,000,000. In addition, to the extent required by the applicable Issuing Bank, the Borrowers shall provide additional information and documentation as shall be necessary for the issuance of letters of credit and deliver a duly completed Letter of Credit Request. The form and type of instrument of the proposed Letter of Credit must be in the form and of such a type of instrument as requested by the Borrowers (to the extent required by the relevant beneficiary) and approved by the relevant Issuing Bank (such approval not to be unreasonably withheld, delayed or conditioned) prior to the date of the Letter of Credit Request in respect of that Letter of Credit. In the case of any conflict between the terms of this Agreement and a Letter of Credit Request, the terms of this Agreement shall control.
(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year (unless otherwise agreed upon by the Administrative Agent and the applicable Issuing Bank in their sole discretion) after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, up to one year (unless otherwise agreed upon by the Administrative Agent and the applicable Issuing Bank in their sole discretion) after such renewal or extension) and (ii) the date that is five Business Days prior to the applicable Revolving Facility Maturity Date; provided, that any Letter of Credit with a one year tenor may provide for automatic extension thereof for additional up to one year periods (which, in no event, shall extend beyond the date referred to in clause (ii) of this paragraph (c)) so long as such Standby Letter of Credit permits the applicable Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such

Standby Letter of Credit) by giving prior notice to the beneficiary thereof within a time period during such twelve-month period to be agreed upon at the time such Standby Letter of Credit is issued; provided, further, that if the applicable Issuing Bank and the Administrative Agent each consent in their sole discretion, the expiration date on any Letter of Credit may extend beyond the date referred to in clause (ii) above, provided, that if any such Letter of Credit is outstanding or is issued under the Revolving Facility Commitments of any Class after the date that is 30 days prior to such Revolving Facility Maturity Date for such Class the Borrowers shall provide cash collateral pursuant to documentation reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank in an amount equal to 102 % of the face amount of each such Standby Letter of Credit on such date of issuance. Each Trade Letter of Credit shall expire on the earlier of (x) 180 days after such Trade Letter of Credit’s date of issuance or (y) the date five Business Days prior to the applicable Revolving Facility Maturity Date.
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) under the Revolving Facility Commitments of any Class and without any further action on the part of the applicable Issuing Bank or the Revolving Facility Lenders, such Issuing Bank hereby grants to each Revolving Facility Lender under such Class, and each such Revolving Facility Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Facility Lender’s applicable Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Facility Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Facility Lender’s Revolving Facility Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason, including after the Maturity Date. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Facility Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit and to make payments in respect of such acquired participations are absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments or the fact that, as a result of changes in currency exchange rates, such Revolving Facility Lender’s Revolving Facility Credit Exposure at any time might exceed its Revolving Facility Commitment at such time (in which case Section 2.11(d) would apply), and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If the applicable Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse (or cause the applicable Loan Party or Subsidiary to reimburse) such L/C Disbursement by paying to the Administrative Agent an amount in the currency of such L/C Disbursement equal to such L/C Disbursement not later than 2:00 p.m., Local Time, on the next succeeding Business Day) the Borrowers receive notice under paragraph (g) of this Section of such L/C Disbursement, together with accrued interest thereon from the date of such L/C Disbursement at the rate applicable to ABR Revolving Facility Loans of the applicable Class; provided, that (x) if such L/C Disbursement is denominated in Dollars, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Facility Borrowing of the applicable Class, as applicable, and (y) if such L/C Disbursement is denominated in an Alternative Currency, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be converted into an equivalent amount of an ABR Revolving Facility Borrowing denominated in Dollars in an amount equal to the Dollar Equivalent of such Alternative Currency, and, in each case, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Borrowing (and with interest owing thereon from the date of the respective L/C Disbursement). If the Borrowers fail to reimburse any L/C Disbursement when due, then the Administrative Agent shall promptly notify the applicable Issuing Bank and each other applicable Revolving Facility Lender of the applicable L/C Disbursement, the payment then due from the Borrowers in respect thereof (the “Unreimbursed Amount”) and, in the case of a Revolving Facility Lender, such Lender’s Revolving Facility Percentage thereof. Promptly following receipt of such notice, each Revolving Facility Lender with a Revolving Facility Commitment of the applicable Class shall pay to the Administrative Agent its Revolving Facility Percentage of the Unreimbursed Amount in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Facility Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Facility Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this clause (e), the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Facility Lenders have made payments pursuant to this clause (e) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Facility Lender pursuant to this clause (e) to reimburse an Issuing Bank for any L/C Disbursement (other than the funding of an ABR Revolving Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such L/C Disbursement.
(f)    Obligations Absolute. The Borrowers’ obligation to reimburse L/C Disbursements as provided in clause (e) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder or (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrowers or any Subsidiary or in the relevant currency markets generally. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are determined by a court of competent jurisdiction to have been caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrowers of any such demand for payment under a Letter of Credit and whether such Issuing Bank has made or will make a L/C Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligations to reimburse such Issuing Bank and the Revolving Facility Lenders with respect to any such L/C Disbursement.
(h)    Interim Interest. If an Issuing Bank shall make any L/C Disbursement, then, unless the Borrowers shall reimburse such L/C Disbursement in full in the applicable currency on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrowers reimburse such L/C Disbursement, at the rate per annum then applicable to ABR Revolving Loans of the applicable Class and such interest shall be due and payable on the date when such reimbursement is payable; provided, that, if such L/C Disbursement is not reimbursed by the Borrowers when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Facility Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Facility Lender to the extent of such payment.
(i)    Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.
(j)    Cash Collateralization. If (x) any Event of Default shall occur and be continuing, (i) in the case of an Event of Default described in Section 8.01(h) or (i), on the Business Day or (ii) in the case of any other Event of Default, on the third Business Day, in each case, following the date on which the Borrowers receive notice from the Administrative Agent (or, if the maturity of the Loans has been accelerated, Revolving Facility Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with or at the direction of the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in Dollars equal to 102% of the Revolving L/C Exposure as of such date; provided, that upon the occurrence of any Event of Default with respect to the Borrowers described in clause (h) or (i) of Section 8.01, the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind and (y) on any Revaluation Date, the Revolving L/C Exposure exceeds the Letter of Credit Sublimit, on the Business Day on which the Borrowers receive notice from the Administrative Agent

(or, if the maturity of the Loans has been accelerated, Revolving Facility Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with or at the direction of the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in Dollars equal to the Revolving L/C Exposure in excess of the Letter of Credit Sublimit as of such Revaluation Date. Each such deposit pursuant to this paragraph shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent) the Borrowers shall Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.22(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (i) for so long as an Event of Default shall be continuing, the Administrative Agent and (ii) at any other time, the Borrowers, in each case, in Permitted Investments and at the risk and expense of the Borrowers, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Facility Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder, (i) in the event all Events of Default shall have been cured or waived or the termination of the Defaulting Lender Status, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after such cure or waiver, (ii) in the event of the cancellation or expiration of any Letter of Credit, an amount equal to the undrawn amount of such Letter of Credit plus any accrued interest with respect to such amount shall be returned to the Borrowers within three Business Days of such cancellation or expiration or (iii) if on any subsequent Revaluation Date, the Revolving L/C Exposure does not exceed the Letter of Credit Sublimit as of such Revaluation Date, any amounts in excess of the Letter of Credit Sublimit shall be returned to the Borrowers within three Business Days after such Revaluation Date.
(k)    Additional Issuing Banks. From time to time, the Borrowers may by notice to the Administrative Agent designate up to six Lenders (in addition to the Issuing Banks as of the Effective Date) each of which agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the Administrative Agent as an Issuing Bank.

Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed) and shall thereafter be an Issuing Bank hereunder for all purposes.
(l)    Reporting. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall (i) provide to the Administrative Agent copies of any notice received from the Borrowers pursuant to Section 2.05(b) no later than the next Business Day after receipt thereof and (ii) report in writing to the Administrative Agent (A) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), and such Issuing Bank shall be permitted to issue, amend or extend such Letter of Credit if the Administrative Agent shall not have advised such Issuing Bank that such issuance, amendment or extension would not be in conformity with the requirements of this Agreement, (B) on each Business Day on which such Issuing Bank makes any L/C Disbursement, the date of such L/C Disbursement and the amount and currency of such L/C Disbursement and (C) on any other Business Day, such other information with respect to the outstanding Letters of Credit issued by such Issuing Bank as the Administrative Agent shall reasonably request.
(m)    Provisions Related to Extended Revolving Facility Commitments. No later than 5 Business Days of the Revolving Facility Maturity Date of any Class of Revolving Facility Commitments (an “Expiring Class”), the Borrowers will Cash Collateralize any Revolving L/C Exposure held by Lenders of such Expiring Class with respect to Letters of Credit expiring after the Revolving Facility Maturity Date of such Expiring Class. If the Borrowers fail to comply with their obligations pursuant to the foregoing sentence, the Administrative Agent may, at any time, require that Lenders with Revolving Facility Commitments of the Expiring Class fund Revolving Facility Loans under their Revolving Facility Commitments in an amount necessary to Cash Collateralize the portion of the Revolving L/C Exposure with respect to Letters of Credit expiring after the Revolving Facility Maturity Date of the Expiring Class that is necessary to cause the Borrowers’ obligations under the first sentence of this paragraph to be complied with, and, upon any such Lender of the Expiring Class funding its Revolving Facility Loans as provided above, such Lender’s risk participation in such Revolving L/C Exposure shall be reduced by the amount of its Revolving Facility Loan so funded; provided that the Revolving Facility Lenders’ obligation under this paragraph shall not be subject to the conditions set forth in Section 4.01.
Section 2.06.    Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time (or, if later, two hours after the Borrowing Request has been delivered pursuant to Section 2.03) on the Business Day specified in the applicable Borrowing

Request, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to an account designated by the Borrowers in the applicable Borrowing Request; provided, that ABR Revolving Loans made to finance the reimbursement of a L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of the Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (A) the NYFRB Rate and (B) a rate as reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans, or in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable, at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the Borrowing.
Section 2.07.    Interest Elections.
(a)    Each Borrowing initially shall be of the Type and Agreed Currency specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in the Borrowing Request. Thereafter, the Borrowers may elect to convert the Borrowing to a different Type or to continue the Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising the Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
(b)    To make an election pursuant to this Section, the Borrowers shall notify the Administrative Agent of such election in writing or electronic mail (or transmit by electronic communication including an Approved Electronic Platform, if arrangements for such transmission have been approved by the Administrative Agent) by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type and in the applicable currency resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be in the form previously provided by the Administrative Agent to the Borrowers or as otherwise approved by the Administrative Agent and signed by the Borrowers, which foregoing signature requirement may be waived at the sole discretion of the Administrative Agent.
(c)    Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Agreed Currency and principal amount of Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing (in the case of Borrowings denominated in Dollars) or a Term Benchmark Borrowing or an RFR Borrowing; and
(iv)    if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrowers fail to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Term Benchmark Borrowing, as applicable, with an Interest Period of one (1) month’s duration. If the Borrowers fail to deliver a timely and complete Interest Election Request with respect to a Term Benchmark Borrowing in an Alternative Currency prior to the end of the Interest Period therefor, then, unless such Term Benchmark Borrowing is repaid as provided herein, the Borrowers shall be deemed to have selected that such Term Benchmark Borrowing shall automatically be continued as a Term Benchmark Borrowing in its original Agreed Currency with an Interest Period of one month at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrowers, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, (y) each Term Benchmark Borrowing and each RFR Borrowing, in each case denominated in Dollars, shall be converted to an ABR Borrowing denominated in Dollars and (z) each Term Benchmark Borrowing and each RFR Borrowing, in each case denominated in an Alternative Currency, shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Agreed Currency other than Dollars shall, at the election of the Borrowers, either be (A) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the Interest Period, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period, as applicable, in full; provided that if no election is made by the Borrowers by the earlier of (x) the date that is three (3) Business Days after receipt by the Borrowers of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, the Borrowers shall be deemed to have elected clause (A) above.
Section 2.08.    Termination and Reduction of Commitments.
(a)    Unless previously terminated, the Revolving Facility Commitments of each Class shall terminate on the applicable Revolving Facility Maturity Date for such Class.
(b)    The Borrowers may at any time terminate, or from time to time reduce, the Commitments of any Class; provided, that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if less, the remaining amount of the Revolving Facility Commitments of such Class) and (ii) the Borrowers shall not terminate or reduce the Revolving Facility Commitments of any Class if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11, the Revolving Facility Credit Exposure of such Class would exceed the total Revolving Facility Commitments of such Class.
(c)    The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable; provided, that a notice of termination of the Revolving Facility Commitments delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied or waived by the Borrowers. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
Section 2.09.    Repayment of Loans; Evidence of Debt.
(a)    The Borrowers hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Revolving Facility Lender the then unpaid principal amount of each Revolving Facility Loan on the Revolving Facility Maturity Date applicable to such Revolving Facility Loans and (ii) to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the fifth Business Days after such Swingline Loan is made; provided that on each date that a Revolving Facility Borrowing is made, the Company shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”) in the applicable form set out in Exhibit I. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Borrowers. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
(f)    If the Administrative Agent notifies the Borrowers at any time that the aggregate amount of all Loans and LC Exposure denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice (or such later date as reasonably agreed by the Administrative Agent), the Borrowers shall prepay Loans and/or cash collateralize Letters of Credit in accordance with Section 2.05(j), in an aggregate amount sufficient to reduce such amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.
Section 2.10.    Repayment of Revolving Facility Loans. To the extent not previously paid, outstanding Revolving Facility Loans of each Class shall be due and payable on the applicable Revolving Facility Maturity Date.
Section 2.11.    Prepayment of Loans.
(a)    Notwithstanding anything to the contrary contained in this Agreement, the Borrowers shall have the right at any time and from time to time to prepay the Revolving Facility Loans in whole or in part, without premium or penalty (subject to Section 2.16).
(b)    Prior to any prepayment of any Revolving Facility Loans hereunder, the Borrowers shall select the Borrowing or Borrowings of the applicable Class to be prepaid and shall notify the Administrative Agent in writing (including by including through an Approved Electronic Platform, if arrangements for doing so have been approved by the Administrative Agent and, if relevant, the respective Swingline Lenders) of such selection (a)(i) in the case of a prepayment of Term Benchmark Loans denominated in Dollars, not later than 11:00 a.m., Local Time, three (3) Business Days before the date of the proposed prepayment, (ii) in the case of a prepayment of RFR Loans denominated in Sterling, not later than 11:00 a.m., Local Time, three (3) Business Days before the date of the proposed prepayment, and (iii) in the case of a prepayment of Term Benchmark Loans denominated in Euros, not later than 11:00 a.m., Local Time, three (3) Business Days before the date of the proposed prepayment, (b) in the case of a prepayment of ABR Loans, not later than 12:00 p.m., Local Time, on the Business Day of the proposed prepayment or (c) in the case of a prepayment of Swingline Loans not later than (i) in the case of a prepayment of Swingline Loans denominated in Dollars, 11:00 a.m., Local Time and (ii) in the case of a prepayment of Swingline Loans denominated in Euros, 10:00 a.m., London time, on the date of the proposed prepayment (or, in each case, such shorter period reasonably acceptable to the Administrative Agent). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided, that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be delayed until such time as such condition is satisfied or may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied (or waived by the Borrowers in their sole discretion) and/or rescinded at any time by the Borrowers if the Borrowers determine in their sole discretion that any or all of such conditions will not be satisfied (or waived). Each prepayment of a Revolving Facility Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and any break funding payments required by Section 2.16.
(c)    In the event and on such occasion that the total Revolving Facility Credit Exposure of any Class exceeds the total Revolving Facility Commitments of such Class, the Borrowers shall prepay Revolving Facility Borrowings of such Class (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.
(d)    In the event and on such occasion as the Revolving L/C Exposure exceeds the Letter of Credit Sublimit, the Borrowers shall deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j) in an amount equal to such excess.
Section 2.12.    Fees.
(a)    The Borrowers agree to pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, on the date that is 15 calendar days after the last day of February, May, August and November in each year (commencing August 31, 2025), and on the date on which the Revolving Facility Commitments (drawn or undrawn) of all the Lenders shall be terminated as provided herein, a facility fee (a “Facility Fee”) on the daily amount of the applicable Revolving Facility Commitments of such Lender during the preceding quarter (or other period commencing with the Effective Date or ending with the date on which the last of the Commitments of such Lender shall be terminated) at a rate equal to the Applicable Facility Fee. The Administrative Agent shall provide the Borrowers with an invoice of the Facility Fees payable in any Fiscal Quarter on or before the last day of February, May, August and November in each year, and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein. All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on the Effective Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.
(b)    The Borrowers from time to time agree to pay to each Revolving Facility Lender of each Class (other than any Defaulting Lender), through the Administrative

Agent, on the date that is 15 calendar days after the last day of February, May, August and November of each year and on the Revolving Facility Maturity Date (or such other date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein), a fee (an “L/C Participation Fee”) in Dollars on such Lender’s Revolving Facility Percentage of the Dollar Equivalent of the daily average Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) of such Class, during the preceding quarter (or shorter period commencing with the Effective Date or ending with the applicable Revolving Facility Maturity Date or the date on which the Revolving Facility Commitments of such Class shall be terminated) at the rate per annum equal to the Applicable Margin for Term Benchmark Loans effective for each day in such period. The Administrative Agent shall provide the Borrowers with an invoice of the L/C Participation Fees payable in any Fiscal Quarter on or before the last day of February, May, August and November in each year (commencing August 31, 2025), and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein. All L/C Participation Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.
(c)    The Borrowers agree to pay to the Administrative Agent, for the accounts of the Administrative Agent, the agency fees set forth in any fee letters entered into between the Administrative Agent and the Borrowers relating to such fees as such letters may be amended, restated, supplemented or otherwise modified from time to time, at the times specified therein (the fees payable to the Administrative Agent being the “Administrative Agent Fees”).
(d)    The Borrowers agree to pay to the Administrative Agent, for the accounts of the Lenders as of the Effective Date, the upfront fees described in any fee letters entered into by the Borrowers relating to such fees by the date that is five (5) Business Days after the Effective Date.
(e)    [Reserved].
(f)    All Fees shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.
Section 2.13.    Interest.
(a)    The Loans comprising each (i) ABR Borrowing shall bear interest at the ABR plus the Applicable Margin and (ii) (x) Swingline Loan denominated in Dollars shall bear interest at the ABR plus the Applicable Margin and (y) Swingline Loan denominated in Euros shall bear interest equal to the Adjusted Daily Simple ESTR in effect on each applicable day, plus the Applicable Margin.
(b)    The Loans comprising (i) each Term Benchmark Borrowing of Loans shall bear interest at the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate, as

applicable, for the Interest Period in effect for such Borrowing plus the Applicable Margin, and (ii) each RFR Loan shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Margin.
(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section; provided, that this paragraph (c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 10.08.
(d)    Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan and (ii) in the case of Revolving Facility Loans, upon termination of the applicable Revolving Facility Commitments; provided, that (A) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    Interest computed by reference to the Term SOFR Rate, the EURIBOR Rate or Daily Simple RFR with respect to Dollars shall be computed on the basis of a year of 360 days. Interest computed by reference to Daily Simple RFR with respect to Sterling or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate, Adjusted Daily Simple RFR or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.14.    Alternate Rate of Interest.
(a)    Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Term SOFR Rate,

the Adjusted EURIBOR Rate or the EURIBOR Rate or (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period, (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR, Daily Simple RFR or RFR for the applicable Agreed Currency or (C) at any time, that adequate and reasonable means do not exist for ascertaining the Adjusted Daily Simple ESTR (including because Daily Simple ESTR is not available or published on a current basis); or
(ii)    the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency;
then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrowers deliver a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for an ABR Borrowing and (B) for Loans denominated in an Alternative Currency, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrowers’ receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrowers deliver a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, an ABR Loan and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined (and provides written notice to the Borrower of such determination if there are Loans in such Agreed Currency outstanding), any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrowers’ election prior to such day: (A) be prepaid by the Borrowers on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time; provided that if no election is made by the Borrowers by the earlier of (x) the date that is three (3) Business Days after receipt by the Borrowers of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, the Borrowers shall be deemed to have elected clause (B) or (C) above, as applicable and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined (and provides written notice to the Borrower of such determination if there are Loans in such Agreed Currency outstanding), any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrowers’ election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately; provided that if no election is made by the Borrowers by the date that is three (3) Business Days after receipt by the Borrowers of such notice, the Borrowers shall be deemed to have elected clause (A) above. If any Swingline Loan denominated in Euros is outstanding on the date of the Borrowers receive notice from the Administrative Agent referred to in this Section 2.14(a) with respect to Daily Simple ESTR, then until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to Daily Simple ESTR, no borrowings of Swingline Loans denominated in Euros shall be permitted.

(b)    Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.
(c)    Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)    The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate and the EURIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrowers will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14, (A) for Loans denominated in Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan and (C) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrowers’ election prior to such day: (A) be prepaid by the Borrowers on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrowers’ election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.
Section 2.15.    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment)against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted EURIBOR Rate, as applicable) or Issuing Bank; or
(ii)    impose on any Lender or any Issuing Bank or the London or other relevant interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Lender, Administrative Agent or Issuing Bank to any Tax with respect to any Loan Document or any Loan or Letter of Credit thereunder (other than (i) Indemnified Taxes, or (ii) Excluded Taxes, or (iii) Bank Levies),
and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting or maintaining any such Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs actually incurred or reduction actually suffered.
(b)    If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrowers shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered, as reasonably determined by such Lender or such Issuing Bank.
(c)    A certificate of a Lender or an Issuing Bank describing in reasonable detail the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the Borrowers thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided, that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.16.    Break Funding Payments.

(a)    With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow (other than due to the default of the relevant Lender), convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11 and is revoked in accordance therewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.19, or (v) the failure by the Borrowers to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(b)    With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow (other than due to the default of the relevant Lender) or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11 and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrowers pursuant to Section 2.19, or (iv) the failure by the Borrowers to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 2.17.    Taxes.
(a)    Any and all payments made by or on behalf of any Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for, or on account of, any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a Loan Party or a withholding agent, then the applicable Loan Party or withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by or on behalf of the applicable Loan Party shall be increased as necessary so that after such deductions or withholdings have been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Lender (or, in the case of a payment received by the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    In addition, the Loan Parties shall pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    The Loan Parties shall jointly and severally indemnify the Administrative Agent and each Lender and/or Issuing Bank within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by the Administrative Agent or Lender or required to be withheld or deducted from a payment to the Administrative Agent or Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 10.04(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the

Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    If any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)    Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document (other than payments arising in connection with any advance made to the UK Borrower, to which Section 2.23 shall apply) shall deliver to the Borrowers and the Administrative Agent, at such time or times reasonably requested by the Lead Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Lead Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Lead Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Lead Borrower or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(h)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(h)    Without limiting the generality of the foregoing:
(i)    Each Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or about the date on which it becomes a party to this Agreement (and from time to time thereafter when required by law or upon the reasonable request of the Lead Borrower or the Administrative Agent) properly completed and duly signed copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding; and
(ii)    Each Lender that is not a U.S. Person (a “Foreign Lender”) shall deliver to the Borrowers and the Administrative Agent on or about the date on which it becomes a party to this Agreement (and from time to time thereafter when required by law or upon the reasonable request of the Lead Borrower or the Administrative Agent) properly completed and duly signed copies of the following, as applicable:
(A)    Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(B)    Internal Revenue Service Form W-8ECI (or any successor forms),
(C)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the applicable form of Exhibit F (any such certificate a “United States Tax Compliance Certificate”), or any other form approved by the Administrative Agent and the Lead Borrower, to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (y) Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms), or
(D)    to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership, or is a Foreign Lender that has granted a participation), Internal Revenue Service Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by an Internal Revenue Service Form W-8ECI, Form W-8BEN or W-8BEN-

E, United States Tax Compliance Certificate, Internal Revenue Service Form W- 9, Internal Revenue Service Form W-8IMY (or other successor forms) or any other required documentation from each beneficial owner, as applicable (provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners are claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such beneficial owner(s)).
(E)    any other form prescribed by applicable U.S. federal income tax Laws as a basis for claiming a complete exemption from, or a reduction in, any United States federal withholding Tax on any payments to such Lender under any Loan Document, together with supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made.
(i)    If a payment made to a Lender under any Loan Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Lead Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Lead Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (i), “FATCA” shall include any amendments made to FATCA after the Effective Date.
(j)    For purposes of this Section 2.17 and Section 2.23 below, the term “Lender” includes any Issuing Bank.
(k)    Each party’s obligations under this Section 2.17 and Section 2.23 below shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(l)    VAT
(i)    All amounts expressed to be payable under a Loan Document by any Party to a Lender which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Lender to any Party under a Loan Document and such Lender is required to account to the relevant tax authority for the VAT, that Party must pay to such Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Lender must promptly provide an appropriate VAT invoice to that Party).
(ii)    If VAT is or becomes chargeable on any supply made by any Lender (the "Supplier") to any other Lender (the "Recipient") under a Loan Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):
(A)    (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and
(B)    (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(iii)    Where a Loan Document requires any Party to reimburse or indemnify a Lender for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(iv)    Any reference in this Section 2.17(l) to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union, including but not limited to the Value Added Tax Act 1994) so that a reference to a party shall be construed as a reference to that party or the relevant group or unity (or fiscal unity) of which that party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).
(v)    In relation to any supply made by a Lender to any Party under a Loan Document, if reasonably requested by such Lender, that Party must promptly provide such Lender with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Lender's VAT reporting requirements in relation to such supply.
Section 2.18.    Payments Generally; Pro Rata Treatment; Sharing of Set offs.
(a)    (i) Except with respect to principal of and interest on Loans denominated in an Alternative Currency, unless otherwise specified, the Borrowers shall make each payment required to be made by the Borrowers hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) in Dollars prior to 2:00 p.m., Local Time, on the date when due, and (ii) all payments with respect to principal and interest on Loans denominated in an Alternative Currency shall be made in such Alternative Currency not later than the Applicable Time specified by the Administrative Agent on the dates specified herein, in each case, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrowers by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. Except as otherwise expressly provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrowers are prohibited by any law from making any required payment hereunder in an Alternative Currency, the Borrowers shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent from the Borrowers to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due from the Borrowers hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrowers hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, towards payment of unreimbursed L/C Disbursements then due from the Borrowers hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties, and (iii) third, towards payment of principal then due from the Borrowers hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Facility Loans or participations in L/C Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements or Swingline Loans to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this paragraph (c) shall apply). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers’ rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the NYFRB Rate.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.05(d) or (e), 2.06(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.19.    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice from the Borrowers to such Lender and the Administrative Agent, require any such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and, if in respect of any Revolving Facility Commitment or Revolving Facility Loan and the Issuing Banks and Swingline Lenders), which consent, in each case, shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrowers may have against any Lender that is a Defaulting Lender.
(c)    If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge, Extension or termination which pursuant to the terms of Section 10.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrowers shall have the right (unless such Non-Consenting Lender grants such consent) at their sole expense (including with respect to the processing and recordation fee referred to in Section 10.04(b)(ii)(B)), to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to (and any such Non-Consenting Lender agrees that it shall, upon the Borrowers’ request) assign its Loans and its Commitments (or, at the Borrowers’ option, the Loans and Commitments under the Facility that is the subject of the proposed amendment, waiver, discharge or termination) hereunder to one or more assignees (except as expressly set forth in the proviso below, in accordance with and subject to the restrictions contained in Section 10.04) reasonably acceptable to (i) the Administrative Agent and (ii) if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Issuing Banks and Swingline Lenders; provided that: (a) all Obligations of the Borrowers owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and (c) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver, discharge or termination. In connection with any such assignment the Borrowers, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 10.04; provided, that if such Non−Consenting Lender does not comply with Section 10.04 within three Business Days after Borrowers’ request, compliance with Section 10.04 shall not be required to effect such assignment.
Section 2.20.    Illegality. If any Lender reasonably determines that (i) any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Effective Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Term Benchmark Loans or (ii) it becomes otherwise unlawful for such Lender to make or maintain any Term Benchmark Loans or ABR Borrowings, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligations of such Lender to make or continue Term Benchmark Loans or to convert ABR Borrowings to Term Benchmark

Borrowings or, in case of clause (ii) above, the obligation of such Lender to make or maintain any Term Benchmark Loans or ABR Borrowings, shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall upon demand from such Lender (with a copy to the Administrative Agent), either prepay or convert all Term Benchmark Borrowings of such Lender to ABR Borrowings, or, in case of clause (ii) above, prepay all Term Benchmark Loans or ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Borrowings or, in case of clause (ii) above, such Term Benchmark Loans or ABR Borrowings, to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.
Section 2.21.    Incremental Commitments.
(a)    The Borrowers may, by written notice to the Administrative Agent from time to time after the Effective Date, request Incremental Revolving Facility Commitments in an amount not to exceed the Incremental Amount from one or more Incremental Revolving Facility Lenders (which may include any existing Lender) willing to provide such Incremental Revolving Facility Commitments in their own discretion; provided, that each Incremental Revolving Facility Lender shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld, conditioned or delayed) unless such Incremental Revolving Facility Lender is a Lender, an Affiliate of a Lender or an Approved Fund. Such notice shall set forth (i) the amount of the Incremental Revolving Facility Commitments being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $25,000,000 or equal to the remaining Incremental Amount), (ii) the date on which such Incremental Revolving Facility Commitments are requested to become effective (the “Increased Amount Date”) and (iii) whether such Incremental Revolving Facility Commitments are to be commitments to make revolving loans with pricing and other terms identical to an existing Class of Revolving Facility Loans (which may be part of such existing Class) or commitments to make revolving loans with pricing and/or other terms different from all existing Classes of Revolving Facility Loans (“Other Incremental Revolving Loans”).
(b)    The Borrowers and each Incremental Revolving Facility Lender shall execute and deliver to the Administrative Agent an Increase Confirmation and such other documentation to be agreed between the Borrowers and the Incremental Revolving Facility Lenders. Each Increase Confirmation shall specify the terms of the applicable Incremental Revolving Facility Commitments; provided that, (i) except as to pricing and as otherwise provided in clauses (ii) through (v) below, Incremental Revolving Facility Commitments shall have (x) terms that are consistent with, or (taken as a whole) are not materially more favorable to the lenders providing such Incremental Revolving Facility Commitments than the terms applicable to the then existing Revolving Facility Loans or (y) such other terms (including as to guarantees) as shall be reasonably satisfactory to the Administrative Agent, (ii) the Other Incremental Revolving Loans shall rank pari passu in right of payment and of security with the Revolving Facility Loans, (iii) the final maturity date of any Other Incremental Revolving Loans shall be no earlier than the Revolving Facility Maturity Date, (iv) for the avoidance of doubt, Other Incremental Revolving Loans shall not be guaranteed by any Person that is not a Guarantor and shall be unsecured and (v) the Other Incremental Revolving Loans shall be denominated in Dollars or any other Agreed Currency and borrowed by the Borrowers. Each of the parties hereto hereby agrees that, (i) upon the effectiveness of Incremental Revolving Facility Commitments, this Agreement shall, at the request of the Borrowers, be amended to the extent (but only to the extent) the Borrowers and the Administrative Agent mutually determine such amendment is necessary or advisable to reflect the existence and terms of such Incremental Revolving Facility Commitments, and any joinder agreement or amendment consented to by the Borrowers may, with the consent only of the Incremental Revolving Facility Lenders providing such Incremental Revolving Facility Commitments and the Administrative Agent, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate to effect the provisions of this Section 2.21.
(c)    Notwithstanding the foregoing, no Incremental Revolving Facility Commitment shall become effective under this Section 2.21 unless on the date of such effectiveness, (x) the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and (y) the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Borrowers.
(d)    Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Revolving Facility Loans in respect of Incremental Revolving Facility Commitments (other than Other Incremental Revolving Loans), when originally made, are included in each outstanding Borrowing of the applicable Class of Revolving Facility Loans on a pro rata basis. The Borrowers agree that Section 2.16 shall apply to any conversion of Term Benchmark Loans to ABR Loans reasonably required by the Administrative Agent to effect the foregoing.
(e)    Notwithstanding anything to the contrary in Section 2.18(c) (which provisions shall not be applicable to clauses (e) through (i) of this Section 2.21), pursuant to one or more offers made from time to time by the Borrowers to all Lenders of any Class of Revolving Facility Commitments on a pro rata basis (based on the aggregate outstanding Revolving Facility Commitments under such applicable Revolving Facility) and on the same terms (“Extension Offers”), the Borrowers are hereby permitted to consummate transactions with individual Lenders from time to time to extend the maturity date of such Lender’s Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Extension Offer (including without limitation increasing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans). Any such extension (an “Extension”) agreed to between the Borrowers and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Incremental Revolving Facility Commitment for such Lender (if such Lender is extending an existing Revolving Facility Commitment (such extended Revolving Facility Commitment, an “Extended Revolving Facility Commitment”)).
(f)    The Borrowers and each Extending Lender shall execute and deliver to the Administrative Agent an Increase Confirmation to evidence the Extended Revolving Facility Commitments of such Extending Lender. Each such Increase Confirmation shall specify the terms of the Extended Revolving Facility Commitments; provided that (i) except as to interest rates, fees, call premiums, call protection, final maturity date and participation in prepayments (which shall, subject to clauses (ii) through (iv) of this proviso, be determined by the Borrowers and set forth in the Extension Offer), the Extended Revolving Facility Commitments and Loans thereunder shall have (x) terms that are consistent with, or (taken as a whole) are not more materially more favorable to the lenders providing such Extended Revolving Facility Commitments than the terms applicable to the then existing Revolving Facility Loans or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Extended Revolving Facility Commitments shall be no earlier than the Revolving Facility Maturity Date, (iii) Extended Revolving Facility Commitments shall not be guaranteed by any Person that is not a Guarantor and shall be unsecured, and (iv) any Extended Revolving Facility Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder. Upon the effectiveness of any Increase Confirmation, this Agreement shall, at the request of the Borrowers, be amended to the extent (but only to the extent) the Borrowers and the Administrative Agent mutually determine such amendment is necessary or advisable to reflect the existence and terms of the Extended Revolving Facility Commitments evidenced thereby as provided for in Section 10.08(e). Any such deemed amendment may be memorialized in writing agreed between the Administrative Agent and the Borrowers (in each case, with consent to such changes not to be unreasonably withheld or delayed) and furnished to the other parties hereto. If provided in any Increase Confirmation with respect to any Extended Revolving Facility Commitments, and with the consent of each Issuing Bank and Swingline Lender, participations in Letters of Credit and Swingline Loans shall be reallocated to lenders holding such Extended Revolving Facility Commitments in the manner specified in such Increase Confirmation, including upon effectiveness of such Extended Revolving Facility Commitment or upon or prior to the maturity date for any Class of Revolving Facility Commitment.
(g)    Upon the effectiveness of any such Extension, the applicable Extending Lender’s Revolving Facility Commitment will be automatically designated an Extended Revolving Facility Commitment. For purposes of this Agreement and the other Loan Documents, such Extending Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Extended Revolving Facility Commitment.

(h)    Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.21), (i) the aggregate amount of Extended Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Extended Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) any Extending Lender may extend all or any portion of its Revolving Facility Commitments pursuant to one or more Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Revolving Facility Commitment), (iv) there shall be no condition to any Extension of any Loan or Commitment at any time or from time to time other than compliance with Section 2.21(e) through (i) and notice to the Administrative Agent of such Extension and the terms of the Extended Revolving Facility Commitment implemented thereby, (v) all Extended Revolving Facility Commitments and all obligations in respect thereof shall be Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that are pari passu in right of payment with all other Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents and (vi) no Issuing Bank shall be obligated to issue Letters of Credit under such Extended Revolving Facility Commitments unless it shall have consented thereto.
(i)    Each Extension shall be consummated pursuant to procedures set forth in the associated Extension Offer; provided that the Borrowers shall cooperate with the Administrative Agent prior to making any Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.
(j)    [Reserved].
(k)    [Reserved].
(l)    Notwithstanding anything to the contrary in Section 2.18(c) (which provisions shall not be applicable to clauses (l) through (o) of this Section 2.21), the Borrowers may by written notice to the Administrative Agent establish one or more additional Facilities providing for revolving commitments (“Replacement Revolving Facility Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replace in whole or in part any Revolving Facility Commitments under this Agreement. Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which the Borrowers propose that the Replacement Revolving Facility Commitments shall become effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided that: (i) before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date each of the conditions set forth in Section 4.01(b) and (c) shall be satisfied; (ii) after giving effect to the establishment of any Replacement Revolving Facility Commitments and any concurrent reduction in the aggregate amount of any other Revolving Facility Commitments, the aggregate amount of Revolving Facility Commitments shall not exceed the aggregate amount of the Revolving Facility Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date plus amounts used to pay fees, costs and expenses and accrued interest associated therewith; (iii) no Replacement Revolving Facility Commitments shall have a final maturity date prior to the Revolving Facility Maturity Date in effect at the time of incurrence for the Class of Revolving Facility Commitments being replaced; (iv) all other terms applicable to such Replacement Revolving Facility Commitments (other than provisions relating to (x) fees, interest rates and other pricing terms which shall be as agreed between the Borrowers and the Lenders providing such Replacement Revolving Facility Commitments and (y) the amount of any Letter of Credit Sublimit under such Replacement Revolving Facility Commitments which shall be as agreed between the Borrowers, the Lenders providing such Replacement Revolving Facility Commitments, the Administrative Agent and the replacement Issuing Bank, if any, under such Replacement Revolving Facility Commitments) shall be substantially similar to, or (taken as a whole) no more favorable to the Lenders providing such Replacement Revolving Facility Commitments than, those applicable to the then-outstanding Revolving Facility, except to the extent (I) such covenants and other terms apply solely to any period after the Revolving Facility Maturity Date or (II) this Agreement shall be amended to contain such more favorable terms for the benefit of the all other Lenders (which amendments shall automatically occur).
(m)    The Borrowers may approach any Lender or any other person that would be a permitted Assignee of a Revolving Facility Commitment pursuant to Section 10.04 to provide all or a portion of the Replacement Revolving Facility Commitments; provided that any Lender offered or approached to provide all or a portion of the Replacement Revolving Facility Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Facility Commitment. Any Replacement Revolving Facility Commitment made on any Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Facility Commitments for all purposes of this Agreement; provided that any Replacement Revolving Facility Commitments may, to the extent provided in the applicable Increase Confirmation, be designated as an increase in any previously established Class of Revolving Facility Commitments.
(n)    On any Replacement Revolving Facility Effective Date, subject to the satisfaction of the foregoing terms and conditions, each of the Lenders with Replacement Revolving Facility Commitments of such Class shall purchase from each of the other Lenders with Replacement Revolving Facility Commitments of such Class, at the principal amount thereof and in the applicable currencies, such interests in the Replacement Revolving Loans and participations in Letters of Credit under such Replacement Revolving Facility Commitments of such Class then outstanding on such Replacement Revolving Facility Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Replacement Revolving Loans and participations of such Replacement Revolving Facility Commitments of such Class will be held by the Lenders thereunder ratably in accordance with their Replacement Revolving Facility Commitments.
(o)    For purposes of this Agreement and the other Loan Documents, if a Lender is providing a Replacement Revolving Facility Commitment, such Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Replacement Revolving Facility Commitment. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.21), (i) the aggregate amount of Replacement Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Replacement Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) there shall be no condition to any incurrence of any Replacement Revolving Facility Commitment at any time or from time to time other than those set forth in clauses (l) or (m) above, as applicable, and (iv) all Replacement Revolving Facility Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that rank pari passu basis in right of payment with all other Obligations under this Agreement and the other Loan Documents.
Section 2.22.    Defaulting Lender.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”; provided that this clause (i) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver, consent or other modification requiring the consent of each Lender or each Lender affected thereby.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent hereunder for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, following an Event of Default or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder, third, to cash collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.05(j), fourth, as the Borrowers may request (so long as no Default or

Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.05(j), sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or any other Loan Document, and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any Facility Fee for any period during which that Lender is a Defaulting Lender.
(B)    Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided Cash Collateral.
(C)    With respect to any Facility Fee or L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective pro rata Commitments (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.01 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) such reallocation does not cause the aggregate Revolving Facility Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Facility Commitment. Subject to Section 10.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.05(j).
(b)    Defaulting Lender Cure. If the Borrowers, the Administrative Agent and each Issuing Bank and each Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Facility Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with their Revolving Facility Commitments (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    New Letters of Credit and Swingline Loans. So long as any Lender is a Defaulting Lender, (i) the Issuing Banks shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto and (ii) the Swingline Lenders shall not be required to fund any

Swingline Loan unless it is satisfied that the Swingline Exposure related to any Swingline Loan shall be allocated among non-Defaulting Lenders in a manner reasonably acceptable to such Swingline Lender.
Section 2.23.    UK Tax Matters
(a)    UK Tax Deduction
(i)    Any Loan Party shall, upon becoming aware that it must make a UK Tax Deduction (or that there is any change in the rate or the basis of a UK Tax Deduction), notify the Administrative Agent accordingly. Similarly, a Lender shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender. If the Administrative Agent receives such notification from a Lender it shall notify the relevant Loan Party.
(ii)
(A)    Subject to paragraph (B) below, a UK Treaty Lender and a UK Loan Party which makes a payment to which that UK Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that UK Loan Party to obtain authorization to make that payment without a UK Tax Deduction including, to the extent necessary and reasonably practicable, making and filing an appropriate application for relief under an applicable Treaty.
(B)
(1)    A UK Treaty Lender which is a party to this Agreement on the Effective Date and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 2.01 (Commitments); and
(2)    a UK Treaty Lender which becomes a party to this Agreement after the Effective Date and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and, having done so, that Lender shall be under no obligation pursuant to paragraph (A) above.
(iii)    If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 2.23(a)(ii)(B)) above and:

(A)    the UK Borrower has not made a UK Borrower DTTP Filing in respect of that Lender; or
(B)    the UK Borrower has made a UK Borrower DTTP Filing in respect of that Lender but:
(1)    that UK Borrower DTTP Filing has been rejected by HM Revenue & Customs;
(2)    HM Revenue & Customs has not given the UK Borrower authority to make payments to that Lender without a UK Tax Deduction within 60 days of the date of the UK Borrower DTTP Filing; or
(3)    HM Revenue & Customs has given the UK Borrower authority to make payments to that Lender without a UK Tax Deduction but such authority has subsequently been revoked or expired;
and, in each case, the UK Borrower has notified that Lender in writing, that Lender and the UK Borrower shall co-operate in completing any additional procedural formalities necessary for the UK Borrower to obtain authorization to make that payment without a UK Tax Deduction.
(iv)    If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section 2.23(a)(ii)(B)) above, no UK Loan Party shall make a UK Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment(s) or its participation in any Commitment(s) unless the Lender otherwise agrees.
(v)    The UK Borrower shall on making a UK Borrower DTTP Filing, deliver a copy of that UK Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.
(vi)    A UK Non-Bank Lender which is a party to this Agreement on the Effective Date gives a UK Tax Confirmation to Carnival plc by entering into this Agreement.
(vii)    A UK Non-Bank Lender shall promptly notify Carnival plc and the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation.
(b)    Lender Status Confirmation

Each Lender which becomes a party to this Agreement after the Effective Date shall confirm, in the documentation which it executes on becoming a Party as a Lender and for the benefit of the Administrative Agent and without liability to any UK Loan Party, which of the following categories it falls in:

(i)    not a UK Qualifying Lender;
(ii)    a UK Qualifying Lender (other than a UK Treaty Lender); or
(iii)    a UK Treaty Lender.
If such a Lender fails to confirm its status in accordance with this Section 2.23(c) then that Lender shall be treated for the purposes of this Agreement (including by Carnival plc) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform Carnival plc). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Section 2.23(b).

(c)    If (i) a Lender assigns or transfers any of its rights or obligations under the Loan Documents or changes its Lending Office, and (ii) as a result of circumstances existing at the date of the assignment, transfer or change occurs, a UK Loan Party would be obliged to make a payment to the new Lender or Lender acting through its new Lending Office under Section 2.17(a) as a result of a UK Tax Deduction, then the new Lender or Lender acting through its new Lending Office is only entitled to receive payments under Section 2.17(a) to the same extent as the existing Lender or Lender acting through its previous Lending Office would have been if the assignment, transfer or change had not occurred. The foregoing sentence shall not apply in relation to Section 2.17(a) in respect of (x) an assignment or transfer made in the ordinary course of the primary syndication of any Facility or (y) a payment falling due on an Interest Payment Date to a UK Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with Section 2.23(a)(ii)(B).
ARTICLE III

REPRESENTATIONS AND WARRANTIES
On the date of each Credit Event as provided in Section 4.01, the Borrowers represent and warrants to each of the Lenders that:
Section 3.01.    Organization; Powers. Except as set forth on Schedule 3.01, the Borrowers and each Material Subsidiary (a) is a partnership, limited liability company, exempted company, exempted liability company or corporation duly organized (or incorporated), validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization or incorporation, except, in the case of each Material Subsidiary being in good standing (or, if applicable in a foreign jurisdiction, the equivalent status under the laws of any jurisdiction of organization outside the United States) where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrowers, to borrow and otherwise obtain credit hereunder.
Section 3.02.    Authorization. The execution, delivery and performance by the Borrowers and each of the Guarantors of each of the Loan Documents to which they are a party, and the borrowings hereunder and the transactions forming a part of the Transactions (a) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by such Loan Party and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of such Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which such Loan Party is a party or by which any of them or any of their property is or may be bound or (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clauses (i)(A), (i)(B), (i)(C) or (ii) of this Section 3.02(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.03.    Enforceability. This Agreement has been duly executed and delivered by the Borrowers and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.
Section 3.04.    Governmental Approvals and Regulations No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions or the exercise by any Agent or any Lender of its rights under the Loan Documents, except for (a) such as have been made or obtained and are in full force and effect, (b) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (c) filings or other actions listed on Schedule 3.04. Each of the Company and each Principal Subsidiary holds all governmental licenses, permits and other approvals required to conduct its business as conducted by it on the Effective Date, except to the extent the failure to hold any such licenses, permits or other approvals would not have a Material Adverse Effect.
Section 3.05.    Financial Statements.
(a)    The audited consolidated balance sheets of the Carnival Corporation & plc Group as of November 30, 2024, and the related audited consolidated statements of income, stockholders’ or other equity holders’ equity and cash flows for such Fiscal Year, reported on by and accompanied by a report from PricewaterhouseCoopers LLP, copies of which have heretofore been made available to each Lender have been prepared in accordance with GAAP, consistently applied, and present fairly in all material respects the consolidated financial position of the Carnival Corporation & plc Group as of such date and the consolidated results of operations, shareholders’ or other equity holders’ equity and cash flows of the Carnival Corporation & plc Group for the years then ended; and
(b)    The most recently delivered consolidated balance sheets of the Carnival Corporation & plc Group, and the most recently delivered consolidated statements of income, stockholders’ or other equity holders’ equity and cash flows for the relevant period have been prepared in accordance with GAAP, consistently applied, and present fairly in all material respects the consolidated financial position of the Carnival Corporation & plc Group as of such date and the consolidated results of operations, shareholders’ or other equity holders’ equity and cash flows of the Carnival Corporation & plc Group for the years then ended.
Section 3.06.    No Material Adverse Effect. Since November 30, 2024, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has or would reasonably be expected to have a Material Adverse Effect.
Section 3.07.    No Default.
(a)    No Default or Event of Default has occurred and is outstanding or will result from the execution of, or the performance of any transaction contemplated by, any Loan Document.
(b)    The Company and its Restricted Subsidiaries are not in default under any agreement relating to Indebtedness for borrowed money to which it or any of its respective Subsidiaries that are Restricted Subsidiaries is a party or by which it or any of its respective Subsidiaries that are Restricted Subsidiaries may be bound which default would have a Material Adverse Effect.
Section 3.08.    Litigation. There are no actions, suits or proceedings at law or in equity or in admiralty by or on behalf of any Governmental Authority or third party now pending or in arbitration now pending, or, to the knowledge of any Loan Party, threatened in writing against or affecting such Loan Party or any Material Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) that is likely to be determined adversely to the relevant member of the Carnival Corporation & plc Group, and, if so determined, would be likely to have a Material Adverse Effect.
Section 3.09.    Anti-Corruption Laws and Sanctions. The Borrowers have implemented and maintain in effect policies and procedures designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions, and the Borrowers, and their Subsidiaries and their respective directors and officers and, to the knowledge of the Borrowers or such Subsidiaries, any or their respective employees, agents and Affiliates, are in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrowers being designated as a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Laws, Anti-Money Laundering Laws or will result in a violation of any applicable Sanctions by any party hereto. The foregoing representations in this Section 3.09 shall not be made by the Borrower to any Lender which is incorporated in the Federal Republic of Germany (and which has so notified the Administrative Agent) to the extent that the enforcement of such provision by a Lender would (a) violate, conflict with or incur liability under EU Regulation (EC) 2271/96 or (b) violate or conflict with section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) in connection with section 4 paragraph (1) no. 3. of the Foreign Trade Law (Außenwirtschaftsgesetz) or any similar anti-boycott statute in force in the Federal Republic of Germany
Section 3.10.    Compliance with Environmental Laws. The Company and each Principal Subsidiary is in compliance with all applicable Environmental Laws, except to the extent that the failure to so comply would not have a Material Adverse Effect.
Section 3.11.    Federal Reserve Regulations.
(a)    Neither the Borrowers nor any Material Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.
(b)    No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.
Section 3.12.    Investment Company Act. None of the Borrowers, any Guarantor or any Material Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.13.    Accuracy of Information. The financial and other information (other than financial projections or other forward looking information) furnished to the Administrative Agent and the Lenders in writing by or on behalf of the Company by its chief financial officer, treasurer or corporate controller in connection with the negotiation of this Agreement is, when taken as a whole, to the best knowledge and belief of the Company, true and correct and contains no misstatement of a fact of a material nature. As of the Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects. All financial projections, if any, that have been furnished to the Administrative Agent and the Lenders in writing by or on behalf of the Company by its chief financial officer, treasurer or corporate controller in connection with this Agreement have been or will be prepared in good faith based upon assumptions believed by the Company to be reasonable at the time made (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, and that no assurance can be given that the projections will be realized). All financial and other information furnished to the Administrative Agent and the Lenders in writing by or on behalf of the Company by its chief financial officer, treasurer or corporate controller after the Effective Date shall have been prepared by the Company in good faith.
Section 3.14.    ERISA.
(a)    As of the Effective Date, the Company is not and will not be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.
(b)    Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the United States Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service, and, to the knowledge of the Lead Borrower and Carnival plc, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(c)    There are no pending or, to the knowledge of the Lead Borrower and Carnival plc, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(d)    No ERISA Event has occurred, and neither the Lead Borrower, nor Carnival plc nor any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(e)    The present value of all accrued benefits under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed by more than $5.0 million the value of the assets of such Pension Plan allocable to such accrued benefits. As of the most recent valuation date for each Multiemployer Plan, the potential liability of any Borrower or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is zero.
(f)    To the extent applicable, each Foreign Plan has been maintained and all contributions due have been paid in compliance with its terms and with the requirements of any and all applicable requirements, except to the extent that the failure so to comply could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. Neither the Lead Borrower, nor Carnival plc nor any Subsidiary has incurred any material obligation in connection with the payment of an employer debt under section 75 of the Pensions Act 1995 in respect of any Foreign Plan. Each Foreign Plan that provides benefits on a defined benefit basis has been funded in accordance with the requirements of Part 3 of the Pensions Act 2004 and the last audited accounts of Carnival plc do not disclose a deficit on the IFRS accounting basis that has had or could reasonably be expected to have a Material Adverse Effect, and for each Foreign Plan that is not required to be funded, the obligations of such Foreign Plan are properly accrued.
Section 3.15.    Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
Section 3.16.    Vessel Representations. Each Vessel is classed by a classification society which is a full member of the International Association of Classification Societies and is in class with valid class and trading certificates, without any overdue conditions.
Section 3.17.    Use of Proceeds. The Borrowers will use the proceeds of the Loans, and may request the issuance of Letters of Credit, solely for working capital and general corporate purposes and any other use not prohibited by this Agreement.
Section 3.18.    Taxes.
(a)    The Borrower and each of its Subsidiaries has (a) timely filed or caused to be filed all Tax returns and reports required to have been filed by it and (b) timely paid or caused to be paid all material Taxes, assessments and governmental charges levied or imposed upon (i) the Borrower or any such Subsidiary, (ii) the income or profits of the Borrower or any such Subsidiary or (iii) the property of the Borrower or any such Subsidiary except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(b)    No claims have been made in writing against any Borrower or any Material Subsidiary with respect to Taxes such that a liability of, or claim against, any Borrower or Material Subsidiary would reasonably be expected to result in a Material Adverse Effect.
Section 3.19.    Deduction of Tax.
(a)    The Lead Borrower is not required to make any deduction for or on account of Tax from any payment it may make under any Loan Document.
(b)    No UK Loan Party is required to make any deduction for or on account of Tax (other than a deduction required by FATCA) from any payment it may make under any Loan Document to a Lender which is:
(i)    a UK Qualifying Lender:
(A)    falling within paragraph (a)(i) of the definition of "UK Qualifying Lender"; or
(B)    except where a Direction has been given under section 931 of the UK ITA in relation to the payment concerned, falling within paragraph (a)(ii) of the definition of "UK Qualifying Lender"; or
(C)    falling within paragraph (b) of the definition of "UK Qualifying Lender"; or
(ii)    a UK Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).
ARTICLE IV
CONDITIONS OF LENDING
Section 4.01.    All Credit Events. The obligations of (a) the Lenders to make Loans, (b) the Swingline Lenders to make Swingline Loans and (c) any Issuing Bank to issue Letters of Credit or increase the stated amounts of Letters of Credit hereunder (each, a “Credit Event”) are subject to the satisfaction of the following conditions:
(a)    The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03), in the case of the making of a Swingline Loan, written notice as required by Section 2.04(c) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).
(b)    The representations and warranties set forth in the Loan Documents (other than the representations and warranties set forth in Sections 3.06 and 3.07(b)) shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true in all respects as so qualified) as of such date (other than an automatic extension of a Letter of Credit as permitted under Section 2.05(c)), as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true in all respects as so qualified) as of such earlier date.
(c)    At the time of and immediately after the Borrowing, making of a Swingline Loan or issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.
(d)    Each Borrowing, making of a Swingline Loan and each issuance, amendment, extension or renewal of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date of the Borrowing, issuance, amendment, extension or renewal as applicable, as to the matters specified in paragraphs (b) and (c) of this Section 4.01.
Section 4.02.    Effective Date. The effectiveness of this Agreement is subject to the satisfaction of the following conditions:
(a)    The Administrative Agent (or its counsel) shall have received from each Revolving Facility Lender, the Borrowers each other Guarantor and the Administrative Agent, either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include by electronic means transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b)    The Existing Debt Refinancing shall have occurred.
(c)    The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, a favorable written opinion of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel for the Loan Parties, (ii) Norton Rose Fulbright LLP, counsel to the Borrowers as to English law, (iii) Norton Rose

Fulbright Studio Legale, counsel to the Borrowers and to the Italian Guarantor as to Italian law, (iv) Tapia, Linares y Alfaro, counsel to the Borrowers, as to Panamanian Law, (v) Conyers Dill & Pearman Limited, counsel to the Borrowers, as to Bermuda law and (vi) STvB, counsel to the Borrowers, as to Curaçao Law, in each case (A) dated the Effective Date, (B) addressed to each Issuing Bank, the Administrative Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Loan Documents as the Administrative Agent shall reasonably request.
(d)    The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Effective Date and certifying:
(i)    that attached thereto is a true and complete a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation, memorandum of association or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, (1) if available from an official in such jurisdiction, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, or (2) otherwise certified by the Secretary or Assistant Secretary of such Loan Party or other person duly authorized by the constituent documents of such Loan Party,
(ii)    that attached thereto is a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official),
(iii)    that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (iv) below,
(iv)    that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents dated as of the Effective Date to which such person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Effective Date,
(v)    as to the incumbency and specimen signature of each officer or director executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and

(vi)    as to the absence of any pending proceeding for the dissolution, winding-up or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party;
(e)    The Lenders shall have received a solvency certificate substantially in the form of Exhibit C and signed by a Financial Officer of the Borrowers.
(f)    The Administrative Agent, the Arrangers and the Lenders shall have received all fees payable thereto on or prior to the Effective Date and, to the extent invoiced at least three Business Days prior to the Effective Date, all other amounts due and payable pursuant to the Loan Documents on or prior to the Effective Date, including, to the extent invoiced at least three Business Days prior to the Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable and documented fees, charges and disbursements of Simpson Thacher & Bartlett LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document.
(g)    (i) The Lenders shall have received, at least three Business Days prior to the Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations that has been requested by the Administrative Agent in writing at least ten Business Days prior to the Effective Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrowers at least 10 Business Days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrowers shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (g) shall be deemed to be satisfied).
(h)    (i) On and as of the Effective Date, the conditions set forth in Sections 4.01(b) and 4.01(c) shall have been satisfied and (ii) the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrowers certifying as to the matters set forth in Sections 4.01(b) and 4.01(c) hereof.
For purposes of determining compliance with the conditions specified in this Section 4.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Effective Date specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the initial Borrowing.

ARTICLE V

AFFIRMATIVE COVENANTS
The Borrowers covenant and agree with each Lender that, so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn or paid thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrowers will perform (and will cause to be performed, as applicable) the obligations set forth in this Article V.
Section 5.01.    Existence; Business and Properties.
(a)    The Borrower and each Guarantor will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Guarantor, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise permitted under Section 6.04, and except for the liquidation or dissolution of Guarantors if the assets of such Guarantors to the extent they exceed estimated liabilities are acquired by the Borrowers or a Guarantor in such liquidation or dissolution.
(b)    Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower and each Guarantor shall do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business; provided that the Company shall not be required to preserve any such right, license or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrowers and the Guarantors as a whole, and (ii) at all times maintain, protect and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted), from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Agreement), and use the standard of care typical in the industry in the operation and maintenance of its properties; provided that nothing in this Section 5.01(b) shall prevent the Borrowers from discontinuing the maintenance of any such properties if such discontinuance is, in the judgment of the Lead Borrower, desirable in the conduct of the business of the Borrowers and the Guarantors as a whole.
Section 5.02.    Insurance. The Lead Borrower (for itself and its Significant Subsidiaries) and Carnival plc (for itself and its Subsidiaries) will ensure that it, each other Guarantor and each

Significant Subsidiary will insure all of their respective properties and assets with financially sound and reputable insurance companies to such an extent and against such risks as prudent companies engaged in businesses similar to those of the relevant company normally insure where the failure to so insure would have a Material Adverse Effect if the risk concerned were to occur.
Section 5.03.    Taxes. The Borrowers shall (a) timely file and cause each of its Material Subsidiaries to timely file all material Tax returns and reports required to have been filed by it and (b) pay and shall cause each of its Material Subsidiaries to pay, or cause to be paid, before the same shall become delinquent all material Taxes, assessments and governmental charges levied or imposed upon (i) the Borrowers or any such Material Subsidiary, (ii) the income or profits of the Borrowers or any such Subsidiary or (iii) the property of the Borrowers or any such Material Subsidiary except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that the Company shall not be required to pay, or cause to be paid, any such Tax, assessment, charge or claim, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (or in the case of a Borrower or Subsidiary that is incorporated or organized under laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia, the comparable accounting principles in the relevant jurisdiction).
Section 5.04.    Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):
(a)    within 120 days after the end of each Fiscal Year of the Carnival Corporation & plc Group (or, so long as the Carnival Corporation & plc Group shall be subject to periodic reporting obligations under the U.S. Exchange Act, by the date that the Annual Report on Form 10-K of the Carnival Corporation & plc Group for such Fiscal Year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its audited consolidated balance sheet and statements of income, comprehensive income, shareholders’ equity and cash flows as of the end of and for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by PricewaterhouseCoopers LLP or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than any such exception or explanatory paragraph that is expressly solely with respect to, or expressly resulting solely from an upcoming maturity date of the credit facilities hereunder or other Indebtedness occurring within one year from the time such report is delivered and (y) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period)) to the effect that such financial statements present fairly in all material respects the financial condition, results of operations and cash flow of the Carnival Corporation & plc Group on a consolidated basis as of the end of and for such Fiscal Year in accordance with GAAP and accompanied by a narrative report containing management’s discussion and analysis of the financial position and financial performance for such Fiscal Year in reasonable form and detail;
(b)    within 75 days after the end of each of the first three fiscal quarters of each Fiscal Year of the Carnival Corporation & plc Group (or, so long as the Carnival Corporation & plc Group shall be subject to periodic reporting obligations under the U.S. Exchange Act, by the date that the Quarterly Report on Form 10-Q of the Carnival Corporation & plc Group for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its unaudited consolidated balance sheet and unaudited statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the Fiscal Year setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Financial Officer of the Carnival Corporation & plc Group as presenting fairly in all material respects the financial condition, results of operations and cash flows of the Carnival Corporation & plc Group on a consolidated basis as of the end of and for such fiscal quarter and such portion of the Fiscal Year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes, and accompanied by a narrative report containing management’s discussion and analysis of the financial position and financial performance for such fiscal quarter in reasonable form and detail;
(c)    if any Subsidiary has been designated as an Unrestricted Subsidiary, concurrently with each delivery of financial statements under clause (a) or (b) above, a certificate of an Authorized Officer of the Lead Borrower, which certificate shall set forth a specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal period from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Effective Date or the most recent period;
(d)    not later than the fifth Business Day following the date of delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and (ii) commencing with the fiscal quarter ending August 31, 2025, setting forth computations in reasonable detail demonstrating compliance with the covenants set forth in Section 6.09;
(e)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC or with any national securities exchange, or distributed by the Company to its shareholders or noteholders generally, as the case may be;

(f)    promptly following any request therefor, such other information (i) regarding the operations, business affairs and financial condition of the Company or any Subsidiary, (ii) regarding compliance with the terms of this Agreement or any other Loan Document, (iii) regarding financial statements of the Company or any of the Subsidiaries or (iv) required under the USA PATRIOT Act or the Beneficial Ownership Regulation or other applicable “know your customer” and anti-money laundering rules and regulations, as in each case the Administrative Agent may reasonably request in writing (for itself or on behalf of any Lender);
Information required to be furnished pursuant to clause (a), (b) or (e) of this Section 5.04 shall be deemed to have been furnished if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on a Platform to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov. Information required to be furnished pursuant to this Section 5.04 may also be furnished by electronic communications pursuant to procedures approved by the Administrative Agent. If any report required by this Section 5.04 is provided after the deadlines indicated for such report, the provision of such report shall cure a Default caused by the failure to provide such report prior to the deadlines indicated, so long as no Event of Default shall have occurred and be continuing as a result of such failure.
Section 5.05.    Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of the Lead Borrower obtains actual knowledge thereof:
(a)    any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;
(b)    the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against any Loan Party or any Subsidiary as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;
(c)    any other development specific to any Loan Party or any Subsidiary that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect; and
(d)    the development of any ERISA Event or Foreign Plan Event that, together with all other ERISA Events or Foreign Plan Event that have developed or occurred, would reasonably be expected to have a Material Adverse Effect.
Section 5.06.    Compliance with Laws.
(a)    The Company will, and will cause each of its Subsidiaries to, comply in all material respects with all laws, rules, regulations and orders of any Governmental

Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;
(b)    This Section 5.06 shall not apply to laws related to Taxes, which are the subject of Section 5.03.
Section 5.07.    Maintaining Records; Access to Properties and Inspections. The Company will, and will cause each of its Principal Subsidiaries to, maintain all financial records in accordance with GAAP and upon the request of the Administrative Agent, permit any persons designated by the Administrative Agent to visit and inspect on an annual basis (or at any time after the occurrence and during the continuation of an Event of Default) the financial records and the properties of the Borrowers or any Principal Subsidiary during reasonable business hours (prior to the occurrence or continuation of an Event of Default, at the Administrative Agent’s expense, unless otherwise agreed to by the Administrative Agent and the Borrowers, and following the occurrence or continuation of an Event of Default, at the Borrowers’ expense), upon reasonable prior notice to the Borrowers, and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent upon reasonable prior notice to the Borrowers to discuss the affairs, finances and condition of the Borrowers or any Principal Subsidiary with the appropriate officers thereof and independent accountants therefor (so long as the Borrowers have the opportunity to participate in any such discussions with such accountants), all during reasonable business hours, in each case, subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract.
Section 5.08.    Use of Proceeds. The Company shall use the proceeds of the Loans and the Letters of Credit only as contemplated by Section 3.17. The Borrowers will not request any Borrowing, and the Borrowers shall not use, and shall procure that their Subsidiaries and its or their respective directors, officers, employees, Affiliates and agents shall not use, directly or indirectly, the proceeds of any Borrowing or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other person (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Laws or Anti-Money Laundering Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or involving any goods originating in or with a Sanctioned Person or Sanctioned Country, in each case except to the extent permissible for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions by any person (including any person participating in the transactions contemplated hereunder, whether as underwriter, advisor lender or otherwise). The covenant in this Section 5.08 shall not be given by the Borrower to any Lender which is incorporated in the Federal Republic of Germany (and which has so notified the Administrative Agent) to the extent that the enforcement of such provision by a Lender would (a) violate, conflict with or incur liability under EU Regulation (EC) 2271/96 or (b) violate or conflict with section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) in connection with section 4 paragraph (1) no. 3. of the Foreign Trade Law (Außenwirtschaftsgesetz) or any similar anti-boycott statute in force in the Federal Republic of Germany.
Section 5.09.    Approvals and Other Consents. The Borrowers will obtain (or cause to be obtained) all such governmental licenses, authorizations, consents, permits and approvals as may be required for (a) the Borrowers to perform their obligations under this Agreement and the other Loan Documents and (b) except to the extent that failure to obtain (or cause to be obtained) such governmental licenses, authorizations, consents, permits and approvals would not be expected to have a Material Adverse Effect, the operation of each Vessel in compliance with all applicable laws.
Section 5.10.    [Reserved.]
Section 5.11.    Transactions with Affiliates.
(a)    The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $100.0 million, unless:
(i)    the Affiliate Transaction is on terms that are, taken as a whole, no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person who is not such an Affiliate; and
(ii)    the Borrowers deliver to the Administrative Agent, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $250.0 million, a resolution of the Board of Directors of the Borrowers set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 5.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Borrowers (or in the event there is only one disinterested director, by such disinterested director, or, in the event there are no disinterested directors, by unanimous approval of the members of the Board of Directors of the Borrowers).
(b)    Notwithstanding the foregoing, the following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 5.11(a):
(i)    any employment agreement, collective bargaining agreement, consulting agreement or employee benefit arrangements with any employee, consultant, officer or director of the Company or any Restricted Subsidiary, including under any stock option, stock appreciation rights, stock incentive or similar plans, entered into in the ordinary course of business;
(ii)    transactions between or among the Company and/or its Restricted Subsidiaries;
(iii)    transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
(iv)    payment of reasonable and customary fees, salaries, bonuses, compensation, other employee benefits and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of Officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;
(v)    any issuance of Equity Interests (other than Disqualified Stock) of the Company or any issuance of Subordinated Shareholder Funding;
(vi)    Restricted Payments that do not violate Section 6.03;
(vii)    transactions pursuant to or contemplated by any agreement in effect on the Effective Date and transactions pursuant to any amendment, modification or extension to such agreement, so long as such amendment, modification or extension, taken as a whole, is not materially more disadvantageous to the Lenders than the original agreement as in effect on the Effective Date;
(viii)    Permitted Investments (other than Permitted Investments described in clause (16) of the definition thereof);
(ix)    Management Advances;
(x)    transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Company or the Restricted Subsidiaries in the reasonable determination of the members of the Board of Directors of the Borrowers or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person;
(xi)    the granting and performance of any registration rights for the Company’s Capital Stock;
(xii)    any contribution to the capital of the Company;
(xiii)    pledges of Equity Interests of Unrestricted Subsidiaries;

(xiv)    transactions with respect to which the Company has obtained an opinion of an accounting, appraisal or investment banking firm of international standing, or other recognized independent expert of international standing with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required, stating that the transaction or series of related transactions is (A) fair from a financial point of view taking into account all relevant circumstances or (B) on terms not less favorable than might have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person who is not an Affiliate;
(xv)    transactions made pursuant to the agreements, constituent documents, guarantees, deeds and other instruments governing the “dual listed company” structure of the Company; and
(xvi)    transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Borrowers in an Officer’s Certificate) between the Company and any other Person or a Restricted Subsidiary and any other Person with which the Company or any of its Restricted Subsidiaries files a combined, consolidated, unitary or similar group tax return or which the Company or any of its Restricted Subsidiaries is part of a group for tax purposes that are effected for the purpose of improving the combined, consolidated, unitary or similar group tax efficiency of the Company and its Subsidiaries and not for the purpose of circumventing any provision of this Agreement.
Section 5.12.    Designation of Restricted and Unrestricted Subsidiaries
(a)    The Board of Directors of the Lead Borrower may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default.
(b)    If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 6.03 or under one or more clauses of the definition of “Permitted Investments,” as determined by the Lead Borrower. The designation of a Restricted Subsidiary as an Unrestricted Subsidiary will only be permitted if the deemed Investment resulting from such designation would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
(c)    The Lead Borrower may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.
(d)    Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Administrative Agent by providing the

Administrative Agent a copy of a resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 6.03. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 6.01, the Borrowers will be in default of such Section 6.01. The Board of Directors of the Lead Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (i) such Indebtedness is permitted under Section 6.01, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (ii) no Default or Event of Default would be in existence following such designation.
Section 5.13.    Additional Guarantees.
(a)    If, after the Effective Date, a Restricted Subsidiary of the Borrowers (other than any Guarantor) becomes an issuer, borrower, obligor or guarantor with respect to the Effective Date Term Loan Credit Agreements, then the Borrowers shall cause such Restricted Subsidiary to become a Guarantor by causing such Restricted Subsidiary to deliver to the Administrative Agent within 20 Business Days of the date on which it becomes an issuer, borrower, obligor or guarantor under the Effective Date Term Loan Credit Agreements, a Joinder pursuant to which such Restricted Subsidiary agrees to be bound by the terms and provisions thereof, such Joinder to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(b)    If on any date following the Effective Date, (i) the Lead Borrower (or, if the Lead Borrower is not rated, Carnival plc) has received corporate or issuer credit ratings (or the equivalent) that are Investment Grade Ratings from at least two of the Rating Agencies, and (ii) no Default or Event of Default has occurred and is continuing (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Guarantee Fall-Away Event”), Section 5.13(a) shall have no further force and effect, and each Guarantee of a Subsidiary Guarantor shall be released, regardless of whether the conditions set forth in clauses (i) and (ii) of the definition of Guarantee Fall-Away Event continue to be satisfied.

ARTICLE VI

NEGATIVE COVENANTS
The Borrowers covenant and agree with each Lender that, so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrowers and their Restricted Subsidiaries will perform the obligations set forth in this Article VI.
Section 6.01.    Incurrence of Indebtedness and Issuance of Preferred Stock.
(a)    The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not and will not permit any Restricted Subsidiary to issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.
(b)    Section 6.01(a) shall not, however, prohibit the incurrence of any of the following items of Indebtedness, without duplication (collectively, “Permitted Debt”):
(i)    (A) Indebtedness under this Agreement, (B) Indebtedness, including under the Credit Facilities in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (B) not to exceed the greater of (x) $4,500.0 million and (y) 8.6% of Total Tangible Assets of the Company, (C) [reserved], (D) [reserved], (E) Indebtedness, including under the 2027 First-Priority Secured Notes, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (E), not to exceed the greater of $192.0 million and 0.5% of Total Tangible Assets of the Company, (F) [reserved], (G) [reserved], (H) Indebtedness, including under the 2028 First-Priority Secured Notes, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (H), not to exceed the greater of (x) $2,405.5 million and (y) 4.7% of Total Tangible Assets of the Company, (I) Indebtedness, including under the 2029 First-Priority Secured Notes, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (I), not to exceed the greater of (x) $500.0 million and (y) 1.0% of Total Tangible Assets of the Company, (J) Indebtedness, including under the Existing 2020 Term Loan Facility, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (J), not to exceed the greater of (x) the sum of $2,350 million and €800 million and (y) 10.0% of Total Tangible Assets of the Company, and (K) Indebtedness, including under the Existing 2023 Term Loan Facility, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (K), not to exceed the greater of (x) $701.0 million and (y) 1.5 % of Total Tangible Assets of the Company;
(ii)    (A) Existing Indebtedness (other than Indebtedness under the Existing 2020 Term Loan Facility, the Existing 2023 Term Loan Facility, the Existing First-Priority Secured Notes and the Existing Unsecured Notes), (B) Indebtedness, including under the 2031 Unsecured Notes, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (B), not to exceed the greater of (x) the sum of $1,450.0 million and €500.0 million and (y) 4.0% of Total Tangible Assets of the Company, (C) Indebtedness, including under the 2027 Unsecured Notes, in an aggregate principal amount at any time outstanding including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (C), not to exceed the greater of $3,500.0 million and 6.7% of Total Tangible Assets of the Company, (D) Indebtedness, including under the 2029 Unsecured Notes, in an aggregate principal amount at any time outstanding including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (D), not to exceed the greater of $2,000.0 million and 3.9% of Total Tangible Assets of the Company, (E) Indebtedness, including under the 2030 Unsecured Notes, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (E), not to exceed the greater of $1,000.0 million and 2.1% of Total Tangible Assets of the Company, (F) Indebtedness, including under the 2030 Euro Unsecured Notes, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (F), not to exceed the greater of (x) €541.35 million and (y) 1.2% of Total Tangible Assets of the Company, (G) Indebtedness, including under the 2033 Unsecured Notes, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (G), not to exceed the greater of (x) $2,000.0 million and (y) 4.2% of Total Tangible Assets of the Company, (H) Indebtedness, including under the 2027 Convertible Notes, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (H) not to exceed the greater of $1,131.0 million and 2.3% of Total Tangible Assets of the Company and (I) other Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (I) not to exceed the greater of $1,650.0 million and 3.55% of Total Tangible Assets of the Company;
(iii)    [reserved];
(iv)    the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Attributable Debt, Capital Lease Obligations, mortgage financings or purchase money obligations, the issuance by the Company or any Restricted Subsidiary of Disqualified Stock and the issuance by any Restricted Subsidiary of preferred stock, in each case, incurred or issued for the purpose of financing all or any part of the purchase price, lease expense, charter hire, rental payments or cost of design, construction, installation, repair, replacement or improvement of property (including Vessels), plant or equipment or other assets (including Capital Stock) used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount or liquidation preference, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock or preferred stock issued pursuant to this clause (iv), not to exceed the greater of $600.0 million and 1.5% of Total Tangible Assets at any time outstanding (it being understood that any such Indebtedness may be incurred and such Disqualified Stock and preferred stock may be issued after the acquisition, purchase, charter, leasing or rental or the design, construction, installation, repair, replacement or the making of any improvement with respect to any asset (including Vessels)); provided that the principal amount of any Indebtedness, Disqualified Stock or preferred stock permitted under this clause

(iv) did not in each case at the time of incurrence exceed, together with amounts previously incurred and outstanding under this clause (iv) with respect to any applicable Vessel, (i) in the case of a completed Vessel, the book value and (ii) in the case of an uncompleted Vessel, 80% of the contract price for the acquisition or construction of such Vessel, in the case of this clause (ii), as determined on the date on which the agreement for acquisition or construction of such Vessel was entered into by the Company or its Restricted Subsidiary, plus any other Ready for Sea Cost of such Vessel plus 100% of any related export credit insurance premium;
(v)    the incurrence by the Company or any Restricted Subsidiary of Indebtedness, the issuance by the Company or any Restricted Subsidiary of Disqualified Stock and the issuance by any Restricted Subsidiary of preferred stock in connection with any New Vessel Financing in an aggregate principal amount at any one time outstanding (including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock or preferred stock issued under this clause (v)) not exceeding the New Vessel Aggregate Secured Debt Cap as calculated on the date of the relevant incurrence under this clause (v);
(vi)    Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge, any Indebtedness (other than intercompany Indebtedness, Disqualified Stock or preferred stock), without duplication, that was permitted to be incurred under Section 6.01(a) or clause (i), (ii), (iv), (v), (vi), (xii) or (xviii) of this Section 6.01(b);
(vii)    the incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness between or among the Company or any Restricted Subsidiary; provided that:
(A)    if either of the Borrowers or any Guarantor is the obligor on such Indebtedness and the payee is not a Borrower or a Guarantor, such Indebtedness must be unsecured and ((i) except in respect of the intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Company and its Restricted Subsidiaries and (ii) only to the extent legally permitted (the Company and its Restricted Subsidiaries having completed all procedures required in the reasonable judgment of directors or officers of the obligee or obligor to protect such Persons from any penalty or civil or criminal liability in connection with the subordination of such Indebtedness)) expressly subordinated to the prior payment in full in cash of all Obligations then due, in the case of a Borrower, or the Guarantee, in the case of a Guarantor; and

(B)    (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);
(viii)    the issuance by any Restricted Subsidiary to the Company or to any of its Restricted Subsidiaries of Disqualified Stock or preferred stock; provided that (i) any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Stock or preferred stock being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Disqualified Stock or preferred stock to a Person that is not either the Company or a Restricted Subsidiary, will be deemed, in each case, to constitute an issuance of such Disqualified Stock or preferred stock by such Restricted Subsidiary that was not permitted by this clause (viii);
(ix)    the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations not for speculative purposes;
(x)    the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 6.01; provided that, in each case, if the Indebtedness being guaranteed is subordinated to or pari passu with the Obligations or a Guarantee, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;
(xi)    the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (i) in respect of workers’ compensation claims, self-insurance obligations, captive insurance companies and bankers’ acceptances in the ordinary course of business; (ii) in respect of letters of credit, surety, bid, performance, travel or appeal bonds, completion guarantees, judgment, advance payment, customs, VAT or other tax guarantees or similar instruments issued in the ordinary course of business of such Person or consistent with past practice or industry practice (including as required by any governmental authority) and not in connection with the borrowing of money, including letters of credit or similar instruments in respect of self-insurance and workers compensation obligations, or for the protection of customer deposits or credit card payments; provided, however, that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; (iii) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within 30 days; and (iv) consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business;
(xii)    Indebtedness, Disqualified Stock or preferred stock (i) of any Person outstanding on the date on which such Person becomes a Restricted Subsidiary or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Company or any Restricted Subsidiary or (ii) incurred or issued to provide all or any portion of the funds used to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary; provided, however, with respect to this clause (xii), that at the time of the acquisition or other transaction pursuant to which such Indebtedness, Disqualified Stock or preferred stock was deemed to be incurred or issued, (x) the Company would have been able to incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.01(a) after giving pro forma effect to the relevant acquisition or other transaction and the incurrence of such Indebtedness or issuance of such Disqualified Stock or preferred stock pursuant to this clause (xii) or (y) the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or Disqualified Stock or preferred stock is issued pursuant to this clause (xii), taken as one period, would not be less than it was immediately prior to giving pro forma effect to such acquisition or other transaction and the incurrence of such Indebtedness or issuance of such Disqualified Stock or preferred stock;
(xiii)    Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for customary indemnification, obligations in respect of earnouts or other adjustments of purchase price or, in each case, similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Equity Interests of a Subsidiary; provided that (in the case of a disposition) the maximum liability of the Company and its Restricted Subsidiaries in respect of all such Indebtedness shall at no time exceed the gross proceeds, including the Fair Market Value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Company and its Restricted Subsidiaries in connection with such disposition;
(xiv)    the incurrence by the Company or any Restricted Subsidiary of Indebtedness in the form of Unearned Customer Deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(xv)    Indebtedness of the Company or any Restricted Subsidiary incurred in connection with credit card processing arrangements or other similar payment processing arrangements entered into in the ordinary course of business;
(xvi)    the incurrence by the Company or any Restricted Subsidiary of Indebtedness, the issuance by the Company or any Restricted Subsidiary of Disqualified Stock and the issuance by any Restricted Subsidiary of preferred stock to finance the replacement (through construction or acquisition) of a Vessel upon an Event of Loss of such Vessel in an aggregate amount no greater than the Ready for Sea Cost for such replacement Vessel, in each case less all compensation, damages and other payments (including insurance proceeds other than in respect of business interruption insurance) received by the Company or any of its Restricted Subsidiaries from any Person in connection with such Event of Loss in excess of amounts actually used to repay Indebtedness secured by the Vessel subject to such Event of Loss and any costs and expenses incurred by the Company or any of its Restricted Subsidiaries in connection with such Event of Loss;
(xvii)    the incurrence by the Company or any Restricted Subsidiary of Indebtedness in relation to (i) regular maintenance required on any port or other facilities or any of the Vessels owned or chartered by the Company or any of its Restricted Subsidiaries, and (ii) any expenditures that are, or are reasonably expected to be, recoverable from insurance on such Vessels or facilities;
(xviii)    the incurrence of Indebtedness by the Company or any Restricted Subsidiary of Indebtedness, the issuance by the Company or any Restricted Subsidiary of Disqualified Stock and the issuance by any Restricted Subsidiary of preferred stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock or preferred stock issued pursuant to this clause (xviii), not to exceed the greater of $3,500.0 million and 6.7% of Total Tangible Assets;
(xix)    Indebtedness existing solely by reason of Liens on Vessels under construction securing Indebtedness of shipyard owners and operators;
(xx)    Guarantees of passenger volume or port fees in the ordinary course of business; and
(xxi)    any bareboat charter, lease or similar arrangement between or among the Company, any of its Restricted Subsidiaries and/or any joint venture or similar arrangement.
(c)    None of the Borrowers nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Borrowers or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Obligations or the applicable Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Borrowers or any Guarantor solely by virtue of being unsecured.
(d)    For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xxi) of Section 6.01(b), or is entitled to be incurred pursuant to Section 6.01(a), the Lead Borrower, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses and will be permitted on the date of such incurrence to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 6.01(a) and (b) and from time to time to reclassify or redivide (as if incurred at such time) all or a portion of such item of Indebtedness, in any manner that complies with this Section 6.01.
(e)    In connection with the incurrence or issuance, as applicable, of (x) revolving loan Indebtedness or (y) any commitment relating to the incurrence or issuance of Indebtedness, Disqualified Stock or preferred stock, in each case, in compliance with this Section 6.01, and the granting of any Lien to secure such Indebtedness, the Lead Borrower or applicable Restricted Subsidiary may, at its option, designate such incurrence or issuance and the granting of any Lien therefor as having occurred on the date of first incurrence of such revolving loan Indebtedness or commitment (such date, the “Deemed Date”), and any related subsequent actual incurrence or issuance and granting of such Lien therefor will be deemed for all purposes under this Agreement to have been incurred or issued and granted on such Deemed Date, including, without limitation, for purposes of calculating the Fixed Charge Coverage Ratio, usage of any baskets described herein (if applicable), the Consolidated Total Leverage Ratio and Consolidated EBITDA (and all such calculations on and after the Deemed Date until the termination or funding of such commitment shall be made on a pro forma basis giving effect to the deemed incurrence or issuance, the granting of any Lien therefor and related transactions in connection therewith).
(f)    The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock, the accretion of liquidation preference and the increase in the amount of Indebtedness outstanding solely as a result of fluctuations in exchange rates or currency values will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 6.01; provided, in each such case, that the amount of any such accrual, accretion, amortization, payment, reclassification or increase is included in the Fixed Charges of the Company as accrued.
(g)    For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a different currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred or, in the case of Indebtedness incurred under a revolving credit facility and at the option of the Lead Borrower, first committed; provided that (a) if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing indebtedness does not exceed the aggregate principal amount of such Indebtedness being refinanced; and (b) if and for so long as any Indebtedness is subject to a Hedging Obligation with respect to the currency in which such Indebtedness is denominated covering principal amounts payable on such Indebtedness, the amount of such Indebtedness, if denominated in Dollars, will be the amount of the principal payment required to be made under such Hedging Obligation and, otherwise, the Dollar-equivalent of such amount plus the Dollar-equivalent of any premium which is at such time due and payable but is not covered by such Hedging Obligation.
(h)    Notwithstanding any other provision of this Section 6.01, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 6.01 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which such refinancing indebtedness is denominated that is in effect on the date of such refinancing.
(i)    The amount of any Indebtedness outstanding as of any date will be:
(i)    in the case of any Indebtedness issued with original issue discount, the amount of the liability in respect thereof determined in accordance with GAAP;
(ii)    the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(iii)    in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(A)    the Fair Market Value of such assets at the date of determination; and

(B)    the amount of the Indebtedness of the other Person.
Section 6.02.    Liens.
(a)    Neither the Company nor any Guarantor shall create or incur, or suffer to be created or incurred, any Lien in respect of Indebtedness For Borrowed Money on any Vessel or other of its respective properties or assets of any kind, real or personal, tangible or intangible, included in the consolidated balance sheet of the Carnival Corporation & plc Group in accordance with GAAP, nor shall the Company or any Guarantor permit any member of the Carnival Corporation & plc Group (other than an Unrestricted Subsidiary) to do any of the foregoing, without making or causing to be made effective provisions whereby either (x) the Obligations will be secured by a Lien on such vessels, properties or assets equally and ratably with (or prior to) all other Indebtedness For Borrowed Money thereby secured or (y) the Obligations will be secured by a Lien on other vessels, properties or assets with a book value at least equal to the principal amount of the Obligations that ranks prior to all other Indebtedness For Borrowed Money thereby secured, unless after giving effect thereto, the aggregate amount of all such Indebtedness For Borrowed Money secured by Liens on such properties or assets would not exceed an amount equal to 40% of the Total Tangible Assets of the Carnival Corporation & plc Group as determined based on the Carnival Corporation & plc Group’s most recent consolidated balance sheet and after giving effect to the incurrence of any Indebtedness For Borrowed Money secured by Liens and the application of the proceeds therefrom; provided, however, that the foregoing restriction shall not apply to, and there shall be excluded from Indebtedness For Borrowed Money secured by Liens on property or assets in any computation under this Section 6.02, Indebtedness For Borrowed Money secured by:
(i)    Liens existing on the Effective Date;
(ii)    Liens on any real or personal property on any Person existing at the time such Person became a member of the Carnival Corporation & plc Group and not incurred in contemplation of such Person becoming a member of the Carnival Corporation & plc Group;
(iii)    Liens in favor of the Borrowers or any member of the Carnival Corporation & plc Group;
(iv)    Liens existing on any real or personal property at the time it is acquired by the Borrowers or any member of the Carnival Corporation & plc Group or created within 18 months of the date of such acquisition, conditional sale and similar agreements;
(v)    purchase money Liens to secure the purchase price or construction cost of any property incurred prior to, at the time of or within 18 months after the acquisition, the completion of the construction or the commencement of full operations of the property;

(vi)    any extension, renewal or refunding (or successive extensions, renewals or refundings) of any Liens referred to in the foregoing clauses (i) to (v) inclusive; provided the principal amount of such extension, renewal or refunding may not exceed the principal amount of the Liens being extended, renewed or refunding plus the amount of any premium or other costs paid in connection with such extension, renewal or refunding.
Any Lien granted to the secure the Obligations under clauses (x) or (y) of this Section 6.02 will terminate automatically when any other Indebtedness For Borrowed Money that causes such Lien to be granted ceases to be secured by any vessels, assets or properties of the Carnival Corporation & plc Group.

(b)    With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount or deferred financing fees, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Company, the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness. For the avoidance of doubt, any Lien that is permitted under this Agreement to secure Indebtedness shall also be permitted to secure any obligations related to such Indebtedness.
(c)    Notwithstanding anything to the contrary contained in Section 6.02(a), prior to the Covenant Fall-Away Event, (i) neither the Company nor any Subsidiary shall create or incur, or suffer to be created or incurred, any Lien in respect of Indebtedness for borrowed money on any Subject Vessel, and (ii) neither the Company nor any Subsidiary shall enter directly or indirectly into, or suffer to exist, any agreement (other than this Agreement) that prevents the ability of the Company or any Subsidiary to create or incur, or suffer to be created or incurred, any Lien on any Subject Vessel.
Section 6.03.    Restricted Payments.
(a)    The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:
(A)    declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger, amalgamation or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as holders (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or in Subordinated Shareholder Funding and other than dividends or distributions payable to the Company or a Restricted Subsidiary);
(B)    purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger, amalgamation or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent entity of the Company;
(C)    make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of either Borrower or any Guarantor that is expressly contractually subordinated in right of payment to the Obligations or to any Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except (i) a payment of principal at the Stated Maturity thereof or (ii) the purchase, repurchase, redemption, defeasance or other acquisition of Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or scheduled maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition, or make any cash interest payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Shareholder Funding; or
(D)    make any Restricted Investment
(all such payments and other actions set forth in these clauses (A) through (D) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
(i)    no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
(ii)    after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Company would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.01(a);
(iii)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Effective Date (excluding Restricted Payments permitted by clauses (1)

(without duplication of amounts paid pursuant to any other clause of Section 6.03(b)), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) of Section 6.03(b)), is less than the sum, without duplication, of:
(A)    50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the first day of the fiscal quarter commencing March 1, 2025 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; plus
(B)    100% of the aggregate net cash proceeds and the Fair Market Value of other assets received by the Company since the Effective Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or Subordinated Shareholder Funding or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or any Restricted Subsidiary or convertible or exchangeable debt securities of the Company or any Restricted Subsidiary, in each case that have been converted into or exchanged for Equity Interests of the Company or Subordinated Shareholder Funding (other than (x) net cash proceeds and marketable securities received from an issuance or sale of Equity Interests, Disqualified Stock or convertible or exchangeable debt securities sold to a Subsidiary of the Company, (y) net cash proceeds and marketable securities received from an issuance or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into, exchanged or redeemed for Disqualified Stock and (z) net cash proceeds and marketable securities to the extent any Restricted Payment has been made from such proceeds pursuant to Section 6.03(b)(iv)); plus
(C)    to the extent that any Restricted Investment that was made after the Effective Date is (i) sold, disposed of or otherwise cancelled, liquidated or repaid, 100% of the aggregate amount received in cash and the Fair Market Value of marketable securities received; or (ii) made in an entity that subsequently becomes a Restricted Subsidiary, 100% of the Fair Market Value of such Restricted Investment as of the date such entity becomes a Restricted Subsidiary; plus
(D)    to the extent that any Unrestricted Subsidiary of the Company designated as such after the Effective Date is redesignated as a Restricted Subsidiary, or is merged, amalgamated or consolidated into the Company or a Restricted Subsidiary, or all of the assets of such Unrestricted Subsidiary are transferred to the Company or a Restricted Subsidiary, in each case, after the Effective Date, the Fair Market Value of the Company’s Restricted Investment in such Subsidiary as of the date of such redesignation, merger, amalgamation, consolidation or transfer of assets to the extent such investments reduced the restricted payments capacity under this clause (iii) and were not previously repaid or otherwise reduced; provided, however, that no amount will be included in Consolidated Net Income of the Company for purposes of the preceding clause (A) to the extent that it is included under this clause (D); plus
(E)    100% of any dividends or distributions received by the Company or a Restricted Subsidiary after the Effective Date from an Unrestricted Subsidiary to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Company for such period (excluding, for the avoidance of doubt, repayments of, or interest payments in respect of, any Permitted Investment pursuant to clause (16) of the definition thereof).
(iv)    the Consolidated Total Leverage Ratio of the Company and its Restricted Subsidiaries would not have been greater than 5.00:1.00 on a pro forma basis.
(b)    The preceding provisions will not prohibit the following (“Permitted Payments”):
(i)    the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or distribution or redemption payment would have complied with the provisions of this Agreement;
(ii)    the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or Subordinated Shareholder Funding or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from Section 6.03(a)(iii)(B);
(iii)    the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Borrowers or any Guarantor that is contractually subordinated to the Obligations or to any Guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;
(iv)    so long as no Default or Event of Default has occurred and is continuing, the purchase, repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any current or former officer, director, employee or consultant of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, restricted stock grant, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such purchased, repurchased, redeemed, acquired or retired Equity Interests may not exceed $25.0 million in the aggregate in any twelve-month period with unused amounts being carried over to any subsequent twelve-month period subject to a maximum aggregate amount of $50.0 million being available in any twelve-month period; and provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed the cash proceeds from the sale of Equity Interests of the Company or Subordinated Shareholder Funding, in each case, received by the Company during such twelve-month period, in each case to members of management, directors or consultants of the Company, any of its Restricted Subsidiaries or any of its direct or indirect parent companies to the extent the cash proceeds from the sale of such Equity Interests or Subordinated Shareholder Funding have not otherwise been applied to the making of Restricted Payments pursuant to Section 6.03(a)(iii) or clause (2) of this Section 6.03(b);
(v)    the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;
(vi)    so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary or any preferred stock of any Restricted Subsidiary issued on or after April 8, 2020 in accordance with Section 6.01;
(vii)    payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;
(viii)    the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of its Equity Interests (other than the Company or any Restricted Subsidiary) on no more than a pro rata basis;
(ix)    the making of (i) cash payments made by the Company or any of its Restricted Subsidiaries in satisfaction of the conversion obligation upon conversion of convertible Indebtedness issued in a convertible notes offering and (ii) any payments by the Company or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related capped call, hedge, warrant or other similar transactions (including for the avoidance of doubt, any payments due upon entering into such transactions);
(x)    with respect to any Tax period (i) in which any of the Restricted Subsidiaries are members of a consolidated, combined, unitary or similar income Tax group for U.S. federal or applicable state and local, or non-U.S. income Tax purposes (a “Tax Group”) of which a Parent Entity, or any Subsidiary of a Parent Entity, is a common parent, (ii) in which any Company is a member of a Tax Group of which a Parent Entity (other than such Company), or a Subsidiary of a Parent Entity (other than such Company), is the common parent, or (iii) for which a Restricted Subsidiary or Company is disregarded for U.S. federal income tax purposes as separate from a Parent Entity, or any Subsidiary of a Parent Entity that is a C corporation for U.S. federal income tax purposes, payments by each such Restricted Subsidiary or each such Company, as applicable, in an amount not to exceed the amount of its allocable share of any U.S. federal, state and/or local and/or foreign income Taxes, as applicable, of such Tax Group for such taxable period that are attributable to the income, revenue, receipts or capital of such Restricted Subsidiary or each such Company, as applicable, in an aggregate amount not to exceed the amount of such income Taxes that such Restricted Subsidiary or such Company, as applicable, would have paid had it been a standalone corporate tax payer or standalone corporate tax group (without duplication, for the avoidance of doubt, of any such Taxes paid by such Restricted Subsidiary or such Company, as applicable, directly to the relevant taxing authority);
(xi)    other Restricted Payments in an aggregate amount not to exceed $225.0 million since the Effective Date so long as, immediately after giving effect to such Restricted Payment, no Default or Event of Default has occurred and is continuing; and
(xii)    any additional Restricted Payments in an unlimited amount, so long as immediately after giving effect thereto and to any related transactions, the Consolidated Total Leverage Ratio of the Company and its Restricted Subsidiaries is not greater than 4.00 to 1.00 on a pro forma basis and no Event of Default has occurred and is continuing.
The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.
For purposes of determining compliance with this covenant, (1) in the event that a proposed Restricted Payment or Investment (or portion thereof) meets the criteria of one or more categories (or subparts thereof) of Permitted Payments or Permitted Investments, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be entitled to classify or re-classify such Restricted Payment (or portion thereof) based on circumstances existing on the date of such reclassification in any manner that complies with this covenant, and such Restricted Payment (or portion thereof) will be treated as having been made pursuant to the first paragraph of this covenant or such clause or clauses (or subparts thereof) in the definition of Permitted Payments or Permitted Investments, (2) the amount of any return of or on capital from any Investment shall be netted against the amount of such Investment for purposes of determining compliance with this covenant and (3) payments made among the Company and its Restricted Subsidiaries pursuant to the agreements, constituent documents, guarantees, deeds and other instruments governing the “dual listed company” structure of the Company shall not be deemed to be Restricted Payments.
Section 6.04.    Consolidations and Mergers Permitted Subject to Certain Conditions. Neither the Lead Borrower nor Carnival plc shall, directly or indirectly, consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets substantially as an entirety to another Person, unless:
(a)    immediately after giving effect to such transaction, no Default or Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing; and
(b)    (A) in case of the Borrowers, shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets substantially as an entirety to another Person, the Person formed by such consolidation or into which the applicable Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Borrower substantially as an entirety, in each case, if other than the Borrowers, shall expressly assume, by an Joinder hereto, executed and delivered to the Administrative Agent, in form reasonably satisfactory to the Administrative Agent, the due and punctual payment of the principal of (and premium, if any) and interest on the Obligations and the performance or observance of every covenant of this Agreement on the part of the Borrowers to be performed or observed; or (B) in case Carnival plc shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets substantially as an entirety to another Person, the Person formed by such consolidation or into which Carnival plc is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of Carnival plc substantially as an entirety shall (I) be the Lead Borrower or Carnival plc or (II) expressly assume, by a Joinder hereto, executed and delivered to the Administrative Agent, in form reasonably satisfactory to the Administrative Agent, the performance or observance of every covenant of this Agreement on the part of Carnival plc to be performed or observed; and
(c)    the Borrowers have delivered to the Administrative Agent an Officer’s Certificate, in a form reasonably acceptable to the Administrative Agent, stating that such consolidation, merger, conveyance, transfer or lease and Joinder complies with the foregoing provisions relating to such transaction.

Clause (a) of this Section 6.04 shall not apply to any conveyance, transfer or lease of all or substantially all of the Lead Borrower’s or Carnival plc’s (as applicable) properties and assets substantially as an entirety to, or merger or consolidation of the Lead Borrower or Carnival plc (as applicable) with or into (1) a Guarantor or (2) any other Affiliate solely for the purpose of reincorporating Lead Borrower or Carnival plc (as applicable) in another jurisdiction for tax reasons.
Section 6.05.    Asset Sales.
(a)    The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:
(i)    the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and
(ii)    at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof (which determination may be made by the Lead Borrower, at its option, either (x) at the time such Asset Sale is approved by the Lead Borrower’s Board of Directors or (y) at the time the Asset Sale is completed). For purposes of this clause (2), each of the following will be deemed to be cash:
(A)    any liabilities, as recorded on the balance sheet of the Company or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the Obligations or the Guarantees), that are assumed by the transferee of any such assets and as a result of which the Company and its Restricted Subsidiaries are no longer obligated with respect to such liabilities or are indemnified against further liabilities or that are otherwise retired or repaid;
(B)    any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of the Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion;
(C)    any Capital Stock or assets of the kind referred to in Section 6.2.5(b)(i) or (iii) of the Effective Date Existing 2020 Term Loan Facility;
(D)    Indebtedness (other than Indebtedness that is by its terms subordinated to the Obligations or the Guarantees) of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such

Asset Sale, to the extent that Carnival plc and each other Restricted Subsidiary are released from any Guarantee of such Indebtedness in connection with such Asset Sale;
(E)    consideration consisting of Indebtedness of the Company or any Guarantor received from Persons who are not the Company or any Restricted Subsidiary; and
(F)    consideration other than cash, Cash Equivalents or Replacement Assets received by the Company or any Restricted Subsidiary in Asset Sales with a Fair Market Value not exceeding $250.0 million in the aggregate outstanding at any one time.
Section 6.06.    Business of the Loan Parties and the Subsidiaries. Notwithstanding any other provisions of this Agreement, the Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, engage at any time in any business or business activity other than any business or business activity conducted by any of them on the Effective Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.
Section 6.07.    Limitation on Issuance of Guarantees of Indebtedness.
(a)    Subject to the Agreed Security Principles (as defined in the Existing 2020 Term Loan Facility and/or Existing 2023 Term Loan Facility, as applicable), the Intercreditor Agreement (as defined in the Existing 2020 Term Loan Facility and/or Existing 2023 Term Loan Facility, as applicable) and any Additional Intercreditor Agreement (as defined in the Existing 2020 Term Loan Facility and/or Existing 2023 Term Loan Facility, as applicable), the Company will not and will not permit any of its Restricted Subsidiaries (other than Immaterial Subsidiaries) that is not a Guarantor to Guarantee, directly or indirectly, the payment of any obligations of a Borrower or a Guarantor under a Credit Facility, the 2027 Convertible Notes, the Existing 2020 Term Loan Facility, the Existing 2023 Term Loan Facility, the Existing First-Priority Secured Notes, the Existing Unsecured Notes or any other Indebtedness of a Borrower or a Guarantor, in each case, having an aggregate outstanding principal amount in excess of $300.0 million unless such Restricted Subsidiary simultaneously executes and delivers a Joinder providing for the Guarantee of the payment of the Obligations by such Restricted Subsidiary which Guarantee will be senior to or pari passu with such Restricted Subsidiary’s Guarantee of such other Indebtedness and with respect to any Guarantee of Indebtedness that is expressly contractually subordinated in right of payment to the Obligations or to any Guarantee by such Restricted Subsidiary, any such Guarantee will be subordinated to such Restricted Subsidiary’s Guarantee at least to the same extent as such subordinated Indebtedness is subordinated to the Obligations.
This paragraph (a) will not be applicable to any Guarantees of any Restricted Subsidiary:

(i)    existing on the Effective Date;
(ii)    that existed at the time such Person became a Restricted Subsidiary if the Guarantee was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; or
(iii)    arising solely due to granting of a permitted Lien that would not otherwise constitute a Guarantee of Indebtedness of the Borrowers or any Guarantor.
Any additional Guarantee may be contractually limited as necessary to recognize certain defenses generally available to guarantors or sureties as a matter of applicable law (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) and other legal restrictions applicable to the Guarantors and their respective shareholders, directors and general partners.
(b)    Notwithstanding the foregoing, the Company shall not be obligated to cause such Restricted Subsidiary to guarantee the Obligations to the extent that such Guarantee by such Restricted Subsidiary would be inconsistent with the Intercreditor Agreement (as defined in the Existing 2020 Term Loan Facility and/or Existing 2023 Term Loan Facility, as applicable), any Additional Intercreditor Agreement (as defined in the Existing 2020 Term Loan Facility and/or Existing 2023 Term Loan Facility, as applicable) or the Agreed Security Principles (as defined in the Existing 2020 Term Loan Facility and/or Existing 2023 Term Loan Facility, as applicable) or would reasonably be expected to give rise to or result in (x) any liability for the officers, directors or shareholders of such Restricted Subsidiary, (y) any violation of applicable law that cannot be prevented or otherwise avoided through measures reasonably available to the Company or the Restricted Subsidiary or (z) any significant cost, expense, liability or obligation (including with respect to any Taxes) other than reasonable out-of-pocket expenses and other than reasonable expenses incurred in connection with any governmental or regulatory filings required as a result of, or any measures pursuant to clause (y) undertaken in connection with, such Guarantee which cannot be avoided through measures reasonably available to the Company or the Restricted Subsidiary.
Section 6.08.    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
(a)    Each Parent Company shall not, and shall not cause or permit any of its respective Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(i)    pay dividends or make any other distributions on its Capital Stock to its Parent Company or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the relevant Parent Company or any Restricted Subsidiary;
(ii)    make loans or advances to its Parent Company or any Restricted Subsidiary; or
(iii)    sell, lease or transfer any of its properties or assets to its Parent Company or any Restricted Subsidiary;
provided that (x) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock, (y) the subordination of (including the application of any standstill period to) loans or advances made to the relevant Parent Company or any Restricted Subsidiary to other Indebtedness incurred by the relevant Parent Company or any Restricted Subsidiary and (z) the provisions contained in documentation governing or relating to Indebtedness requiring transactions between or among the relevant Parent Company and any Restricted Subsidiary or between or among any Restricted Subsidiaries to be on fair and reasonable terms or on an arm’s-length basis, in each case, shall not be deemed to constitute such an encumbrance or restriction.
(b)    The provisions of Section 6.08(a) above shall not apply to encumbrances or restrictions existing under or by reason of:
(i)    agreements or instruments governing or relating to Indebtedness as in effect on the Effective Date (including pursuant to the 2027 Convertible Notes, the Existing 2020 Term Loan Facility, the Existing 2023 Term Loan Facility, the Existing First-Priority Secured Notes, the Existing Unsecured Notes, and the related documentation) and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially less favorable, taken as a whole, to the Lender with respect to such dividend and other payment restrictions than those contained in those agreements or instruments on the Effective Date (as determined in good faith by the Lead Borrower);
(ii)    this Agreement, the 2027 Convertible Notes, the Existing First-Priority Secured Notes, the Existing Unsecured Notes, the Existing 2020 Term Loan Facility, the Existing 2023 Term Loan Facility, the Intercreditor Agreement (as defined in the Existing 2020 Term Loan Facility and/or Existing 2023 Term Loan Facility, as applicable), any Additional Intercreditor Agreement (as defined in the Existing 2020 Term Loan Facility and/or Existing 2023 Term Loan Facility, as applicable) and the Security Documents (as defined in the Existing 2020 Term Loan Facility and/or Existing 2023 Term Loan Facility, as applicable);
(iii)    agreements or instruments governing other Indebtedness permitted to be incurred under Section 6.01 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the Company determines at the time of the incurrence of such Indebtedness that such encumbrances or restrictions will not adversely effect, in any material respect, the Borrowers’ ability to make principal or interest payments on the Obligations;
(iv)    applicable law, rule, regulation or order or the requirements of any license, authorization, concession or permit;
(v)    any agreement or instrument governing or relating to Indebtedness or Capital Stock of a Person acquired by the relevant Parent Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (other than any agreement or instrument entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred;
(vi)    customary non-assignment and similar provisions in contracts, leases and licenses entered into in the ordinary course of business;
(vii)    purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature set forth in Section 6.08(a)(iii) or any encumbrance or restriction pursuant to a joint venture agreement that imposes restrictions on the transfer of the assets of the joint venture;
(viii)    any agreement for the sale or other disposition of the Capital Stock or all or substantially all of the property and assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;
(ix)    Permitted Refinancing Indebtedness; provided that either (i) the restrictions contained in the agreements or instruments governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements or instruments governing the Indebtedness being refinanced or (ii) the Lead Borrower determines at the time of the incurrence of such Indebtedness that such encumbrances or restrictions will not adversely effect, in any material respect, the Borrowers’ ability to make principal or interest payments on the Advances;
(x)    Liens permitted to be incurred under Section 6.02 that limit the right of the debtor to dispose of the assets subject to such Liens;
(xi)    provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment or Permitted Investment) entered into with the approval of the Lead Borrower’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;
(xii)    restrictions on cash or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;
(xiii)    any customary Productive Asset Leases for Vessels and other assets used in the ordinary course of business; provided that such encumbrance or restriction only extends to the Vessel or other asset financed in such Productive Asset Lease;
(xiv)    any encumbrance or restriction existing with respect to any Unrestricted Subsidiary or the property or assets of such Unrestricted Subsidiary that is designated as a Restricted Subsidiary in accordance with the terms of this Agreement at the time of such designation and not incurred in contemplation of such designation, which encumbrances or restrictions are not applicable to any Person other than such Unrestricted Subsidiary or the property or assets of such Unrestricted Subsidiary; provided that the encumbrances or restrictions are customary for the business of such Unrestricted Subsidiary and would not, at the time agreed to, be expected to affect the ability of the Borrowers and the Guarantors to make payments under this Agreement;
(xv)    customary encumbrances or restrictions contained in agreements in connection with Hedging Obligations permitted under this Agreement;
(xvi)    the agreements, constituent documents, guarantees, deeds and other instruments governing the “dual listed company” structure of the Company; and
(xvii)    any encumbrance or restriction existing under any agreement that extends, renews, refinances, replaces, amends, modifies, restates or supplements the agreements containing the encumbrances or restrictions in the foregoing clauses (i) through (xvi), or in this clause (xvii); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement so extended, renewed, refinanced, replaced, amended, modified, restated or supplemented.
Section 6.09.    Financial Covenants.
(a)    Total Leverage Ratio. Commencing on the Testing Date for the fiscal quarter ending August 31, 2025, and on each Testing Date ending thereafter, the

Company shall not permit the ratio of the aggregate of all Borrowed Moneys (for the time being undischarged) to Consolidated Capital to be greater than 0.65 on any Testing Date.
(b)    Interest Coverage Ratio. Commencing on the Testing Date for the fiscal quarter ending August 31, 2025, and on each Testing Date ending thereafter, the Company shall not permit the ratio of EBITDA to Consolidated Net Interest Charges for the Carnival Corporation & plc Group for the Measurement Period ending on such Testing Date to be less than the relevant ratio below:

Testing Date	Interest Coverage Ratio
August 31, 2025	2.50
November 30, 2025	2.50
February 28, 2026 and thereafter	3.00

Section 6.10.    Suspension of Certain Covenants on Achievement of Covenant Fall-Away Event. If on any date following the Effective Date, (i)(x) both of the Effective Date Term Loan Credit Agreements are refinanced in full with any unsecured Indebtedness (whether in the form of loans or notes) and/or repaid in full with internally generated cash and all Liens on the assets and property securing the obligations under the Effective Date Term Loan Credit Agreements have been released and (y) no Default or Event of Default has occurred and is continuing or (ii) the Guarantee Fall-Away Event occurs (the occurrence of either of the events described in the foregoing clauses (i) and (ii) being referred to as a “Covenant Fall-Away Event”), automatically beginning on such date the Company and its Restricted Subsidiaries will no longer be subject to Sections 5.11, 6.01, 6.02(c), 6.03, 6.05, 6.07 and 6.08, regardless of whether the conditions set forth in clauses (i) and (ii) above continue to be satisfied.
ARTICLE VII

[RESERVED]
ARTICLE VIII

EVENTS OF DEFAULT
Section 8.01.    Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):
(a)    any representation or warranty made or deemed made by any Borrower or any other Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made and, to the extent capable of being cured, including by a restatement of any relevant financial statements, such false or misleading representation or warranty remains incorrect for a period of 30 days after notice thereof from the Administrative Agent to the Borrower;
(b)    default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; provided that, any such failure to pay such amounts when due caused solely by an administrative or technical error outside of the Company’s control (other than, for the avoidance of doubt, any failure due to a lack of funds or credit of any Borrower or any of their Affiliates) shall not be considered a Default or Event of Default if (i) the applicable Loan Parties have taken all reasonable steps to cause such applicable payments to be made and (ii) successful payment is made within three (3) Business Days of the date such payment was due and payable;
(c)    default shall be made in the payment of any interest on any Loan or in the payment of any Fee or any other amount (other than an amount referred to in paragraph (b) above) due under any Loan Document, when and as the same shall become due and payable and such amount is not paid within five Business Days of receipt of written notice from the Administrative Agent that it has not received such amount;
(d)    default shall be made in the due observance or performance of any covenant, condition or agreement contained in Sections 2.05(c), 5.01(a) (solely with respect to the Borrowers), 5.05(a) or 5.08 or in Article VI, unless the non-compliance is remedied within ten Business Days of (i) other than with respect to Section 5.05(a), the Administrative Agent giving notice of the non-compliance and requesting that such default be remedied and (ii) with respect to Section 5.05(a), the earlier of (x) the Administrative Agent giving notice of the non-compliance and requesting that such default be remedied and (y) the date on which a Responsible Officer of the Lead Borrower becomes aware of such non-compliance;
(e)    default shall be made in the due observance or performance by the Borrowers or any other Loan Party of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrowers;
(f)    (i) any event or condition occurs that results in any Material Indebtedness becoming (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due by reason of any default (however described); or (ii) the Borrowers or any of the Restricted Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided, that this clause (f) shall not apply to: (1) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness,

(2) customary termination events or similar events occurring under any Hedging Agreement that constitutes Material Indebtedness (other than any failure to make any payment required as a result of any such termination event or similar event), or (3) any breach or default that (A) has been remedied by the applicable Borrower or the applicable Restricted Subsidiary or (B) has been waived (including in the form of an amendment) by the required holders of the applicable item of Indebtedness and is no longer continuing, in each case, prior to any acceleration of Loans and Commitments pursuant to this Section 8.01; provided, further, that no Event of Default shall arise under this 8.01(f) where the Material Indebtedness in question is a Non-Recourse Financing Arrangement;
(g)    there shall have occurred a Change of Control;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrowers or any of the Material Subsidiaries, or of a substantial part of the property or assets of the Borrowers or any Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrowers or any of the Material Subsidiaries or for a substantial part of the property or assets of the Borrowers or any of the Material Subsidiaries or (iii) the winding-up or liquidation of the Borrowers or any Material Subsidiary (except, in the case of any Material Subsidiary, in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered. For sake of clarity, in the case of the Italian Guarantor this Section 8.01(h) includes, without limitation, any insolvency procedure pursuant to the Italian Legislative Decree No. 14 of 12th January 2019, as amended from time to time (such as liquidazione giudiziale, concordato preventivo, concordato nella liquidazione giudiziale, accordo in esecuzione di piano attestato di risanamento, accordo di ristrutturazione dei debiti, accordo di ristrutturazione con intermediari finanziari, convenzione di moratoria, piani attestati di risanamento) and any other particular insolvency procedure, including, but not limited to, liquidazione coatta amministrativa, amministrazione straordinaria, amministrazione straordinaria delle grandi imprese in crisi, domanda di “pre-concordato”, any procedura di risanamento or procedura di liquidazione pursuant to the Italian Legislative Decree No. 170 of 21 May 2004 and cessione dei beni ai creditori pursuant to article 1977 of the Italian Civil Code;
(i)    the Borrowers or any Material Subsidiary shall (1) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (2) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (3) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrowers or any of the Material Subsidiaries or for a substantial part of the property or assets of the

Borrowers or any Material Subsidiary, (4) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (5) make a general assignment for the benefit of creditors or (6) become unable or admit in writing its inability or fail generally to pay its debts as they become due;
(j)    the failure by the Borrowers or any Significant Subsidiary to pay any final and non-appealable judgments in excess of $100,000,000 (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 60 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrowers or any Material Subsidiary to enforce any such judgment;
(k)    (i) an ERISA Event or Foreign Plan Event shall have occurred or (ii) any other similar event or condition shall occur or exist with respect to a Pension Plan, Multiemployer Plan or Foreign Plan; and in each case in clauses (i) and (ii) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or
(l)    (i) any Loan Document shall for any reason be asserted in writing by the Borrowers or any Guarantor not to be a legal, valid and binding obligation of any party thereto, or (ii) the Guarantees pursuant to the Loan Documents by the Borrowers or any other Loan Party of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by the Borrowers or any other Loan Party not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof);
then, and in every such event (other than an event with respect to the Borrowers described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrowers, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) if the Loans have been declared due and payable pursuant to clause (ii) above, demand cash collateral pursuant to Section 2.05(j); and in any event with respect to the Borrowers described in paragraph (h) or (i) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for cash collateral to the full extent permitted under Section 2.05(j), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.
Section 8.02.    Right to Cure. Notwithstanding anything to the contrary contained in Section 8.01, in the event that the Borrowers fails (or, but for the operation of this Section 8.02, would fail) to comply with the requirements of Section 6.09 then, until the expiration of the tenth Business Day subsequent to the date of the certificate calculating such covenant is required to be delivered pursuant to Section 5.04(c), the Borrowers may, at their option, cure such non-compliance by:
(a)    In the case of a failure to comply with Section 6.09(a), ratably prepaying Revolving Facility Credit Exposure, (which, with respect to any issued but undrawn Letters of Credit, shall mean cash collateralizing such Letters of Credit in the manner provided in Section 2.05(j)), and following such prepayments, the total amount of such prepayments shall be subtracted from the Borrowed Moneys, as of the date of measurement; and/or
(b)    In the case of a failure to comply with Section 6.09(b), issuing Permitted Cure Securities for cash or otherwise receiving cash contributions to the capital of the Lead Borrower or Carnival plc (the “Cure Right”), and upon the receipt by the Lead Borrower or Carnival plc, as applicable, of such cash (the “Cure Amount”) pursuant to the exercise of such Cure Right, the ratio of EBITDA to Consolidated Net Interest Charges shall be recalculated giving effect to a pro forma adjustment by which EBITDA shall be increased with respect to such applicable quarter and any four quarter period that includes such quarter by the Cure Amount; provided, that, for purposes of complying with Section 6.09(b), (i) in each four-fiscal-quarter period there shall be at least one fiscal quarter in which the Cure Right is not exercised and (ii) the Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.09(b).
If, after giving effect to the transactions in paragraphs (a) and/or (b) of this Section 8.02, the Borrowers shall then be in compliance with the requirements of Section 6.09, then the Borrowers shall be deemed to have satisfied the requirements of the relevant Section(s) as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such Section(s) that had occurred shall be deemed cured for all purposes of this Agreement.
Section 8.03.    Application of Proceeds. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Company or the Required Lenders:
(a)    all payments received on account of the Obligations shall, subject to Section 2.22, be applied by the Administrative Agent as follows:
(i)    first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the

Administrative Agent payable under Section 10.05 and amounts pursuant to Section 2.12(c) payable to the Administrative Agent in its capacity as such);
(ii)    second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of L/C Disbursements, interest and Letter of Credit fees) payable to the Lenders and the Issuing Banks (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Banks payable under Section 10.05) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;
(iii)    third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed L/C Disbursements, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iii) payable to them;
(iv)    fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans and unreimbursed L/C Disbursements and any other amounts owing with respect to Obligations constituting Banking Services Obligations and Hedging Obligations (in the case of Banking Services Obligations and Hedging Obligations, so the extent the amount of such Obligations has been provided to the Administrative Agent) and (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrowers pursuant to Section 2.05 or 2.22, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Banks to cash collateralize Obligations in respect of Letters of Credit, (y) subject to Section 2.05 or 2.22, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this Section 8.03.
(v)    fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent, the Lenders and the Issuing Banks based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(vi)    finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by law; and

(b)    if any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
ARTICLE IX

THE AGENT
Section 9.01.    Appointment.
(a)    Each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents to which it is a party, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.
(b)    Each Lender (in its capacities as a Lender and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements and Banking Services Agreements)) irrevocably authorizes the Administrative Agent at its option and in its discretion, to release any Guarantor from its obligations under the Loan Documents if such person ceases to be a Subsidiary as a result of a transaction permitted hereunder or as otherwise expressly permitted under Section 10.18 of this Agreement. Upon request by an Agent, at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Loan Documents.
(c)    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent and any subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.
Section 9.02.    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.
Section 9.03.    Exculpatory Provisions. Neither any Agent or its Affiliates nor any of their respective officers, directors, employees, agents, attorneys in fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b)

the Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the person serving as the Administrative Agent or any of its Affiliates in any capacity and (c) the Administrative Agent shall not be liable for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with provisions hereof relating to Disqualified Lenders, and, without limiting the generality of the foregoing, the Administrative Agent and the Security Agent, as applicable, shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to such Agent by the Borrowers, a Lender or an Issuing Bank, stating that such notice is a “Notice of Default”. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) [reserved], or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 9.04.    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Credit Event, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to such Credit Event. The Administrative Agent may consult with legal counsel (including counsel to the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document (including with respect to any matter hereunder or under any other Loan Document that is subject to the Administrative Agent’s consent or approval) unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all of the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
Section 9.05.    Notice of Default. Consistent with Section 9.03, the Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, Issuing Bank or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent may give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or any other portion of the Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.
Section 9.06.    Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
Section 9.07.    Indemnification. The Lenders severally agree to indemnify the Administrative Agent and each Issuing Bank in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), in the amount of its pro rata share (based on its aggregate Revolving Facility Credit Exposure and unused Commitments hereunder; provided, that the aggregate principal amount of L/C Disbursements owing to any Issuing Bank shall be considered to be owed to the Revolving Facility Lenders ratably in accordance with their respective Revolving Facility Credit Exposure), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent or such Issuing Bank in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent or such Issuing Bank under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s or such Issuing Bank’s gross negligence or willful misconduct. The failure of any Lender to reimburse any Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent or such Issuing Bank, as the case may be, for such other Lender’s ratable share of such amount. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder, and the resignation or removal of any Agent or any Issuing Bank.
Section 9.08.    Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not the Administrative Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued, or Letter of Credit participated in, by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.
Section 9.09.    Successor Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Lead Borrower, to appoint a successor, which shall be a commercial banking institution having a combined capital and surplus of at least $500.0 million (or the equivalent in other currencies). If no such successor shall have been so appointed by the Required Lenders with the consent of the Lead Borrower and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, subject to the consent of such proposed successor Administrative Agent to such appointment. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    With effect from the Resignation Effective Date (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.05 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
Section 9.10.    Withholding Tax. To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting the obligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 9.10. For the avoidance of doubt, the term “Lender” shall include any Issuing Bank.
Section 9.11.    Agent and Arrangers. Neither the Joint Bookrunners, the Global Coordinator, the Co-Syndication Agents, the Co-Documentation Agents nor any of the Arrangers shall have any duties or responsibilities hereunder in its capacity as such. Without limiting any other provision of this Article, neither the Joint Bookrunners, the Global Coordinator, the Co-Syndication Agents, the Co-Documentation Agents nor any of the Arrangers in their respective capacities as such shall have or be deemed to have any fiduciary relationship with any Lender (including any Issuing Bank) or any other person by reason of this Agreement or any other Loan Document.
Section 9.12.    Acknowledgements of Lenders and Issuing Banks.
(a)    Each Lender and Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or Issuing Bank under this Section 9.12 shall be conclusive, absent manifest error.
(b)    Each Lender and Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment

Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender and Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)    The Borrowers and each other Loan Party hereby agree that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers or any other Loan Party for the purpose of making such erroneous Payment.
(d)    Each party’s obligations under this Section 9.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
(e)    The Lenders and Issuing Banks acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Loan Parties) between the Loan Parties and their Affiliates, on the one hand, and JPMCB and its Affiliates, on the other hand. Without limiting the foregoing, the Loan Parties or their Affiliates may provide information, including updates to previously provided information to JPMCB and/or its Affiliates acting in different capacities, including as lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Lenders and Issuing Banks acknowledge that neither JPMCB nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Loan Party, any Affiliate thereof or any other Person.
ARTICLE X

MISCELLANEOUS
Section 10.01.    Notices; Communications.
(a)    Except as provided in Section 10.01(b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or other electronic means as follows, as follows:
(i)    if to any Loan Party, to the address, telecopier number, electronic mail address or telephone number specified for such person on Schedule 10.01;
(ii)    if to the Administrative Agent or an Issuing Bank, to the address, telecopier number, electronic mail address or telephone number separately provided; and
(iii)    if to any Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
(b)    Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications.
(c)    Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.01(b) above shall be effective as provided in such Section 10.01(b).
(d)    Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.
(e)    Documents required to be delivered pursuant to Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 10.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Loan Parties post such documents, or provides a link thereto on the Loan Parties’ website on the Internet at the website address listed on Schedule 10.01, or (ii) on which such documents are posted on the Loan Parties’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (A) the Loan Parties shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrowers to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (B) the Loan Parties shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrowers shall be required to provide paper copies of the certificates required by Section 5.04(c) to the Administrative Agent. Except for such certificates required by Section 5.04(c), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Section 10.02.    Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Lenders of the Loans, the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Disbursement or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.16, 2.17 and 10.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

Section 10.03.    Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent and when the Administrative Agent shall have received copies of this Agreement which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrowers, each Issuing Bank, the Administrative Agent and each Lender and their respective permitted successors and assigns.
Section 10.04.    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) other than as permitted by Section 6.04, no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 10.04), and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)     (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender (such Lender, an “Assignor”) may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Borrowers; provided that no consent of the Borrowers shall be required if an Event of Default under Sections 8.01(b), (c), (h) or (i) has occurred and is continuing;
(B)    the Administrative Agent;
(C)    the Issuing Banks; and
(D)    the Swingline Lenders.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any

Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 in the case of Revolving Facility Loans or Revolving Facility Commitments, unless each of the Borrowers and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrowers shall be required if an Event of Default under Sections 8.01(b), (c), (h) or (i) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Approved Funds shall be treated as one assignment), if any;
(B)    the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, in each case, together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the discretion of the Administrative Agent);
(C)    the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms;
(D)    the Assignee shall not be (i) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (ii) a Disqualified Lender or (iii) the Borrowers or any of their Affiliates or Subsidiaries; and
(E)    the Assignee shall not be a Defaulting Lender, or a person who, upon becoming a Lender hereunder, would be a Defaulting Lender.
For the purposes of this Section 10.04, “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.04.
(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans and Revolving L/C Exposure owing to, each Lender pursuant to the terms of this Agreement from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms of this Agreement as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section, if applicable, and any written consent to such assignment required by paragraph (b) of this Section and any applicable tax forms, the Administrative Agent shall accept such Assignment and Acceptance and promptly record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b)(v).
(vi)    If the consent of the Borrowers to an assignment or to an Approved Fund is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in Section 10.04(b)(ii)(A)), the Borrowers shall be deemed to have given their consent ten Business Days after the date written notice thereof has been delivered by the Assignor (through the Administrative Agent or the electronic settlement system used in connection with any such assignment) unless such consent is expressly refused by the Borrowers prior to such tenth Business Day.
(c)    By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its applicable Commitment, and the outstanding balances of its Revolving Facility Loans, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrowers or any Subsidiary or the performance or observance by the Borrowers or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) the Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) the Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 (or delivered pursuant to Section 5.04), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) the Assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) the Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto; and (vii) the Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(d)     Any Lender may, with the consent (such consent not to be unreasonably withheld or delayed) of the Borrowers and the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to

Section 10.04(a)(i) or clauses (i), (ii), (iii), (iv), (v) or (vi) of the first proviso to Section 10.08(b) and (2) directly affects such Participant and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to paragraph (c)(ii) of this Section 10.04, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 2.17 (subject to the limitations and requirements of those Sections and Section 2.19 and it being understood that the documentation required under Section 2.17(e) shall be delivered solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.06 as though it were a Lender, provided that such Participant shall be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and each party hereto shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(i)    A Participant shall not be entitled to receive any greater payment under 2.14, 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent (which consent shall not be unreasonably withheld or delayed), which consent shall state that it is being given pursuant to this Section 10.04(d)(i); provided that each potential Participant shall provide such information as is reasonably requested by the Borrowers in order for the Borrowers to determine whether to provide their consent.
(e)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 10.04 shall not apply to any such pledge or assignment of a security interest;

provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
(f)    The Borrowers, upon receipt of written notice from any relevant Lender, agree to provide Notes to such Lender requiring Notes to facilitate transactions of the type described in paragraph (e) above.
(g)    Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrowers or the Administrative Agent. The Borrowers, each Lender and the Administrative Agent each hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.
Section 10.05.    Expenses; Indemnity.
(a)    Costs and Expenses. The Borrowers agree to pay (i) all reasonable and documented out-of-pocket expenses (including, without duplication of any amounts paid pursuant to Section 2.17, Other Taxes) incurred by the Administrative Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent in connection with the syndication of the Commitments or in the administration of this Agreement or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions of this Agreement or thereof (whether or not the Transactions hereby contemplated shall be consummated), including the reasonable fees, charges and disbursements of one primary counsel for the Administrative Agent and the Arrangers (which shall be Simpson Thacher & Bartlett LLP), and, if necessary, the reasonable fees, charges and documented out-of-pocket expenses and disbursements of one local counsel per jurisdiction, and (ii) all out-of-pocket expenses (including, without duplication of any amounts paid pursuant to Section 2.17, Other Taxes) incurred by the Administrative Agent and any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made or the Letters of Credit issued hereunder, including the fees, charges and disbursements of counsel for the Administrative Agent or, after any Event of Default under Section 8.01(b), (c), (h) (with respect to the Borrowers) or (i) (with respect to the Borrowers), counsel for the Lenders (in each case including any special and local counsel).

(b)    Indemnification by the Borrowers. The Borrowers agree to indemnify the Administrative Agent, the Arrangers, the Joint Bookrunners, each Issuing Bank, each Lender, each of their respective Affiliates and each of their respective directors, trustees, officers, employees, agents, trustees and advisors (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all Liabilities and related expenses, including reasonable counsel fees, charges and disbursements (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel with the Lead Borrower’s prior written consent (not to be unreasonably withheld), of another firm of counsel for such affected Indemnitee)) (except the allocated costs of in house counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrowers or any of their subsidiaries or Affiliates; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee (for purposes of this proviso only, each of the Administrative Agent, any Arranger, any Joint Bookrunner, any Issuing Bank or any Lender shall be treated as several and separate Indemnitees, but each of them together with its respective Related Parties, shall be treated as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrowers agree to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements (limited to not more than one counsel, plus, if necessary, one local counsel per jurisdiction) (except the allocated costs of in house counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of any Environmental Claim or Environmental Liability related in any way to the Borrowers or any of the Subsidiaries or its predecessors; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties. None of the Indemnitees (or any of their respective affiliates or any other Lender-Related Person) shall be responsible or liable to the Borrowers or any of their Subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages, which may be alleged as a result of the Facilities or the Transactions. The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.
(c)    Taxes. Except as expressly provided in Section 10.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.17, this Section 10.05 shall not apply to any Taxes (other than Taxes that represent losses, claims, damages, liabilities and related expenses resulting from a non-Tax claim), which shall be governed exclusively by Section 2.17 and, to the extent set forth therein, Section 2.15.
(d)    Waiver of Consequential Damages, Limitation of Liability, Etc. To the fullest extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against (x) any Indemnitee or (y) the Administrative Agent, any Arranger, any Joint Bookrunner, any Co-Syndication Agent, any Co-Documentation Agent, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee or Lender-Related Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. To the extent permitted by applicable law (i) (i) the Borrowers and any Loan Party shall not assert, and each Borrower and each Loan Party hereby waives, any claim against any Lender-Related Party for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet, any Approved Electronic Platform), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 10.05(e) shall relieve the Borrowers or any Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 10.05(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(e)    Survival. The agreements in this Section 10.05 shall survive the resignation or removal of the Administrative Agent or any Issuing Bank, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.
Section 10.06.    Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of the Borrowers or any Subsidiary against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document held by such Lender, such Issuing Bank or any such Affiliate, irrespective of whether or not such Lender, such Issuing Bank or any such Affiliate shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section 10.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender, such Issuing Bank or any such Affiliate may have. Each Lender, each Issuing Bank and each such Affiliate agrees to notify the Administrative Agent promptly after any such set off and application; provided that the failure to give such notice shall not affect the validity of such set off and application.
Section 10.07.    Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.
Section 10.08.    Waivers; Amendment.
(a)    No failure or delay of the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrowers or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b)    Subject to Section 2.14, neither this Agreement nor any other Loan Document nor any provision of this Agreement or thereof may be waived, amended or modified except (x) as provided in Section 2.21, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Administrative Agent party thereto and consented to by the Required Lenders; provided, however, that no such agreement shall and no such agreement shall be effective if it shall:
(i)    decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, or extend the stated expiration of any Letter of Credit beyond the applicable Revolving Facility Maturity Date, without the prior written consent of each Lender directly affected thereby, except as provided in Section 2.05(c); provided that any amendment to the financial covenant definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i),
(ii)    increase or extend the Commitment of any Lender or decrease the Facility Fees or L/C Participation Fees or other fees of any Lender without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Lender),
(iii)    extend any date on which payment of interest on any Loan or any L/C Disbursement or any Fees is due, without the prior written consent of each Lender adversely affected thereby,
(iv)    amend (x) the provisions of Section 8.03, or any analogous provision of any other Loan Document, in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby or (y) the provisions of Sections 2.09, 2.11 or 2.18 in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby,
(v)    amend or modify the provisions of this Section 10.08 or the definition of the terms “Required Lenders,” “Majority Lenders,” or any other provision of this Agreement specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Effective Date),
(vi)    release all or substantially all of the Guarantors from their respective Guarantees, unless, in the case of a Guarantor, all or substantially all the Equity Interests of such Guarantor is sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender,
(vii)    effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments of Lenders participating in any Facility differently from those of Lender participating in another Facility, without the consent of the Majority Lenders participating in the adversely affected Facility (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.11 so long as the application of any prepayment or Commitment reduction still required to be made is not changed), or
(viii)    effect any waiver, amendment or modification that by its terms contractually subordinates any Obligations in contractual right of payment to any other Indebtedness for borrowed money (any such other Indebtedness, to which obligations are subordinated “Senior Indebtedness”), unless each adversely affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are adversely affected thereby held by each Lender) of the Senior Indebtedness on the same terms (other than bona fide backstop fees, any arrangement or restructuring fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction, such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness and to the extent such adversely affected Lender decides to participate in the Senior Indebtedness, receive its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior Indebtedness pursuant to a written offer made to each such adversely affected Lender describing the material terms of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to each adversely affected Lender for a period of not less than five Business Days; provided that any subordination expressly permitted by the Loan Documents and any “debtor-in-possession” facility (or other financing of a similar nature in any other applicable jurisdiction to be incurred after a bankruptcy event of default) shall not be restricted by this clause (viii);
provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, a Swingline Lender or an Issuing Bank hereunder without the prior written consent of such Administrative Agent, such Swingline Lender or such Issuing Bank acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 10.08 and any consent by any Lender pursuant to this Section 10.08 shall bind any Assignee of such Lender.
(c)    [Reserved].
(d)    Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Facility Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
(e)    Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Lead Borrower and the Administrative Agent (in each case not to be unreasonably withheld, conditioned or delayed) to the extent necessary to integrate any Incremental Revolving Facility Commitments, Replacement Revolving Facility Commitments and/or Extended Revolving Facility Commitments in a manner consistent with Section 2.21, including, with respect to Other Incremental Revolving Loans or Other Revolving Loans, as may be necessary to establish such Revolving Facility Loans as a separate Class or tranche from the existing Revolving Facility Commitments.
Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation.
Section 10.09.    Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter of this Agreement. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter of this

Agreement is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, any fee letters previously entered into between the Administrative Agent, the Arrangers and the Joint Bookrunners shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto (and the Indemnitees) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
Section 10.10.    No Liability of the Issuing Bank. The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrowers shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrowers, to the extent of any direct, but not consequential, damages suffered by the Borrowers that the Borrowers prove were caused by (i) such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.
Section 10.11.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.
Section 10.12.    Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 10.13.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 10.03. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders and Issuing Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrowers or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender or Issuing Bank, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrowers and each Loan Party hereby (i) agree that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Issuing Banks, the Borrowers and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s, any Lender’s and/or any Issuing Bank’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrowers and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 10.14.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 10.15.    Jurisdiction; Forum; Consent to Service of Process.
(a)    Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction, except that each of the Loan Parties agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction), and (b) in any such action or proceeding brought against any Loan Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Loan Party from asserting or seeking the same in the New York Courts.

(b)    Waiver of Venue. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York Court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Service of Process. Each Loan Party irrevocably appoints National Registered Agents, Inc. at 875 Avenue of the Americas, Suite 501, New York, New York 10001 as its authorized agent (the “Process Agent”) on which any and all legal process may be served in any action, suit or proceeding brought in any New York Court. Each Loan Party agrees that service of process in respect of it upon the Process Agent, together with written notice of such service given to it in the manner provided for notices in Section 10.01, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Each Loan Party agrees that the failure of the Process Agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any such action, suit or proceeding based thereon. If for any reason the Process Agent named above shall cease to be available to act as such, each Loan Party agrees to irrevocably appoint a replacement process agent in New York City, as its authorized agent for service of process, on the terms and for the purposes specified in this paragraph (c). Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable law or to obtain jurisdiction over any party or bring actions, suits or proceedings against any party in such other jurisdictions, and in such matter, as may be permitted by applicable law.
Section 10.16.    Confidentiality. Each of the Lenders, each Issuing Bank and the Administrative Agent agrees that it shall maintain in confidence any information relating to any Loan Party and any Subsidiary furnished to it by or on behalf of such Loan Party or any Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, such Issuing Bank or such Agent without violating this Section 10.16 or (c) was available to such Lender, such Issuing Bank or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to such Loan Party or any other Subsidiary) and shall not reveal the same other than to its Related Parties with a need to know and any numbering, administration or settlement service providers or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the Financial Industry Regulatory Authority, (C) to

its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any pledgee under Section 10.04(e) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (or any of its Related Parties) (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), (F) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.16), (G) to any credit insurance provider relating to the Borrowers and their obligations (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 10.16) or (H) to a classification society or other entity which a Lender has engaged to make calculations necessary to enable that Lender to comply with its reporting obligations under the Poseidon Principles. In addition, the Administrative Agent, each Issuing Bank and each Lender may disclose the existence of this Agreement and customary information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent, the Issuing Banks and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents. The list of Disqualified Lenders may be disclosed, subject to an agreement containing provisions substantially the same as those of this Section 10.16, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement.
For the avoidance of doubt, nothing in this Section 10.16 shall prohibit any Person from voluntarily disclosing or providing any information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 10.16 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
Section 10.17.    Platform; Borrower Materials; Posting of Communications. The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(a)    Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrowers acknowledge and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the

Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrowers hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(b)    THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY JOINT BOOKRUNNER, ANY BOOKRUNNING MANAGER, ANY GLOBAL COORDINATOR, ANY CO-MANAGER, ANY CO-DOCUMENTATION AGENT, ANY CO-SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
“Communications” means, collectively, any notice, demand, communication, information, document, or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or Issuing Bank by means of electronic communications pursuant to this Section 10.17, including through an Approved Electronic Platform.
(c)    Each Lender and Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender or Issuing Bank for purposes of the Loan Documents. Each Lender and each Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(d)    Each of the Lenders, the Issuing Banks and the Borrowers agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(e)    Nothing herein shall prejudice the right of the Administrative Agent or any Lender or Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
(f)    The Borrowers and the other Loan Parties hereby acknowledge that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or any of their respective securities) (each, a “Public Lender”). The Borrowers hereby agree that (x) by marking Communications “PUBLIC”, the Borrowers shall be deemed to have authorized the Administrative Agent and the Lenders to treat the Communications as not containing any material non-public information with respect to the Borrowers or any of their respective securities for purposes of United States federal securities laws (provided, however, that to the extent such Communications constitute confidential Information, they shall be treated as set forth in Section 10.16); (y) all Communications marked “PUBLIC” are permitted to be made available through a portion of the Approved Electronic Platform designated as “Public Lender”; and (z) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Approved Electronic Platform not marked as “Public Lender.” Notwithstanding the foregoing, the following Communications shall be deemed to be marked “PUBLIC” unless the Borrowers notify the Administrative Agent promptly that any such document contains material non-public information: (1) the Loan Documents, (2) notification of changes in the terms of the Facility and (3) all information delivered pursuant to Section 5.04.
Section 10.18.    Release of Guarantees. The Lenders and Issuing Banks hereby irrevocably authorize the Administrative Agent to immediately and automatically release any Subsidiary Guarantor from its Guarantee upon (i) the consummation of any transaction not prohibited hereunder resulting in such Guarantor ceasing to constitute a Subsidiary or otherwise no longer being required to be a Guarantor hereunder, (ii) if the Lead Borrower designates such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Agreement, or (iii) the occurrence of the Guarantee Fall-Away Event, whether or not on the date of such release there may be any Swap Agreements or any Banking Service Agreement; provided that, in each case, Lead Borrower has delivered to the Administrative Agent an Officer’s Certificate stating that all conditions provided for in this Agreement relating to such release have been complied with. The Lenders and Issuing Banks hereby authorize and direct the Administrative Agent, without any recourse to or representation by it, to promptly take such action and execute any such documents as may be reasonably requested by the Lead Borrower and at the Lead Borrower’s expense to evidence such discharge and release.

Any Obligations under any Swap Agreement or Banking Services Agreement shall be guaranteed pursuant to the Loan Documents only to the extent that, and for so long as, the other Obligations are so guaranteed. No Person shall have any voting rights under any Loan Document solely as a result of the existence of Obligations owed to it under any Swap Agreement and/or any Banking Services Agreement. For the avoidance of doubt, no release of Guarantors effected in the manner permitted by this Agreement shall require the consent of, or notice to, any holder of Obligations under any Swap Agreement or any Banking Services Agreement.
Section 10.19.    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Loan Party in respect of any such sum due from it to any Agent or Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other person who may be entitled thereto under applicable law).
Section 10.20.    USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.
Section 10.21.    Waiver. The Lenders party hereto hereby waive down the notice period required under Clause 13.5 (Voluntary Cancellation) of the Existing Revolving Facility from three Business’ Days (as defined in the Existing Revolving Facility) to same day notice.
Section 10.22.    No Advisory or Fiduciary Responsibility In connection with all aspects of the Transactions contemplated hereby, the Borrowers acknowledge and agree that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the

Borrowers, the other Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, and the Borrowers and the other Loan Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrowers, any Loan Party or any of their respective Affiliates, stockholders, creditors or employees or any other person; (iii) none of the Administrative Agent, Global Coordinator, any Arranger or any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrowers or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent, any Arranger or any Lender has advised or is currently advising the Borrowers or any other Loan Party or their respective Affiliates on other matters) and none of the Administrative Agent, Global Coordinator, any Arranger or any Lender has any obligation to any of the Borrowers, the other Loan Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and the other Loan Parties and their respective Affiliates, and none of the Administrative Agent, Global Coordinator, any Arranger or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrowers and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Borrowers hereby agree that it will not claim that any of the Administrative Agent, the Arrangers, the Lenders or their respective affiliates has rendered advisory services of any nature or respect or owes any fiduciary duty to it in connection with any aspect of any transaction contemplated hereby.
Section 10.23.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 10.24.    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person becomes a Lender party hereto, and (y) covenants, from the date such Person becomes a Lender party hereto, to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Global Coordinator, the Arrangers, the Joint Bookrunners, the Co-Syndication Agents and each Co-Documentation Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) and (k) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person becomes a Lender party hereto, and (y) covenants, from the date such Person becomes a Lender party hereto, to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Global Coordinator, the Arrangers, the Joint Bookrunners, the Co-Syndication Agents and the Co-Documentation Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Administrative Agent, Global Coordinator, any Arranger, any Joint Bookrunner, any Co-Syndication Agent or any Co-Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)    The Administrative Agent, the Global Coordinator, each Arranger, each Joint Bookrunner, each Co-Syndication Agent and each Co-Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section 10.25.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE XI

GUARANTEES
Section 11.01.    Guarantees
(a)    The Guarantors, either by execution of this Agreement or a Joinder, fully and, subject to the limitations on the effectiveness and enforceability set forth in this Agreement or such Joinder, as applicable, unconditionally guarantee, on a joint and several basis to each Lender, each Issuing Bank and to the Administrative Agent and its successors and assigns on behalf of each Lender and each Issuing Bank, the full payment of the Obligations. The Guarantors further agree that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantors and that the Guarantors shall remain bound under this Article XI notwithstanding any extension or renewal of any Obligation. All payments under each Guarantee will be made in Dollars or an Alternative Currency, as applicable.
(b)    The Guarantors hereby agree that their obligations hereunder shall be as if they were each principal debtor and not merely surety, unaffected by, and irrespective of, any invalidity, irregularity or unenforceability of this Agreement, any failure to enforce the provisions of this Agreement, any waiver, modification or indulgence granted to the Borrowers with respect thereto by the Administrative Agent, the Lenders or the Issuing Banks, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor (except payment in full); provided that notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of the Guarantors increase the principal amount of an Advance or the interest rate thereon or change the currency of payment with respect to any Advance, or alter the Stated Maturity thereof. The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Borrowers, any right to require that the Administrative Agent pursue or exhaust its legal or equitable remedies against the Borrowers prior to exercising its rights under a Guarantee (including, for the avoidance of doubt, any right which a Guarantor may have to require the seizure and sale of the assets of the Borrowers to satisfy the outstanding principal of, interest on or any other amount payable under this Agreement prior to recourse against such Guarantor or its assets), protest or notice with respect to any Advance and all demands whatsoever, and each covenant that their Guarantee will not be discharged except by payment in full of the principal thereof and interest thereon or as otherwise provided in this Agreement, including Section 11.04. If at any time any payment of any Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrowers, the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or returns as though such payment had become due but had not been made at such times.
(c)    The Guarantors also agree to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent, any Lender or any Issuing Bank in enforcing any rights under this Section 11.01.
Section 11.02.    Subrogation
(a)    Each Guarantor shall be subrogated to all rights of the Lenders and the Issuing Banks against the Borrowers in respect of any amounts paid to such Lenders and/or Issuing Banks by such Guarantor pursuant to the provisions of its Guarantee.
(b)    The Guarantors agree that they shall not be entitled to any right of subrogation in relation to the Lenders and the Issuing Banks in respect of any Obligations guaranteed hereby until payment in full of all Obligations. The Guarantors further agree that, as between them, on the one hand, and the Lenders, the Issuing Banks and the Administrative Agent, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 8.01 for the purposes of the Guarantees herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Section 8.01, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 11.02.
Section 11.03.    [Reserved].
Section 11.04.    Limitation and Effectiveness of Guarantees. Each Guarantor and each Lender and Issuing Bank hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Administrative Agent, the Lenders, the Issuing Banks and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Agreement, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Agreement to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with accounting principles generally accepted in the United States.
Section 11.05.    Successors and Assigns. This Article XI shall be binding upon the Guarantors and each of their successors and assigns and shall inure to the benefit of the successors and assigns of the Administrative Agent, the Lenders and the Issuing Banks and, in the event of any transfer or assignment of rights by any Lender, or any Issuing Bank or the Administrative Agent, the rights and privileges conferred upon that party in this Agreement shall automatically extend to and be vested in such transferee or assigns, all subject to the terms and conditions of this Agreement.
Section 11.06.    No Waiver. Neither a failure nor a delay on the part of the Administrative Agent, the Lenders or the Issuing Banks in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Administrative Agent, the Lenders and the Issuing Banks herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.
Section 11.07.    Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent in accordance with Section 10.08, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstance.
Section 11.08.    Limitation on the Italian Guarantor’s Liability. Without prejudice to Section 11.04, the obligations of the Italian Guarantor under this Agreement shall be subject to the following limitations:
(a)    obligations of the Italian Guarantor shall not include, and shall not extend, directly or indirectly, to any indebtedness incurred by any obligor as borrower or as a guarantor in respect of any proceeds of the Loans, the purpose or actual use of which is, directly or indirectly:
(i)    the acquisition of the Italian Guarantor (and/or of any entity directly or indirectly controlling it), including any related costs and expenses;
(ii)    a subscription for any shares in the Italian Guarantor (and/or any entity directly or indirectly controlling it), including any related costs and expenses; or
(iii)    the refinancing thereof;
(b)    pursuant to Article 1938 of the Italian Civil Code, the maximum amount that the Italian Guarantor may be required to pay in respect of its obligations as Guarantor under this Agreement shall not exceed, at any given time, the lower of (i) $6,000,000,000, and (ii) the following amount: (1) the ratio between the net book value of the vessels owned by the Italian Guarantor and subject to mortgage to secure the indebtedness raised pursuant to the Secured Debt (which shall indicate, collectively (A) the 2028 First-Priority Secured Notes, (B) the Existing 2020 Term Loan Facility, (C) the Existing 2023 Term Loan Facility and (D) the 2029 First-Priority Secured Notes ((A), (B), (C) and (D), collectively, the “Secured Debt”)), divided by the net book value of all vessels owned by the Lead Borrower and the guarantors under the Secured Debt (including the Italian Guarantor) and subject to mortgage to secure the indebtedness raised pursuant to the Secured Debt, multiplied by (2) the amounts issued/drawn down and not repaid yet under the Secured Debt, the Existing Unsecured Notes, the 2027 Convertible Notes and this Agreement.
(c)    obligations of the Italian Guarantor shall not extend to the payment obligations of other entities which do not belong to the Italian Guarantor’s corporate group (gruppo di appartenenza) in the meaning of articles 1(e) of the decree of the Italian Ministry of Economy and Finance No. 53 of April 2, 2015.
[Remainder of page left blank intentionally; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.
CARNIVAL CORPORATION,
as the Lead Borrower
By:    /s/ Lourdes Suarez
Name: Lourdes Suarez
Title: Treasurer
CARNIVAL PLC
as the Co-Borrower

By:    /s/ Lourdes Suarez
Name: Lourdes Suarez
Title: Treasurer

[Signature Page – Credit Agreement]

COSTA CROCIERE S.P.A.,
as a Guarantor
By:    /s/ Enrique Miguez
Name: Enrique Miguez
Title: Director
GXI, LLC,
as a Guarantor
By: Carnival Corporation,
       its Sole Member
By:     /s/ Lourdes Suarez
Name: Lourdes Suarez
Title: Treasurer
HOLLAND AMERICA LINE N.V.,
as a Guarantor
By: SSC Shipping and Air Services (Curaçao) N.V., its Sole Director

By:    /s/ Rhona M.P. Mendez
    Name: Rhona M.P. Mendez
    Title: Managing Director

By:    /s/ Tara L. Cannegieter
    Name: Tara L. Cannegieter
    Title: Managing Director

[Signature Page – Credit Agreement]

CRUISEPORT CURAÇAO C.V.,
as a Guarantor

By: Holland America Line N.V., its General Partner

By: SSC Shipping and Air Services (Curaçao), N.V., its Sole Director

By:    /s/ Rhona M.P. Mendez
    Name: Rhona M.P. Mendez
    Title: Managing Director

By:    /s/ Tara L. Cannegieter
    Name: Tara L. Cannegieter
    Title: Managing Director

PRINCESS CRUISE LINES, LTD.,
as a Guarantor

By:    /s/ Daniel Howard
    Name: Daniel Howard
    Title: Senior Vice President, General Counsel & Assistant Secretary

SEABOURN CRUISE LINE LIMITED,
as a Guarantor

By: SSC Shipping and Air Services (Curaçao) N.V., its Sole Director

By:    /s/ Rhona M.P. Mendez
    Name: Rhona M.P. Mendez
    Title: Managing Director

By:    /s/ Tara L. Cannegieter
    Name: Tara L. Cannegieter

[Signature Page – Credit Agreement]

    Title: Managing Director

HAL ANTILLEN N.V.,
as a Guarantor

By:     SSC Shipping and Air Services (Curaçao) N.V., its Sole Director

By:    /s/ Rhona M.P. Mendez
    Name: Rhona M.P. Mendez
    Title: Managing Director

By:     /s/ Tara L. Cannegieter
    Name: Tara L. Cannegieter
    Title: Managing Director

[Signature Page – Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Lender, Swingline Lender and Issuing Bank
By:    /s/ Leonard Ho
Name: Leonard Ho
Title: Vice President

[Signature Page – Credit Agreement]

BANK OF AMERICA, N.A.,
as Lender, Swingline Lender and Issuing Bank
By:    /s/ Dylan Honza
Name: Dylan Honza
Title: Director
BARCLAYS BANK PLC,
as Lender, Swingline Lender and Issuing Bank
By:    /s/ Charlene Saldanha
Name: Charlene Saldanha
Title: Director
BNP PARIBAS,
as Lender, Swingline Lender and Issuing Bank
By:    /s/ James Goodall
Name: James Goodall
Title: Managing Director
By:    /s/ Kyle Fitzpatrick
Name: Kyle Fitzpatrick
Title: Director
Citibank N.A.,
as Lender, Swingline Lender and Issuing Bank
By:    /s/ Christopher J. Albano
Name: Christopher J. Albano
Title: Authorized Signatory

[Signature Page – Credit Agreement]

GOLDMAN SACHS BANK USA,
as a Lender
By:    /s/ Jonathan Dworkin
Name: Jonathan Dworkin
Title: Authorized Signatory
GOLDMAN SACHS LENDING PARTNERS LLC,
as Lender, Swingline Lender and Issuing Bank
By:    /s/ Jonathan Dworkin
Name: Jonathan Dworkin
Title: Authorized Signatory
Intesa Sanpaolo S.p.A., New York Branch,
as Lender
By:    /s/ Alessandro Toigo
Name: Alessandro Toigo
Title: Head of Corporate Desk
By:    /s/ Jennifer Feldman Facciola
Name: Jennifer Feldman Facciola
Title: Business Director
Lloyds Bank plc,
as Lender, Swingline Lender and Issuing Bank
By:    /s/ Lee Chester
Name: Lee Chester
Title: Associate Director

[Signature Page – Credit Agreement]

Mizuho Bank, Ltd,
as Lender, Swingline Lender and Issuing Bank
By:    /s/ Duncan Todd
Name: Duncan Todd
Title: Executive Director
MORGAN STANLEY BANK, N.A.,
as Lender
By:    /s/ Michael King
Name: Michael King
Title: Authorized Signatory
MORGAN STANLEY SENIOR FUNDING, Inc.,
as Lender, Swingline Lender and Issuing Bank
By:    /s/ Michael King
Name: Michael King
Title: Vice President
PNC Bank, National Association,
as Lender, Swingline Lender and Issuing Bank
By:    /s/ Gabriel Villar del Saz
Name: Gabriel Villar del Saz
Title: Vice President
Sumitomo Mitsui Banking Corporation,
as Lender and Swingline Lender and Issuing Bank
By:    /s/ Minxiao Tian
Name: Minxiao Tian
Title: Director

[Signature Page – Credit Agreement]

TRUIST BANK,
as Lender and Issuing Bank
By:    /s/ Jason Douglas
Name: Jason Douglas
Title: Director
Wells Fargo Bank, National Association,
as Lender, Swingline Lender and Issuing Bank
By:    /s/ Carl Hinrichs
Name: Carl Hinrichs
Title: Executive Director
BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,
as a Lender
By:    /s/ Brian Crowley
Name: Brian Crowley
Title: Managing Director
By:    /s/ Armen Semizian
Name: Armen Semizian
Title: Managing Director
Citizens Bank, N.A.,
as Lender
By:    /s/ Kenneth D. Stover
Name: Kenneth D. Stover
Title: Vice President

[Signature Page – Credit Agreement]

Commerzbank AG, New York Branch,
as Lender
By:    /s/ Robert Sullivan
Name: Robert Sullivan
Title: Director
By:    /s/ Jeff Sullivan
Name: Jeff Sullivan
Title: Director
Credit Agricole Corporate and Investment Bank,
as Lender
By:    /s/ Maxime Vittori
Name: Maxime Vittor
Title: Ship Finance, Associate, Shipping
Coordination
By:    /s/ Typhaine Hirgorom
Name: Typhaine Hirgorom
Title: Ship Finance, Managing Director, Head of Shipping Coordination
KfW IPEX-Bank GmbH,
as Lender
By:    /s/ Andre Tiele
Name: Andre Tiele
Title: Director
By:    /s/ Claudia Coenenberg
Name: Claudia Coenenberg
Title: Director

[Signature Page – Credit Agreement]

National Westminster Bank plc,
as Lender
By:    /s/ Peter Huish
Name: Peter Huish
Title: Managing Director
THE BANK OF NOVA SCOTIA,
as a Lender
By:    /s/ David Dewar
Name: David Dewar
Title: Director
BANCO SANTANDER, S.A., NEW YORK BRANCH, as Lender
By:    /s/ Andres Barbosa
Name: Andres Barbosa
Title: Managing Director
By:    /s/ Carolina Gutierrez
Name: Carolina Gutierrez
Title: Executive Director
DZ BANK AG Deutsche Zentral-Genossenschaftsbank, New York Branch,
as Lender
By:    /s/ Harry Moreno
Name: Harry Moreno
Title: Senior Vice President
By:    /s/ Donata Mylius
Name: Donata Mylius
Title: Vice President

[Signature Page – Credit Agreement]

THE HUNTINGTON NATIONAL BANK,
as Lender
By:    /s/ Matthew N. Walt
Name: Matthew N. Walt
Title: Director
Caixabank SA United Kingdom Branch,
as Lender
By:    /s/ Victor Granero
Name: Victor Granero
Title: Country Manager
By:    /s/ Sergi Periago
Name: Sergi Periago
Title: Head of Client Coverage

[Signature Page – Credit Agreement]